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                       PURCHASE AND MASTER LEASE AGREEMENT

                          Dated as of October 24, 1996


                                      Among


                         THE LESSORS REFERRED TO HEREIN

                                  (as Lessors),


                             NOVELLUS SYSTEMS, INC.

                                  (as Lessee),


                                       and


                     SUMITOMO BANK LEASING AND FINANCE, INC.

                           (as Agent for the Lessors)

                              (PROPERTY LOCATION:
                    CORNER OF 1ST ST. AND HEADQUARTERS DRIVE,
                              SAN JOSE, CALIFORNIA)

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          THIS PURCHASE AND MASTER LEASE AGREEMENT IS NOT INTENDED TO
          CONSTITUTE A TRUE LEASE FOR FEDERAL INCOME TAX PURPOSES.

                              TABLE OF CONTENTS**
SECTION 1.  Definitions; Interpretation....................................... 1

SECTION 2.  Representations and Warranties of Lessee..........................18
     (a)    Corporate Matters.................................................18
     (b)    Property Information Package......................................19
     (c)    Authorization; No Conflict........................................19
     (d)    Binding Agreement.................................................19
     (e)    Financial Statements..............................................19
     (f)    Litigation and Contingent Liabilities.............................19
     (g)    Title to Property.................................................20
     (h)    Liens.............................................................20
     (i)    Chief Executive Office............................................20
     (j)    ERISA.............................................................20
     (k)    Investment Company Act............................................21
     (l)    Public Utility Holding Company Act................................21
     (m)    Regulations G, T, U and X.........................................21
     (n)    Labor Controversies...............................................21
     (o)    Tax Status........................................................21
     (p)    No Default........................................................21
     (q)    Compliance with Applicable Laws...................................21
     (r)    Licenses, etc.....................................................21
     (s)    Intellectual Property.............................................22
     (t)    Subjection to Regulation..........................................22
     (u)    Impositions.......................................................22
     (v)    Insurance.........................................................22
     (w)    Brokers, etc......................................................22
     (x)    Security Interests................................................22
     (y)    Environmental.....................................................23
     (z)    No Burdensome Agreements..........................................23
     (aa)   Land Use Regulations..............................................24
     (bb)   Development Plans.................................................24
     (cc)   Utilities.........................................................24
     (dd)   Mechanics' Lien Claims............................................24
     (ee)   Permits and Licenses..............................................24
     (ff)   Defects...........................................................24
     (gg)   Notice From Insurance Carriers....................................24
     (hh)   Disclosure Generally..............................................25
     (ii)   Solvency..........................................................25

SECTION 3.  Conditions to Closing.............................................25

SECTION 4.  Purchase and Lease of Property....................................27
     (a)    Purchase by Lessor and Lease by Lessee............................27
     (b)    Each Lessor to Have an Undivided Interest.........................28

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**The Table of Contents does not form a part of this Agreement.

     (c)    Funding to Agent..................................................28
     (d)    Funding by Agent..................................................28
     (e)    Acknowledgment by Lessee of Acceptance and Suitability of
               Property.......................................................29
     (f)    Transfer to Lessee upon Failure to Fund...........................29

SECTION 5.  Payment Absolute, No Warranties...................................29

SECTION 6.  Lease Term........................................................32

SECTION 7.  Rent..............................................................33

SECTION 8.  Other Payments....................................................35

SECTION 9.  Restricted Use; Compliance with Laws..............................37

SECTION 10. Maintenance, Improvement and Repair of the Property...............38

SECTION 11. Insurance.........................................................40
     (a)    Liability Insurance...............................................40
     (b)    Property Insurance................................................40
     (c)    Approved Policies.................................................40
     (d)    Use of Insurance Proceeds.........................................41

SECTION 12. General Indemnity.................................................42

SECTION 13. Taxes.............................................................44

SECTION 14. Purchase Option and Termination Option............................46
     (a)    Purchase Option of Lessee.........................................46
     (b)    Termination Option of Lessee......................................46
     (c)    Failure of Sale...................................................48
     (d)    Procedures for Purchases..........................................48

SECTION 15. End of Term Options...............................................49

SECTION 16. Amendments........................................................49

SECTION 17. Loss of or Damage to Property.....................................50
     (a)    Risk of Loss......................................................50
     (b)    Repair of Damage; Use of Proceeds.................................50
     (c)    Event of Loss; Property Not Repaired..............................51
     (d)    Event of Loss; Property Repaired..................................51

SECTION 18. Surrender of Property.............................................53
     (a)    Surrender Upon Termination........................................53
     (b)    No Voluntary Surrender............................................53
     (c)    Removal of Lessee Property by Lessee..............................53
     (d)    Removal of Lessee's Property by Agent.............................53

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     (e)    Agent's Property..................................................53
     (f)    Agent's Actions on Property.......................................54
     (g)    No Duty if Liabilities Paid.......................................54

SECTION 19. Certain Covenants.................................................54
     (a)    Reports, Certificates and Other Information.......................54
     (b)    Mergers, Consolidations, Sales....................................55
     (c)    Compliance with Applicable Laws...................................56
     (d)    ERISA.............................................................56
     (e)    Corporate Existence and Franchises................................57
     (f)    Payment of Taxes..................................................57
     (g)    Other Agreements..................................................57
     (h)    Regulations G, T, U and X.........................................57
     (i)    Maintenance of Tangible Property..................................57
     (j)    Maintenance of Intangible Property................................57
     (k)    Sale of Stock of Subsidiaries.....................................58
     (l)    Transfer of Assets................................................58
     (m)    Discontinuance or Change of Business..............................58
     (n)    Accounting Change. ...............................................58
     (o)    Financial Ratios. ................................................58
     (p)    Financial Covenants in Financings.................................58
     (q)    Environmental Compliance..........................................59

SECTION 20. Events of Default.................................................60

SECTION 21. Rights upon Default...............................................63

SECTION 22. Lease Assignment and Subletting...................................67

SECTION 23. Sale of Rents, Assignments, Permitted Lessor Liens................67
     (a)    Sale of Rents.....................................................67
     (b)    Assignments.......................................................68
     (c)    Lessor Liens......................................................69
     (d)    Prohibited Assignees..............................................69

SECTION 24. Taxes.............................................................69

SECTION 25. Operating Lease...................................................69

SECTION 26. Notices and Requests..............................................69

SECTION 27. Right to Perform for Lessee.......................................70

SECTION 28. The Agent.........................................................70
     (a)    Appointment and Authorization.....................................70
     (b)    Agent and Affiliates..............................................70
     (c)    Action by Agent...................................................71
     (d)    Consultation with Experts.........................................71
     (e)    Liability of Agent................................................71
     (f)    Indemnification...................................................71

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     (g)    Failure to Act....................................................71
     (h)    Credit Decision...................................................71
     (i)    Resignation and Removal...........................................72
     (j)    Distributions.....................................................72
     (k)    Lessee Rights.....................................................72

SECTION 29. Security Interest; Further Assurances.............................72
     (a)    Security Interest.................................................72
     (b)    Further Assurances................................................73

SECTION 30. Miscellaneous.....................................................73

SCHEDULE I- Commitments.......................................................77

SCHEDULE II- Legal Description of Land........................................78

[Exhibits Follow]

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

                       PURCHASE AND MASTER LEASE AGREEMENT
                   (Corner of 1st St. and Headquarters Drive)


          PURCHASE AND MASTER LEASE AGREEMENT (this "LEASE" or this "AGREEMENT"), dated as of October 24, 1996, among each institution executing the signature pages hereto as a lessor and/or receiving an assignment of a lessor's interest from time to time pursuant to Section 23(b) hereof, for so long as such institution shall hold a lessor's interest hereunder (each, individually, a "LESSOR"; and, collectively, the "LESSORS"), NOVELLUS SYSTEMS, INC., a California corporation (the "LESSEE"), and SUMITOMO BANK LEASING AND FINANCE, INC., as agent for the Lessors (in its capacity as such, the "AGENT").

                         BACKGROUND AND RECITALS OF FACT

          1.   Lessee desires to lease the Property from the Lessors.

          2. On the Closing Date, the parties anticipate that, subject to the terms of this Agreement, (i) the Agent on behalf of the Lessors shall purchase from Zuken-Redac, Inc., a California corporation ("Seller") the Property to be leased hereunder pursuant to the Real Property Purchase and Sale Agreement and (ii) the Lessee shall lease such Property from the Lessors.

               NOW THEREFORE, the parties hereto hereby agree as follows:


          SECTION 1. DEFINITIONS; INTERPRETATION.

          In each Lease Document, unless the context otherwise requires:

          (a) any term defined below by reference to another instrument or document shall continue to have the meaning ascribed thereto whether or not such other instrument or document remains in effect;

          (b)  words importing the singular include the plural and vice versa;

          (c)  words importing a gender include any gender;

          (d) a reference to a part, clause, party, section, article, exhibit or schedule is a reference to a part and clause of, and a party, section, article, exhibit and schedule to, such Lease Document;

          (e) a reference to any statute, regulation, proclamation, ordinance or law includes all statutes, regulations, proclamations, ordinances or laws varying, consolidating or replacing them, and a reference to a statute includes all regulations, proclamations and ordinances issued or otherwise applicable under the statute;

          (f) a reference to a document includes an amendment or supplement to, or replacement or novation of, that document;

          (g) a reference to a party to a document includes that party's successors and permitted assigns;

          (h) where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purpose of this Agreement, such determination or calculation shall, at any time and to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP;

          (i) All covenants, representations and Events of Default contained herein shall be given independent effect, so that if any action or condition would violate any of such covenants, would breach any of such representations or would constitute any of such Event of Default, the fact that such action or condition would not violate or breach another covenant or representation or constitute another Event of Default shall not avoid the violation of such covenant or representation or such Event of Default; and

          (j)  the following terms have the meanings set forth below:

          "ACTIVE NEGLIGENCE" of an Indemnified Person means, and is limited to, the negligent conduct of activities actually on or about the Property by the Indemnified Person or its employees, agents or representatives in a manner that proximately causes actual bodily injury or property damage to be incurred. "Active Negligence" shall not include (1) any negligent failure of Lessor to act when the duty to act would not have been imposed but for Lessor's status as owner of the Property or as a party to the transactions described in this Lease, (2) any negligent failure of any other Indemnified Person to act when the duty to act would not have been imposed but for such party's contractual or other relationship to Lessor or participation or facilitation in any manner, directly or indirectly, of the transactions described in this Lease, or (3) the exercise in a lawful manner by Lessor (or any party claiming through or under Lessor) of any remedy provided herein, in the Real Property Purchase and Sale Agreement or the Security Agreement, at law, in equity or otherwise.

          "ADDITIONAL BASE RENT" means all amounts payable by the Lessee to the Agent for the account of the Lessors pursuant to Section 7(a)(ii) hereof.

          "ADDITIONAL RENT" means all amounts owed by Lessee to any Indemnified Person under any Lease Document, other than Base Rent and Additional Base Rent.

          "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through ownership of voting securities, by contract or otherwise.

          "AFTER TAX BASIS" means in respect of an amount (the "base amount") with respect to a Person, the base amount supplemented by a future payment, if necessary, to such Person such that, after reduction for all Taxes, if any, imposed on such Person in respect of the sum of the base amount and such future payment, and after giving effect to all current deductions and credits, if any, actually utilized by such Person with respect to the base amount or the event or circumstance giving rise thereto, shall be equal to the base amount.

          "AGENT'S REPRESENTATIONS" means, with respect to the Property being transferred by the Agent to Lessee or a third Person: (i) the Agent has not previously transferred title to such Property to any third Person; and (ii) such Property is free of Lessor Liens.

          "DEBT LESSOR COMMITMENT" means the amount set forth on Schedule I as the Debt Lessor Commitment.

          "EQUITY LESSOR COMMITMENT" means the amount set forth on Schedule I as the Equity Lessor Commitment.

          "APPLICABLE LAW" means all existing and future applicable laws, rules, regulations (including Environmental Laws) statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by, any Governmental Authority; and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to health, safety or the environment (including, without limitation, wetlands); and those pertaining to the construction, use or occupancy of the Property); and any restrictive covenant or deed restriction or easement of record affecting the Property.

          "APPRAISAL" means an appraisal, prepared by Appraiser, of the Property which in the judgment of counsel to the Agent, complies with all of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto, and all other Applicable Laws.

          "APPRAISER" means an independent appraiser of recognized national standing that is (i) selected by the Agent on behalf of the Lessors to perform any appraisal provided for hereunder and (ii) whose selection is consented to by Lessee (whose consent shall not be unreasonably withheld or delayed).

          "ASSIGNEE" has the meaning set forth in Section 23(b) hereof.

          "ASSIGNMENT" has the meaning set forth in Section 23(b) hereof.

          "ASSIGNMENT OF REAL PROPERTY PURCHASE AND SALE AGREEMENT" means an assignment in substantially the form attached hereto as Exhibit Q.

          "AUTHORIZED OFFICER" means, with respect to Lessee, the President, the Chief Executive Officer, the Chief Financial Officer, the Treasurer or any Assistant Treasurer thereof.

          "BASE RATE" means, for any day, a rate per annum equal to the higher of (i) the rate per annum established by Sumitomo Bank from time to time as the reference rate for short-term commercial loans in Dollars to domestic corporate borrowers (which Lessee acknowledges is not necessarily Sumitomo Bank's lowest rate), and (ii) the sum of 0.50% plus the Federal Funds Rate for such day.

          "BASE RATE PORTION" has the meaning set forth in the definition of Rent Period.

          "BASE RENT" means all amounts payable by the Lessee to the Agent for the account of the Lessors pursuant to Section 7(a)(i) hereof.

          "BUSINESS DAY" means any day other than a Saturday, a Sunday or other day on which banking institutions in New York, New York are authorized or required by law or regulation to close.

          "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System database.

          "CLOSING DATE" means October 24, 1996, or any other Business Day not later than October 24, 1996, agreed upon by the Agent and Lessee, in writing, to be the Closing Date.

          "CLOSING DATE NOTICE" means a notice substantially in the form of Exhibit C hereto, appropriately completed and signed by a Signing Officer of Lessee.

          "CLOSING FEE" means the fee payable to the Agent for the account of the Lessors on the Closing Date pursuant to a separate written agreement between Lessor and Lessee of even date herewith.

          "CODE" means the U.S. Internal Revenue Code of 1986, as amended and as in effect from time to time, and the regulations promulgated thereunder.

          "COLLATERAL" means all of Lessee's right, title and interest in and to each of the following, whether now existing or hereafter arising or acquired, and wherever located:

               (a)  the Property;

               (b) all reversions, remainders, rents, issues, profits and other benefits arising or issuing from, and all leases of, all or any portion of the Property;

               (c) all awards, damages, payments and other compensation (including but not limited to insurance proceeds) received by or payable to Lessee, and all claims of Lessee therefor and rights of Lessee thereto, which may result (i) from any Condemnation, (ii) from any damage, injury or destruction in any manner caused to the Property, or (iii) from any change of grade or vacation of any street abutting the Land;

               (d) all certificates of occupancy, other governmental permits, and all water stock appurtenant to the Land or any portion thereof;

               (e) all insurance policies required to be maintained under the terms of this Lease or any other Lease Document, or otherwise carried by Lessee covering the Property or any portion thereof, together with all unearned premiums paid thereon and all other benefits received or to be received therefrom;

               (h) all refunds of taxes, assessments, levies and other charges related to the Real Property, whether governmental or nongovernmental, and including but not limited to water and sewer rents and assessments on appurtenant water stock;

               (i) all contracts relating to the purchase, operation and maintenance of the Personal Property, including all warranties;

               (j) any rebate (excluding sales or use tax refunds to Lessee), offset or other similar rights under a purchase order, invoice or purchase agreement with any manufacturer or vendor of any Person to the extent such rebate relates to the Personal Property;

               (k) all books, manuals, logs, records, writings, databases, information and other property relating to, used or useful in connection with, evidencing, embodying or incorporating any of the foregoing, but specifically excluding the portions of any of the foregoing that constitute
(i) trade secrets,(ii) communications protected from disclosure by reason of an evidentiary privilege or (iii) information that Lessee is prohibited from disclosing by reason of a bona fide confidentiality agreement enforceable against Lessee by a Person that is not an Affiliate of Lessee; and

               (l) all products, accessions and proceeds of and from any and all of the foregoing Collateral (including proceeds which constitute property of the types described in clauses (a) through (k) above) and, to the extent not otherwise included, all payments under insurance (whether or not the Agent or any Lessor is the loss payee thereof), and any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.

          "COLLATERALIZATION" is defined in Section 19(r).

          "COMMITMENT" means, with respect to each Lessor, the amount set forth next to such Lessor's name on Schedule I hereto (as adjusted pursuant to Section 23(b) hereof).

          "COMMITMENT PERCENTAGE" means, with respect to each Lessor, the quotient (expressed as a percentage) of such Lessor's Commitment divided by the Total Commitment.

          "CONDEMNATION" means any condemnation, requisition, confiscation, seizure or other taking or sale of the use, access, occupancy, easement rights or title to the Property or any part thereof, wholly or partially (temporarily or permanently), by or on account of any actual or threatened eminent domain proceeding or other taking of action by any Person having the power of eminent domain, including an action by a Governmental Authority to change the grade of, or widen the streets adjacent to, the Property or alter the pedestrian or vehicular traffic flow to the Property so as to result in change in access to such Property, or by or on account of an eviction by paramount title or any transfer made in lieu of any such proceeding or action. A "Condemnation" shall be deemed to have occurred on the earliest of the dates that use, occupancy or title vests in the condemning authority.

          "CONSOLIDATED CURRENT ASSETS" shall mean all current assets of Lessee and its Subsidiaries determined on a consolidated basis.

          "CONSOLIDATED CURRENT LIABILITIES" shall mean all current liabilities of Lessee and its Subsidiaries determined on a consolidated basis.

          "CORPORATE TRANSACTION" has the meaning set forth in Section 19(b) hereof.

          "CUSTODIAN" has the meaning set forth in the Security Agreement.

          "DEBT" shall mean, with respect to any Person, without duplication,
(i) all items (excluding reserves for deferred income taxes) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of the date on which Debt is to be determined, (ii) all indebtedness secured by any Lien on any property or asset owned or held by such Person subject thereto, whether or not the indebtedness secured thereby shall have been assumed,
(iii) all indebtedness of others with respect to which such Person has become liable by way of a guarantee, and (iv) all outstanding letters of credit with respect to which, if drawn upon, such Person would have any repayment or reimbursement obligations other than Documentary Letters of Credit.

          "DEBT LESSOR" means a Lessor identified as a "Debt Lessor" in
Schedule I.

          "DEBT PORTION PROPERTY COST" means (a) the Property Cost times (b) the Debt Lessor Commitment divided by the Commitment.

          "DEBT SERVICE COVERAGE RATIO" means EBITDA divided by the sum of
(a) interest expense, (b) rent expense and (v) the current portion of Debt. Lessee's obligations under this Lease shall not be included in the computation of any component of Debt Service Coverage Ratio.

          "DEED" means a grant deed with respect to the real property comprising the Property, in conformity with Applicable Law and appropriate for recording with the applicable Governmental Authorities, conveying fee simple title to such real property to the Lessor, subject only to Permitted Liens and substantially in the form of Exhibit O to this Lease.

          "DEED OF TRUST" means a deed of trust with respect to the real property comprising the Property, in conformity with Applicable Law and appropriate for recording with the applicable Governmental Authorities, conveying bare legal title to such real property to the trustee named therein for the benefit of Agent (for the benefit of Lessors) as beneficiary thereunder, subject only to Permitted Liens and substantially in the form of Exhibit P to this Lease.

          "DE MINIMIS AMOUNT" means a cumulative amount not in excess of $100,000.

          "DOCUMENTARY LETTER OF CREDIT" shall mean a letter of credit issued for the account of Lessee or its Subsidiary in the ordinary course of business of Lessee or its Subsidiary to secure the deferred purchase price of goods.

          "DOLLARS" and "$" means lawful money of the United States.

          "EBITDA" shall mean, for any period, consolidated net income (or net loss) PLUS the sum of (a) interest expense, (b) income and franchise tax expense, (c) depreciation expense, (d) amortization expense, (e) extraordinary or unusual losses or other losses not incurred in the ordinary course of business included in the calculation of net income, (f) any non-cash charge against net income required to be recognized in connection with the issuance of capital stock to employees (whether upon lapse of vesting restrictions, exercise of employee options or otherwise), and (g) any non-cash charge against net income required to be recognized in connection with employee pension plans, LESS extraordinary or unusual gains or other gains not incurred in the ordinary course of business included in the calculation of net income.

          "ENVIRONMENT" means all air, surface water, groundwater, or land, including land surface or subsurface, including all fish, wildlife, biota and all other natural resources.

          "ENVIRONMENTAL AUDIT" means a "Phase One" environmental site assessment (the scope and performance of which meets or exceeds ASTM Standard Practice E1527-93 Standard Practice for Environmental Site Assessments:
Phase One Environmental Site Assessment Process) of the Property, dated not earlier than six months prior to the date of this Agreement.

          "ENVIRONMENTAL CLAIMS" means any and all administrative or judicial actions, suits, orders, claims, liens, notices, notices of violations, investigations, complaints, requests for information, proceedings, or other communication (written or oral), whether criminal or civil, (collectively "Claims") pursuant to or relating to any applicable Environmental Law by any person (including but not limited to any Governmental Authority and citizens' group) based upon, alleging, asserting, or claiming any actual or potential
(i) violation of or liability under any Environmental Law, (ii) violation of any Environmental Permit, or (iii) liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, property damage, personal injury, fines, or penalties arising out of, based on, resulting from, or related to the presence, or Release into the environment, of any Hazardous Materials at any location, including but not limited to any off-site location to which Hazardous Materials or materials containing Hazardous Materials were sent for handling, storage, treatment, or disposal.

          "ENVIRONMENTAL CLEANUP SITE" means any location which is listed or proposed for listing on the National Priorities List, on CERCLIS, or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding, or investigation related to or arising from any alleged violation of any Environmental Law or the presence or Release of a Hazardous Material.

          "ENVIRONMENTAL CONDITION" means the presence of a Hazardous Material at any property or facility which has or may result in or form the basis of an Environmental Claim.

          "ENVIRONMENTAL LAW" means any and all federal, state, local, and foreign laws, statutes, ordinances, orders, codes, rules, regulations, policies, guidance documents, judgments, decrees, injunctions, or agreements with any Governmental Authority, relating to the protection of health and the Environment and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, or Release of Hazardous Materials, whether now existing or subsequently amended or enacted, including but not limited to: the Clean Air Act, 42 U.S.C. Section 7401 ET SEQ.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C.
Section 9601 ET SEQ.; the Federal Water Pollution Control Act, 33 U.S.C.
Section 1251 ET SEQ.; the Hazardous Material Transportation Act 49 U.S.C.
Section 1801 ET SEQ.; the Federal Insecticide, Fungicide and Rodenticide Act 7 U.S.C. Section 136 ET SEQ.; the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. Section 6901 ET SEQ.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 ET SEQ.; the Occupational Safety & Health Act of 1970, 29 U.S.C. Section 651 ET SEQ.; the Oil Pollution Act of 1990, 33 U.S.C.
Section 2701 ET SEQ.; and the state analogies thereto, including but not limited to the California Underground Storage of Hazardous Substances Act, California Health & Safety Code Sections 25280 ET SEQ.; the California Hazardous Substances Account Act California Health & Safety Code Sections 25300 ET SEQ.; the California Hazardous Waste Control Act, California Health & Safety Code Sections 25100 ET SEQ.; the California Safe Drinking Water and Toxic Enforcement Act, California Health & Safety Code Sections 24249.5 ET SEQ.; the Porter-Cologne Water Quality Act California Water Code Sections 13000 ET SEQ., together with all administrative regulations promulgated under any of the foregoing, all as amended from time to time; and any common law doctrine, including but not limited to, negligence, nuisance, trespass, personal injury, or property damage related to or arising out of the presence, Release, or exposure to a Hazardous Material.

          "ENVIRONMENTAL PERMIT" means any federal, state or local, or foreign permit, license or authorization issued under or in connection with any Environmental Law.

          "EQUITY LESSOR" means a Lessor identified as an "Equity Lessor" in
Schedule I.

          "EQUITY PORTION PROPERTY COST" means (a) the Property Cost times
(b) the Equity Lessor Commitment divided by the Commitment.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

          "ERISA AFFILIATE" means each "person" (as defined in Section 3(9) of ERISA) which is under "common control" with the Lessee or any of its Subsidiaries (within the meaning of Section 414(b), (c), (m) or (o) of the
Code).

          "EUROCURRENCY LIABILITIES" has the meaning assigned thereto in Regulation D.

          "EUROCURRENCY RESERVE PERCENTAGE" means, with respect to any day, a percentage (expressed as a decimal) equal to the percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any marginal, supplemental or emergency reserve requirement) applicable to "Eurocurrency Liabilities" pursuant to Regulation D or any other then applicable regulation of said Board of Governors which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as presently defined in Regulation D.

          "EURO-DOLLAR BUSINESS DAY" means any Business Day on which dealings in euro-dollar deposits are generally carried on the London interbank market.

          "EURO-DOLLAR PORTION" has the meaning set forth in the definition of Rent Period.

          "EURO-DOLLAR RATE" means the mid-morning average of four banks' (selected by Agent) one-, three- or six-month LIBOR Rate appearing on the LIBO page published by Reuters Monitoring Systems (or Euro-Dollar Portion thereof) (in each case rounded upwards, if necessary, to the next higher 1/16th of 1%) on the day two Euro-Dollar Business Days preceding the first day of the term of that Rent Period (or Euro-Dollar Portion thereof); PROVIDED that the selection of a three- or six-month LIBOR Rate shall remain in effect as the Euro-Dollar Rate under this Lease until the expiration of the last day of the last Rent Period in effect during such term of such LIBOR Rate. In the event the Reuters quote is not available, the British Banker's Association's Interest Settlement Rate shall be used. If there is no published rate corresponding to a Rent Period (or Euro-Dollar Portion thereof), the rate for such Rent Period (or Euro-Dollar Portion thereof) shall be determined by interpolating on a straight-line basis from the published rate corresponding to a period nearest to but less than such Rent Period (or Euro-Dollar Portion thereof) and the published rate corresponding to a period nearest to but greater than such Rent Period (or Euro-Dollar Portion thereof).

          "EVENT OF DEFAULT" has the meaning set forth in Section 20 hereof.

          "EVENT OF LOSS" as to any Property means that such Property has been lost, stolen, destroyed, seized, Condemned, confiscated, eroded, subsided, lost by avulsion, rendered unfit for use or damaged beyond repair in the opinion of the Lessee or if the use of such Property by such Lessee in its regular course of business is prevented by the act of any third Person or Persons (including a governmental instrumentality) for a period exceeding 45 calendar days, or if any Property is attached and the attachment is not removed within 45 calendar days.

          "EXCLUDED TAXES" means Taxes which are either (i) imposed by the jurisdiction in which an Indemnified Person is organized, a taxing authority thereof or therein or by any other taxing authority as a result of such Indemnified Person's doing business or maintaining an office in such jurisdiction -- such as franchise taxes -- (other than any such taxes that the Indemnified Person establishes would not have been imposed but for (A) such Indemnified Person's having executed, or enforced, a Lease Document or
(B) any of the transactions to which Agent (on behalf of the Lessors) and Lessee are parties (excluding documentary transfer taxes and any increase, throughout the Lease Term only, in property taxes due to a "change in ownership" as defined in the California Revenue & Tax Code), whether contemplated herein or in the other Lease Documents) or (ii) imposed on, based on or measured by net income, capital or net worth of such Indemnified Person (other than Taxes that are, or are in the nature of, sales, use, rental, property or value added or similar taxes).

          "EXISTING SERVICE CONTRACT OBLIGATIONS" means the contractual rights and obligations transferred by Seller pursuant to the "Assignment of Service Contracts, Warranties and Guaranties and other Intangible Property" in the form attached as Exhibit I to the Real Property Purchase and Sale Agreement.

          "FAIR MARKET SALES VALUE" means the amounts, which in any event shall not be less than zero, that would be paid in cash in an arm's-length transaction between an informed and willing purchaser and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, for the ownership of all of the Property. The Fair Market Sales Value of the Property shall be determined based on the assumption that, except for purposes of Section 20 and Section 14(b) hereof, the Property is in the condition and state of repair required under Section 10 hereof and the Lessee is in compliance with the other requirements of the Lease Documents.

          "FEDERAL FUNDS RATE" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System (including any such successor, "H.15(519)") for that day opposite the caption "Federal Funds (Effective)". If on any relevant day such rate is not yet published in H.15(519), the rate for that day will be the rate set forth in the daily statistical release designated as the Composite 3:30 P.M. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 P.M. Quotations") for that day under the caption "Federal Funds Effective Rate". If on any relevant day the appropriate rate for such day is not yet published in either H.15(519) or the Composite 3:30 P.M. Quotations, the rate for such day will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m., New York time, on that day by each of three leading brokers of Federal funds transactions in New York City, selected by the Agent.

          "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

          "FISCAL YEAR" means a fiscal year of 12 calendar months which begins on January 1 and ends on December 31.

          "FIXTURES" means all materials, supplies, fixtures, fittings, appliances, apparatus, equipment, machinery, furnishings, furniture, carpets, drapes, inventory, chattels and other articles of personal property of any description, and replacements of any thereof, now or at any time hereafter owned by Lessee and affixed to or attached to or used in construction upon or used in any other way in connection with or located upon, under, within or deemed part of the Real Property.

          "FUNDED DEBT" shall mean (i) Indebtedness for Borrowed Money, excluding Debt subordinated to the obligations of Lessee under the Lease Documents in a manner satisfactory to the Agent; (ii) capital lease obligations; (iii) all guarantees, direct or indirect, except (a) those that guarantee financial obligations that would already be calculated in this definition and (b) guarantees of obligations arising under Operating Leases;
(iv) standby letters of credit except those financial obligations that would already be calculated in this definition; and (v) bankers' acceptances.

          "FUNDING" has the meaning set forth in Section 4(c) hereof.

          "FUNDING OFFICE" means, at any time with respect to any Lessor, the office of such Lessor at which it is booking or funding its Outstanding Investment, as set forth (i) opposite such Lessor's name in Schedule I to this Lease, (ii) in Annex I to the Assignment pursuant to which such Lessor became a Lessor, a copy of which has been delivered to the Lessee and the Agent, or (iii) in a written notice from such Lessor to the Lessee and the Agent advising each of a change in its Funding Office.

          "GAAP" means the generally accepted accounting principles consistently applied with the then effective principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors and successors.

          "GOVERNMENTAL AUTHORITY" means any federal, state, county, municipal or other governmental or regulatory authority, agency, board, body, commission, instrumentality, court or quasi-Governmental Authority.

          "GOVERNMENT SECURITIES" is defined in Section 19(r).

          "GROSS LEASE INVESTMENT BALANCE" means the Lease Investment Balance plus all then accrued and unpaid Base Rent and Additional Base Rent and other amounts then due under the Lease Documents.

          "GUARANTEED RESIDUAL VALUE" means the Guaranteed Residual Value for the Property set forth in the Lease Supplement.

          "GUARANTY" means any instrument or document by which a Person has directly or indirectly guaranteed (whether by discount or otherwise), endorsed (other than for collection or deposit in the ordinary course of business), discounted with recourse to such Person or with respect to which such Person is otherwise directly or indirectly liable for the indebtedness or obligations of any other Persons, including, without limitation, indebtedness in effect guaranteed by such Person through any agreement (contingent or otherwise) to (i) purchase, repurchase or otherwise acquire such indebtedness, (ii) provide funds for the payment or discharge of such indebtedness or any other liability of the obligor of such indebtedness (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (iii) maintain the solvency or other financial condition of the obligor of such indebtedness, or (iv) make payment for any products, materials, supplies, transportation or services pursuant to an agreement which requires such payment regardless of the non-delivery or non-furnishing thereof, if in any such case the purpose or intent of such agreement is to provide assurance that such indebtedness will be paid or discharged or that any agreements relating thereto will be complied with or that the holders of such indebtedness will be protected against loss in respect thereof.

          "HAZARDOUS MATERIAL" means petroleum and petroleum products, petroleum by-products, radioactive materials, asbestos, gasoline, diesel fuel, radon, urea formaldehyde, lead-containing materials, polychlorinated biphenyls, and any other material, gas or substance known or suspected to be toxic or hazardous which could cause a detriment to, or impair the beneficial use of, the Property, or constitute a health, safety or environmental risk to any occupant of the Real Property; and any other materials or substances defined as or included in the definition of "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," "regulated substances," "solid wastes," or "contaminants" under any applicable Environmental Law.

          "IMPROVEMENTS" means all buildings, structures, and other improvements of every kind existing at any time and from time to time on or under the Land, together with any and all appurtenances to such buildings, structures or improvements, including sidewalks, utility pipes, conduits and lines, parking areas and roadways, and including all Modifications and other additions to or changes in the Improvements at any time.

          "INDEBTEDNESS FOR BORROWED MONEY" means with respect to any Person, as of the date of determination thereof, (i) any and all of such Person's indebtedness for borrowed money (including, without limitation, indebtedness for borrowed money which is subordinated), (ii) any and all of such Person's conditional sale obligations, (iii) any and all indebtedness secured by any Lien with respect to any property or asset owned by such Person, regardless of whether the indebtedness secured thereby shall be of or shall have been assumed by such Person, and (iv) any and all indebtedness or obligations of any of the types described in the preceding clauses (i), (ii) and (iii) for which such Person is liable, directly or indirectly, under a Guaranty; PROVIDED, HOWEVER, that the obligations of a lessee under a true lease shall not constitute Indebtedness for Borrowed Money and any indebtedness incurred by such Person which by the terms of the related agreement is required to be used to retire a payment obligation to a trade creditor arising from the purchase by such Person of goods and services acquired for the purpose of resale in the ordinary course of such Person's business shall not constitute Indebtedness for Borrowed Money.

          "INDEMNIFIED PERSON" means each of the Agent, each Lessor, each of the respective Affiliates of the Agent and each Lessor and each of their respective successors, assigns, officers, directors, employees, counsel, servants, agents and other representatives.

          "INSURANCE REQUIREMENTS" means (i) all terms of any insurance policy covering or applicable to any item of Collateral, (ii) all requirements of the issuer of any such policy and (iii)
 all requirements of Applicable Law related to insurance of any Governmental Authority applicable to any item of Collateral, in each case where the failure to comply with (i), (ii) or (iii) above, individually or in the aggregate for all such failures, would be reasonably likely to result in a Material Adverse Effect.

          "INVESTMENT" in any Person shall mean:

               (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of such Person; and

               (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than any such advance, loan or extension of credit having a term not exceeding 120 days in the case of unaffiliated Persons and one year in the case of Lessee Affiliates representing the purchase price of inventory or supplies purchased in the ordinary course of business) or guarantee or assumption of, or other contingent obligation with respect to, Indebtedness for Borrowed Money or other liability of such Person; and

               (c) (without duplication of the amounts included in (a) and (b)) above any amount that may, pursuant to the terms of such investment, be required to be paid, deposited, advanced, loaned or extended to or guaranteed or assumed on behalf of such Person.

          "LAND" means the real property described on Schedule II hereto, and all easements and appurtenances thereto.

          "LEASE ASSIGNEE" is defined in Section 22.

          "LEASE ASSIGNMENT" is defined in Section 22.

          "LEASE DOCUMENTS" means, this Lease, the Deed, the Deed of Trust, the Lessor Documents, and each financing statement and other document or instrument delivered pursuant hereto or thereto.

          "LEASE INVESTMENT BALANCE" means, at any time, the Property Cost of such Property PLUS all fees and expenses of Lessee that Lessee elects to capitalize (subject to Agent's prior written consent) MINUS amounts previously paid to the Agent for the account of the Lessors in reduction thereof pursuant to Section 7(a)(ii) hereof.

          "LEASE SUPPLEMENT" means the form of "Lease Supplement" attached as Exhibit A hereto.

          "LEASE TERM" means the "Lease Term" as defined in Section 6.

          "LESSOR DOCUMENTS" means the Rent Purchase Agreement and the Security Agreement.

          "LESSOR LIENS" means Liens on any Property resulting from any act of, or claim against, the Agent in its individual capacity or as agent for the Lessors, not related to the transactions contemplated hereby, or arising out of a Tax payable by Agent and not indemnified by Lessee under this Lease.

          "LIABILITIES" means any and all of the Lessee's obligations to the Agent and the Lessors, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, which arise out of or in connection with this Agreement or any other Lease Document.

          "LIEN" means any lien, mortgage, security interest, chattel mortgage, pledge or other encumbrance (statutory or otherwise) of any kind securing satisfaction of an obligation, including any agreement to give any of the foregoing, any conditional sales or other title retention agreement, any lease in the nature thereof, and the filing of or the agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction or similar evidence of any encumbrance, whether within or outside the United States.

          "LITIGATION" means any litigation, proceeding (including, without limitation, any governmental proceeding or arbitration proceeding), claim, lawsuit and/or investigation (including, without limitation, any environmental litigation, proceeding, claim, lawsuit and/or investigation) pending or threatened against or involving Lessee or any Subsidiary or any of its or their businesses or operations.

          "MARGIN" shall mean thirty(30) basis points.

          "MATERIAL ADVERSE EFFECT", with respect to any occurrence, failure, act or omission of any nature, means, individually or in the aggregate, a materially adverse effect on, or an effect which would materially impair, (i) the ability of Lessee or any Subsidiary to conduct its business substantially as now conducted, (ii) the consolidated business, operations, prospects or financial condition of Lessee and its Subsidiaries, taken as a whole, (iii) the ability of Lessee to perform any of its obligations (including, without limitation, those under Section 15 hereof) under the Lease Documents, (iv) the validity or enforceability of any of the Lease Documents, (v) the priority or enforceability of any security interest, mortgage or deed of trust created thereby and intended to be perfected thereunder, (vi) the value or utility of the Property, or (vii) the ability of the Agent or the Lessors to exercise any of their rights or remedies under the Lease Documents.

          "MATERIAL LITIGATION" means any Litigation or development in any Litigation which could individually or in the aggregate have a Material Adverse Effect.

          "MEMORANDUM OF LEASE" means the form of Memorandum of Lease attached as Exhibit G hereto.

          "MODIFICATIONS" has the meaning set forth in Section 10(d) hereof.

          "MULTIEMPLOYER PLAN" shall mean any multiemployer plan (within the meaning of section 3(37) of ERISA) to which either the Lessee, any Subsidiary, or any ERISA Affiliate has an obligation to contribute.

          "NET WORTH" shall mean the aggregate amount, determined on a consolidated basis for Lessee and its Subsidiaries, of (a) capital stock (including paid-in capital but excluding any treasury stock, capital stock subscribed and unissued and other contra-equity accounts) and (b) retained earnings, less intangibles.

          "NON-UNITED STATES PERSON" has the meaning set forth in Section 13(c) hereof.

          "OPERATING LEASE" shall mean an operating lease as defined by GAAP.

          "OUTSTANDING INVESTMENT" means, with respect to any Lessor as of any date, the amount determined by multiplying (i) the Lease Investment Balance at such time by (ii) such Lessor's Commitment Percentage. The records of the Agent shall be conclusive in the absence of manifest error as to the Outstanding Investment of each Lessor.

          "OVERDUE RATE" shall mean, for any payment, a fluctuating rate per annum for each day equal to 2% per annum above the rate from time to time used to determine Base Rent pursuant to Section 7(a)(i), 7(b) or 7(c) hereof.

          "PERMITTED CONTEST" means actions taken by a Person to contest in good faith, by appropriate proceedings, the legality, validity or applicability to any Property or any interest therein of any Person of (a) any Lien; (b) any Tax; (c) any judgment, decree or order described in, but subject to the terms of, Section 9(f); or (d) any Applicable Law; PROVIDED, that the initiation of any such contest could not reasonably be expected to:
(i) result in, or materially increase the risk of, the imposition of any civil or criminal liability on any Indemnified Person; or (ii) result in a Material Adverse Effect; PROVIDED, FURTHER, that, in any event, adequate reserves are maintained in accordance with GAAP against any adverse determination of any such contest.

          "PERMITTED LESSOR LIENS" means any Lien (i) in favor of the Agent created by or arising under or in connection with this Lease or the other Lease Documents, (ii) for Taxes payable by the Agent which are not yet delinquent or are the subject of a Permitted Contest, (iii) of mechanics, materialmen, laborers, employees or suppliers and similar liens arising by operation of Applicable Law, incurred by the Agent in the ordinary course of business for sums (not involving any Debt) which are not yet delinquent or are the subject of a Permitted Contest, or (iv) arising out of any judgment or award against the Agent which has been adequately bonded to protect the Lessee's interests.

          "PERMITTED LIENS" shall mean:

          (a) any Liens for current Taxes not yet due and payable or being contested by a Permitted Contest;

          (b) Liens in favor of the Agent and created by or arising under or in connection with this Lease or the other
     Lease Documents;

          (c) Liens of mechanics, materialmen, laborers, employees or suppliers and similar liens arising by operation of Applicable Law, incurred by the Lessee in the ordinary course of business for sums (not involving any Debt) which are not yet delinquent or are the subject of a Permitted Contest,

          (d) Liens arising out of any judgment or award against the Lessee which have been adequately bonded to protect the Agent's interests (on behalf of the Lessors); and

          (e)  All other Liens approved by Agent in writing.

          "PERSON" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, limited liability corporation or partnership, joint venture, joint stock company, Governmental Authority or other entity of any kind.

          "PERSONAL PROPERTY" means:

               (a) all currently owned or hereafter acquired personal property necessarily incidental to the use or enjoyment of the Real Property subject to this Lease, and all additions and accessions thereto and replacements therefor;

               (b) all accounts, contract rights, general intangibles, warehouse receipts and other documents, instruments, and other rights to the payment of money or performance of services, now existing or hereafter arising, in any way relating to the acquisition, operation or sale of the Real Property, Fixtures, or any part thereof that is subject to this Lease, or the construction, sale, lease, operation or other disposition of any Improvements subject to this Lease, including without limitation construction and architects' contracts, plans and specifications, permits, licenses and approvals, engineering, consulting and management contracts, purchase agreements and deposits, and leases and lease deposits;

               (c) all choses in action, rights, claims and causes of action (accrued and hereafter accruing) against any Person to the extent the same arise out of or relate to the Property subject to this Lease or Lessee's rights in the Property subject to this Lease; and

               (d) all contract rights, development rights, development entitlements, the Existing Service Contract Obligations, and other general intangibles arising out of or pertaining to the use, occupancy or ownership of any of the Property subject to this Lease, including the right to use the name, tradename and/or style of the Property subject to this Lease.

          "PLAN" shall mean any employee benefit plan (within the meaning of section 3(3) of ERISA) maintained or contributed to by the Lessee, any Subsidiary, or any ERISA Affiliate, other than a Multiemployer Plan.

          "PROCEEDS" has the meaning set forth in Section 14(b)(iii)(x) hereof.

          "PROPERTY" means the Land, the Improvements, the Fixtures and the Personal Property.

          "PROPERTY COST", with respect to any Property means the amount of the acquisition cost of the Property as set forth in the Lease Supplement.

          "PROPERTY INFORMATION PACKAGE" has the meaning set forth in Section 2(b) hereof.

          "PURCHASE OPTION" has the meaning set forth in Section 15 hereof.

          "QUICK RATIO" means the sum of cash, short term investments, net accounts receivable and Government Securities pledged in accordance with
Section 19(r), divided by current liabilities.

          "REAL PROPERTY" means the Land, the Improvements and the Fixtures.

          "REAL PROPERTY PURCHASE AND SALE AGREEMENT" means the Real Property Purchase and Sale Agreement dated as of June 7, 1996, between Seller and Lessee as "Purchaser", to be assigned to Lessor as of the Closing Date.

          "RECEIVED REPORTS" means the written reports described on Exhibit U attached hereto.

          "RECONSTRUCTED PROPERTY" has the meaning set forth in Section 17(d) hereof.

          "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System.

          "RELEASE" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leachate, dumping or disposing of a Hazardous Material into the Environment.

          "RENT PAYMENT DATE" means the last day of each Rent Period.

          "RENT PERIOD" means:

     (1) to the extent that Property Cost is funded at the Euro-Dollar Rate pursuant to Section 7(a)(i) hereof, the period commencing initially on the Closing Date and ending at the end of the fifteenth day of the calendar month in which the Closing Date occurs and thereafter each period commencing on the day immediately succeeding the close of the immediately preceding Rent Period and ending one month thereafter; PROVIDED, that:

          (i) any Rent Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Rent Period shall end on the next preceding Euro-Dollar Business Day; and

          (ii) any Rent Period which begins on the last Euro-Dollar Business Day of the calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Rent Period) shall end on the last Euro-Dollar Business Day of a calendar month; and

     (2) to the extent that during any Rent Period the Property Cost is funded in whole or in part at the Base Rate pursuant to Section 7(b) or 7(c) hereof, then the Rent Period (as determined by paragraph (1) above in this definition of "Rent Period") shall consist of the following two portions, namely, the "Base Rate Portion" (which shall be the period during such Rent Period during which the provisions of Section 7(b) or 7(c) are applicable) and the "EURO-DOLLAR PORTION" (which shall be the period during such Rent Period during which the provisions of Section 7(b) or 7(c) are not applicable).

Notwithstanding the above, any Rent Period which would otherwise extend beyond the Termination Date shall end on the Termination Date.

          "RENT PURCHASE AGREEMENT" means the agreement substantially in the form attached hereto as Exhibit S.

          "RENT PURCHASER" has the meaning set forth in Section 23(a) hereof.

          "REPORTABLE EVENT" shall mean, with respect to any Single Employer Plan, an event described in section 4043(b) of ERISA, other than an event as to which the notice requirement is waived under applicable Pension Benefit Guaranty Corporation regulations.

          "REQUIRED LESSORS" means, as of any date of determination, with respect to any approval, action, waiver, direction or consent, Lessors whose Outstanding Investments aggregate at least 51% of Lease Investment Balance as of such date of determination.

          "REQUIRED MODIFICATION" has the meaning set forth in Section 10(d).

          "RISK AMOUNT" means, at any time in question, the result of subtracting Guaranteed Residual Value from Lease Investment Balance.

          "SALE NOTICE" has the meaning set forth in Section 14(b)(i) hereof.

          "SECURITY AGREEMENT" means the agreement substantially in the form attached hereto as Exhibit T.

          "SELLER" has the meaning set forth in paragraph 2 of the Recitals.

          "SELLER ANCILLARY TRANSFER DOCUMENTS" means, collectively, the documents to be delivered by the Seller pursuant to Section 7 of the Real Property Purchase and Sale Agreement.

          "SIGNING CERTIFICATE" means a certificate in the form of Exhibit M hereto executed by an Authorized Officer of Lessee and delivered to Agent at least five Business Days prior to the date on which Lessee wants Agent to rely thereon.

          "SIGNING OFFICER" means an officer of Lessee designated in the most recent Signing Certificate of Lessee.

          "SINGLE EMPLOYER PLAN" shall mean any Plan that is subject to Title IV of ERISA.

          "SUBORDINATED DEBT" means indebtedness of Lessee which is subordinated to the prior payment of the Liabilities on terms and conditions acceptable to the Agent; PROVIDED, that any payments of principal which are scheduled to occur prior to the last occurring Termination Date shall not constitute Subordinated Debt.

          "SUBSIDIARY" means a corporation of which Lessee and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of such corporation's directors.

          "SUMITOMO BANK" means The Sumitomo Bank, Limited.

          "TANGIBLE NET WORTH" shall mean the aggregate amount of the capital stock accounts (including paid-in-capital and excluding treasury shares) plus (or minus in the case of a deficit) the retained earnings of the Lessee determined on a consolidated basis, plus non-current financial obligations subordinated to payment of the obligations of Lessee under the Lease Documents in a manner satisfactory to the Agent.

          "TAXES" has the meaning set forth in Section 13(a) hereof.

          "TERMINATION DATE" means the date on which the lease of the Property hereunder terminates.

          "TERMINATION EVENT" shall mean (a) a Reportable Event, (b) the withdrawal by the Lessee or any ERISA Affiliate from a Single Employer Plan during a plan year in which it was a substantial employer (within the meaning of section 4001(a)(2) or 4062(e) of ERISA, (c) the termination of a Single Employer Plan, or the filing of a notice of intent to terminate a Single Employer Plan under section 4041(c) of ERISA, (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, a Single Employer Plan by the PBGC, (e) any other event or condition which could constitute grounds under section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Single Employer Plan, or (f) the imposition of a Lien pursuant to section 412 of the Code or section 302 of ERISA as to the Lessee or any ERISA Affiliate.

          "TERMINATION OPTION" has the meaning set forth in Section 14(b)(i) hereof.

          "TITLE COMPANY" means First American Title Insurance Company.

          "TOTAL CAPITALIZATION" shall mean Funded Debt plus Net Worth.

          "TOTAL COMMITMENT" means the amount set forth as the Total Commitment on Schedule I hereto.

          "UCC" shall mean the Uniform Commercial Code, as in effect from time to time in any applicable jurisdiction.

          "UNMATURED EVENT OF DEFAULT" means any event which if it continues uncured will, with lapse of time or notice or lapse of time and notice, constitute an Event of Default.


          SECTION 2. REPRESENTATIONS AND WARRANTIES OF LESSEE.

          The Lessee represents, warrants and covenants to the Lessors that, except as expressly set forth in the Received Reports:

          (a) CORPORATE MATTERS. Lessee and each Subsidiary (i) are duly incorporated and validly existing corporations in good standing under the laws of their state of incorporation, (ii) have full power, authority and legal right to own and operate their properties and conduct their business as currently conducted and, in the case of Lessee, to execute, deliver and perform its obligations under the Lease Documents, (iii) are duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which their ownership or leasing of properties or the conduct of their business requires such qualification, except where the failure so to qualify would not result in a Material Adverse Effect, and (iv) in the case of Lessee, has obtained all necessary consents, licenses, authorizations or approvals of, and exemptions by, such Governmental Authorities as may be necessary to authorize the execution, delivery and performance of the Lease Documents, except where the failure so to obtain the same would not result in a Material Adverse Effect.

          (b) PROPERTY INFORMATION PACKAGE. Lessee has furnished to the Agent a schedule describing the Land and all existing Improvements thereon and thereto to be purchased by the Lessors and leased by the Lessors to Lessee pursuant to Section 4 hereof and specifically including all of the items set forth on Exhibit N hereto (the "PROPERTY INFORMATION PACKAGE"); and all information contained in the Property Information Package is true and complete.

          (c) AUTHORIZATION; NO CONFLICT. The execution, delivery and performance of the Lease Documents by Lessee (i) are within its corporate powers, (ii) have been duly authorized by all necessary corporate action,
(iii) do not require any governmental approval, consent, filing, recording, notice or other action which has not been previously obtained and remains in full force and effect, (iv) do not and will not contravene or conflict with any provision of Applicable Law or of Lessee's charter or by-laws, and (v) do not and will not contravene or conflict with, or cause any Lien to arise under, any provision of any agreement binding upon Lessee, any Subsidiary of Lessee or any of their respective properties.

          (d) BINDING AGREEMENT. This Agreement is a legal, valid and binding obligation of Lessee, enforceable against Lessee in accordance with its terms, except as such enforcement may be limited by the application of bankruptcy, moratorium, reorganization or other similar laws affecting the rights of creditors generally or by general principles of equity (whether or not a proceeding is brought in a court of law or equity). Each of the other Lease Documents to be executed by Lessee, when duly executed and delivered by Lessee, will be a legal, valid and binding obligation of Lessee, enforceable against Lessee in accordance with its terms, except as such enforcement may be limited by the application of bankruptcy, moratorium, reorganization or other similar laws affecting the rights of creditors generally or by general principles of equity (whether or not a proceeding is brought in a court of law or equity).

          (e) FINANCIAL STATEMENTS. (i) Lessee has furnished to the Agent true and correct copies of Lessee's audited consolidated financial statements as at December 31, 1995 and unaudited consolidated financial statements as at March 31, 1996 and June 30, 1996. Such financial statements have been prepared in conformity with GAAP (subject to normal recurring accruals and adjustments in the case of such unaudited consolidated financial statements, and subject to the information set forth in the footnotes to such audited consolidated financial statements), and fairly present the financial condition of Lessee and its Subsidiaries as at such dates and the results of their operations for the periods then ended.

               (ii) Since the dates of the financial statements referred to in Section 2(e)(i) hereof, there has been no Material Adverse Effect.

          (f) LITIGATION AND CONTINGENT LIABILITIES. No Material Litigation is pending or, to the knowledge of Lessee, threatened against Lessee or any Subsidiary not provided for or disclosed in the financial statements referred to in Subsection (e) hereof. Neither Lessee nor any of its Subsidiaries has any contingent liabilities (other than any liability incident to such Material Litigation) not provided for or disclosed in the financial statements referred to in Subsection (e) hereof which could result in a Material Adverse Effect.

          (g)  TITLE TO PROPERTY.

               (i) Effective as of the Closing Date, immediately prior to the transfer to Lessor, Seller will own and hold marketable title to the Property, free and clear of all liens (including, without limitation, Liens), covenants, conditions, restrictions, rights of way, easements, and encumbrances of any kind or character whatsoever, except for the Permitted Liens. Without limiting the generality of the foregoing, there are no unrecorded easements affecting the Real Property known to Lessee, no encroachments on the Real Property by improvements on adjoining property, and no encroachments by the Improvements on any adjoining property, easements or public or private streets.

               (ii) Excluding the Property and any other real property leased from Agent, as agent, Lessee and its Subsidiaries own and hold good and marketable title to all of their respective material property, including their respective assets and property reflected in the financial statements referred to in Section 2(e) hereof or acquired since such dates (other than assets and property sold or disposed of in the ordinary course of business), free and clear of any Lien except those referred to in Section 2(h) hereof.

          (h) LIENS. Excluding the Property, none of the assets of Lessee or any Subsidiary is subject to any Lien, except any Permitted Lien.

          (i) CHIEF EXECUTIVE OFFICE. The location of the principal place of business and chief executive office of Lessee is as follows: 3970 North First Street, San Jose, California 95134.

          (j) ERISA. (i) Each Plan has been maintained and operated in all material respects in accordance with all applicable laws, including ERISA and the Code, and each Plan intended to qualify under section 401(a) of the Code so qualifies. No Reportable Event has occurred in the last five years, and the present value of all benefits under all Single Employer Plans (based on those assumptions used to fund such Single Employer Plans) did not, in the aggregate, as of the last annual valuation date applicable thereto, exceed the actuarial value of the assets of such Single Employer Plans allocable to such benefits. No material liability has been, and no circumstances exist pursuant to which any material liability could be, imposed upon the Lessee or any ERISA Affiliate (i) under sections 4971 through 4980B of the Code, sections 502(i) or 502(l) of ERISA, or under Title IV of ERISA with respect to any Single Employer Plan or Multiemployer Plan, or with respect to any plan heretofore maintained by the Lessee or any ERISA Affiliate, or any entity that heretofore was an ERISA Affiliate, (ii) for the failure to fulfill any obligation to contribute to any Multiemployer Plan, or (iii) with respect to any Plan that provides post-retirement welfare coverage (other than as required pursuant to Section 4980B of the Code). Neither the Lessee nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated.

               (ii) The execution, delivery and performance of the Lease Documents and the consummation of the transactions contemplated hereby and thereby will not involve any "prohibited transaction" within the meaning of ERISA or the Code.

          (k) INVESTMENT COMPANY ACT. Neither Lessee nor any Subsidiary is an "investment company" nor a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          (l) PUBLIC UTILITY HOLDING COMPANY ACT. Neither Lessee nor any Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (m) REGULATIONS G, T, U AND X. Lessee is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System. None of Lessee or any Affiliate of Lessee or any Person acting on their behalf has taken or will take action to cause the execution, delivery or performance of this Agreement, the other Lease Documents, the transactions contemplated hereby or the use of proceeds of the sale of the Property to the Lessor to violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

          (n) LABOR CONTROVERSIES. There are no labor controversies pending or threatened against Lessee or any of its Subsidiaries which, if adversely determined, could have a Material Adverse Effect.

          (o) TAX STATUS. (i) All tax returns, reports and forms required to be filed with any domestic or foreign taxing authority in connection with any activities or assets of Lessee or any Subsidiary have been filed, except where the failure to file any such return, report or form would not have any Material Adverse Effect.

               (ii) All Taxes required to be paid with respect to the activities or assets of Lessee and its Subsidiaries have been duly paid or provisions deemed appropriate were made by Lessee and its Subsidiaries, on the books and records therefor, except such amounts (1) as are subject to a Permitted Contest or (2) the non-payment of which would not have a Material Adverse Effect.

          (p) NO DEFAULT. No event has occurred and no condition exists which, upon the execution and delivery of this Agreement or upon the consummation of the transactions to occur on any Closing Date, will constitute an Event of Default or Unmatured Event of Default.

          (q) COMPLIANCE WITH APPLICABLE LAWS. Lessee and its Subsidiaries are in compliance with the requirements of all Applicable Laws, a breach of which might result in a Material Adverse Effect.

          (r) LICENSES, ETC. Neither Lessee nor any of its Subsidiaries has failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its respective properties or to the conduct of its respective business, which violation or failure to obtain might result in a Material Adverse Effect.

          (s) INTELLECTUAL PROPERTY. There are no patents, patent rights, trademarks, service marks, trade names, copyrights, licenses or other intellectual property rights with respect to the Property, or proprietary, patented or patentable modifications or parts used in connection with the Property, the absence of which would have a Material Adverse Effect. Lessee owns and uses the Property free from known conflicts with the rights of others.

          (t) SUBJECTION TO REGULATION. Neither the Agent nor any Lessor will, solely by reason of entering into the Lease Documents or the consummation and performance of the transactions contemplated thereby (other than upon the exercise of remedies under the Lease and without regard to any business in which the Agent or any Lessor may presently be engaged, including the banking business), (i) become subject to ongoing regulation by any Governmental Authority as a company engaged in the business of Lessee in any jurisdiction or (ii) become subject to any other ongoing regulation of its operations by any Governmental Authority (other than any taxing authority).

          (u) IMPOSITIONS. No Tax (other than such payments contemplated by Sections 7(a)(iii), 13, 14, 17, 19 and 29 hereof) shall result from the transfer, delivery or leasing of any Property (or any interest therein) as contemplated by the Lease Documents, except such Taxes that have been paid in full on or prior to such Closing Date.

          (v) INSURANCE. All insurance coverages required by Section 11 of this Lease are in full force and effect and there are no past due premiums in respect of any such insurance. Lessee and its Subsidiaries have at their own cost and expense obtained in commercially reasonable kind and form and with financially sound and reputable insurers, all risk of physical loss or damage insurance covering the assets of Lessee and its Subsidiaries wherever the same may be located, insuring against the risks of fire, explosion, theft and such other risks as are prudently insured against by corporations engaged in the same business and similarly situated with Lessee and its Subsidiaries (and specifically including vandalism, malicious mischief coverage, loss overboard and breakage), in an amount usually carried by corporations engaged in the same business and similarly situated with Lessee and its Subsidiaries.

          (w) BROKERS, ETC. Lessee has not engaged or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker, finder, investment banker, agent or in any other like capacity in connection with any of the Lease Documents or the transactions contemplated thereby, except for Lund Financial Corporation, for whose commission Lessee shall be liable solely.

          (x)  SECURITY INTERESTS.

               (i) Assuming the Memorandum of Lease and the Deed of Trust are recorded in the office of the county recorder of the county in which the Land is located, the Agent, on behalf of the Lessors, will have a first priority perfected lien in Lessee's interest in the Real Property free and clear of all Liens other than Permitted Liens.

               (ii) Assuming the UCC-1 financing statements referred to in Section ? hereof are filed in the offices of the California Secretary of State, the Agent, on behalf of the Lessors, will have a first priority perfected security interest in the Personal Property free and clear of all Liens other than Permitted Liens.

          (y) ENVIRONMENTAL. (i) Lessee and its Subsidiaries are in compliance with all applicable Environmental Laws and Environmental Permits, and to Lessee's knowledge, no circumstances exist that would prevent or interfere with such compliance during the term of the Lease, except to the extent that any such non-compliance, individually or in the aggregate, would not have a Material Adverse Effect;

               (ii) Lessee and its Subsidiaries have obtained all Environmental Permits required for the occupancy and operation of their property, equipment, and facility, except to the extent that any such failure to obtain such Environmental Permits, individually or in the aggregate, would not have a Material Adverse Effect;

               (iii) there are no past, pending, or threatened Environmental Claims against Lessee or its Subsidiaries, and Lessee is not aware of any facts or circumstances which could reasonably be expected to form the basis for any Environmental Claim against Lessee or its Subsidiaries, except to the extent that any such Environmental Claims if adversely decided, individually or in the aggregate, would not have a Material Adverse Effect;

               (iv) except as expressly set forth in the Environmental Audit and on Exhibit R, no Hazardous Materials are present, no Releases of Hazardous Materials have occurred at, from, in, on, under, to, or adjacent to the Property during such time as Lessee has been in possession of the Property, and to Lessee's knowledge, no Releases of Hazardous Materials have ever occurred at, from, in, on, under, to, or adjacent to the Property;

               (v) Lessee and its Subsidiaries have not transported, disposed of, or arranged for the treatment, storage, handling or disposal of any Hazardous Materials at any off-site location which is an Environmental Cleanup Site;

               (vi) No facility or property now owned, operated or leased by Lessee or its Subsidiaries is or was previously an Environmental Cleanup Site; and no facility or property previously owned, operated or leased by Lessee or its Subsidiaries was an Environmental Cleanup Site during the time of Lessee's ownership.

               (vii) There are no Liens arising under or pursuant to Environmental Law on any property, facility, or equipment currently owned, operated or leased by Lessee or its Subsidiaries, and there are no facts, circumstances or conditions that could reasonably be expected to result in the imposition of such a Lien; and

               (viii) Costs of compliance with applicable Environmental Laws and Environmental Permits in connection with the Property or Lessee's or its Subsidiaries' operations, are not expected to materially increase during the term of this Lease.

          (z) NO BURDENSOME AGREEMENTS. Neither Lessee nor any Subsidiary is a party to or bound by any agreement or instrument or subject to any corporate or other restriction, the performance or observance of which now has or, as far as Lessee or any Subsidiary can reasonably foresee, may have a Material Adverse Effect.

          (aa) LAND USE REGULATIONS. The present use and operation of the Real Property is authorized under existing Applicable Laws and other land use regulations applicable to the Real Property, and to Lessee's knowledge there is no present plan, study or effort by any Governmental Authority or any private party or entity which in any way adversely affects or would adversely affect the continued authorization of the present use and operation of the Real Property; there are no legal actions pending or to Lessee's knowledge threatened against the Property, nor, to Lessee's knowledge are there any violations of Applicable Laws, affecting or arising out of the use, operation or occupancy of the Property by Persons other than Lessee or its Affiliates; there are no legal actions pending or to Lessee's knowledge threatened against the Lessee or any of its Affiliates, nor, are there any violations of Applicable Laws, affecting or arising out of the use, operation or occupancy of the Property by Lessee or any of its Affiliates;

          (bb) DEVELOPMENT PLANS. There are no existing or, to Lessee's knowledge, proposed or contemplated plans to widen, modify or realign any street or highway, or any existing or, proposed or contemplated eminent domain proceedings that would adversely affect the Property; and, there are no intended public improvements which would result in any charge being levied or assessed against, or in the creation of any lien upon, the Property.

          (cc) UTILITIES. Water, sewage disposal, gas and electrical facilities and utilities are available to or at the boundaries of the Land adequate for the present and future anticipated use of the Land and that are in accordance with all applicable laws, statutes, ordinances, rules, and regulations of all public or quasi-public authorities having or claiming jurisdiction over these utilities or facilities.

          (dd) MECHANICS' LIEN CLAIMS. There are no claims for labor performed for or materials furnished to or with respect to the Land that could give rise to a mechanics' or materialmen's lien on the Land or any portion thereof.

          (ee) PERMITS AND LICENSES. Lessee holds all permits, governmental approvals and licenses necessary to own, occupy and operate the Land as its is currently being used. Lessee has not received any notice of revocation or non-renewal of any such permits or licenses. Lessee shall not modify or rescind any of the permits and licenses, and shall use its best efforts to obtain any renewal or extension of such permits and licenses as may be required by Applicable Law in the ordinary course of business. Lessee has taken no action, and no condition presently exists arising out of the Lessee's activities in connection with the operation of the Land, that would preclude transfer and/or issuance of any such permits or licenses.

          (ff) DEFECTS. To Lessee's knowledge there are no defects in the Land that would require the expenditure of more than a De Minimis Amount to repair or correct. Lessee has received no written notice from any governmental authority, any insurance company or any board of fire underwriters, or other body exercising similar functions with respect to the need for any material repairs or corrections to the Land.

          (gg) NOTICE FROM INSURANCE CARRIERS. Lessee has not received any written notice from any insurance carrier which has issued a policy of insurance with respect to the Land of any defects or deficiencies or requesting the performance of any repairs, alterations or other work with respect to the Land.

     (hh) DISCLOSURE GENERALLY. The representations and statements made by or on behalf of Lessee in connection with this Lease, including representations and statements in each of the Lease Documents, do not contain any untrue statement of a material fact or omit to state a material fact or any fact necessary to make the representations made not materially misleading. No written information, exhibit, report or financial statement furnished by Lessee to Agent or any Lessor in connection with this Lease, or any Lease Document, contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

     (ii) SOLVENCY. Lessee is, and after giving effect to the transactions contemplated hereby, will be, Solvent. "Solvent" means that the aggregate present fair saleable value of Lessee's assets is in excess of the total amount of its probable liability on its existing debts as they become absolute and matured, Lessee has not incurred debts beyond its foreseeable ability to pay such debts as they mature, and Lessee has capital adequate to conduct the business it is presently engaged in or is about to engage in.

     SECTION 3. CONDITIONS TO CLOSING. The obligation of the Lessors to acquire the Property to be purchased and leased on the Closing Date is subject to: (I) receipt of a Closing Date Notice for the Closing Date at least five Euro-Dollar Business Days prior to the Closing Date; (II) performance by the Lessee of all of its obligations under this Lease required to be performed on and as of the Closing Date; (III) the fact that no Event of Loss has occurred with respect to any of the Property to be purchased and leased on the Closing Date; and (IV) the satisfaction of the following further conditions:

          (a) receipt by the Agent on behalf of the Lessors of the Assignment of Real Property Purchase and Sale Agreement duly executed by the Lessee;

          (b) receipt by the Agent on behalf of the Lessors of the Deed and the Seller Ancillary Transfer Documents duly executed (and notarized, where applicable) by the Seller;

          (c) on and as of the Closing Date no Event of Default or Unmatured Event of Default shall have occurred and be continuing;

          (d) the representations and warranties contained in this Lease and the other Lease Documents which have then been executed and delivered by the Lessee shall be true on and as of the Closing Date as though made on and as of the Closing Date, the Lessors shall have good and marketable title to the Property to be purchased and leased on the Closing Date, free and clear of any and all Liens other than Permitted Liens;

          (e) receipt by the Agent on behalf of the Lessors of certified copies of all corporate action taken by the Lessee to authorize the execution, delivery and performance of this Lease and the other Lease Documents delivered on the Closing Date, good standing certificates of the Lessee in its state of incorporation and in states where Lessee is required to qualify to do business, together with a certificate of the Secretary or Assistant Secretary of Lessee as to the charter, by-laws of Lessee and such other corporate documents and other papers as the Agent may reasonably request;

          (f) on the Closing Date the filing for recording of the Memorandum of Lease in the office of the county recorder of the county in which the Land is located shall have duly occurred, or the same shall have been delivered to Title Company with recording instructions satisfactory to the Agent;

          (g) on the Closing Date the filing for recording of the Deed of Trust in the office of the county recorder of the county in which the Land is located shall have duly occurred, or the same shall have been delivered to Title Company with recording instructions satisfactory to the Agent;

          (h) on the Closing Date all filings or recordings necessary or advisable, in the opinion of the Agent (including, but not limited to, filings of UCC-1 financing statements in the office of the California Secretary of State) to perfect the right, title and interest of the Agent on behalf of the Lessors in and to the Personal Property purchased and leased on the Closing Date shall have been duly made (or duly executed and appropriately completed UCC-1 financing statements shall have been delivered to a filing service satisfactory to the Agent with filing instructions satisfactory to the Agent);

          (i) receipt by the Agent on behalf of the Lessors of opinion of Morrison & Foerster LLP, special counsel for the Lessee, dated the Closing Date, and substantially in the form included in Exhibit F hereto (the Lessee hereby instructing such counsel so to deliver such opinion to the Agent);

          (j) receipt by the Agent on behalf of the Lessors of the evidence of insurance referred to in Section 11(e) hereof;

          (k) receipt by the Agent on behalf of the Lessors of a certificate, dated the Closing Date, of a duly Authorized Officer of Lessee as to the incumbency, and setting forth a specimen signature, of each of the persons (i) who has signed this Lease on behalf of Lessee; (ii) who will sign the other applicable Lease Documents on behalf of Lessee; and (iii) who will, until replaced by other persons duly authorized for that purpose, act as the representatives of Lessee for the purpose of signing documents in connection with the Lease Documents and the transactions contemplated hereby;

          (l) receipt by the Agent on behalf of the Lessors of a certificate, dated the Closing Date, of an Authorized Officer of Lessee stating that the representations and warranties contained in
     Section 2 hereof are true and correct on and as of the Closing Date as though made on and as of the Closing Date;

          (m) receipt by the Agent on behalf of the Lessors of such other documents and information with respect to the matters contemplated hereby as the Agent or any Lessor may reasonably request;

          (n) on the Closing Date, the Lessee shall have paid to the Agent for the account of the Lessors (pro rata according to their respective Commitment Percentages) a fee equal to 0.45% of the Commitment on the Closing Date;

          (o) on the Closing Date, the Lessee shall have paid, or reimbursed the Agent, for all costs and expenses (including without limitation the fees of counsel in the amount of $50,000, and disbursements of counsel) incurred by it in connection with the negotiation, execution and delivery hereof and of the other Lease Documents on the transactions occurring on the Closing Date; provided, however, at Lessee's option (to be elected in writing prior to the Closing Date), the same may be capitalized and added to the Lease Investment Balance;

          (p) Agent shall have received on behalf of the Lessors an Appraisal in form and substance satisfactory to Agent, as to the Fair Market Sales Value of the Property as of the Closing Date and as of the end of the Lease Term;

          (q) Agent shall have received on behalf of the Lessors an Environmental Audit of the Real Property in form and substance acceptable to Agent in its sole and absolute discretion; Agent acknowledges receipt and approval of both the Phase I Environmental Site Assessment Report dated July 23, 1996, the Environmental Audit titled Limited Site Assessment and dated August 22, 1996, both prepared by SECOR International, Inc., and based thereon, Agent acknowledges that this condition 3(q) has been satisfied;

          (r) Agent shall have received a Signing Certificate from Lessee;

          (s) Lessee shall be satisfied in its sole and absolute discretion as to the accounting treatment that will be applied to the transaction contemplated by this Agreement and the other Lease Documents; and

          (t) No occurrence, failure, act or omission of any nature shall have occurred that results in a Material Adverse Effect.


     SECTION 4.   PURCHASE AND LEASE OF PROPERTY.

          (a) PURCHASE BY LESSOR AND LEASE BY LESSEE. On the Closing Date, upon satisfaction or waiver of each of the conditions set forth in Section 3 hereof:

               (i) pursuant to the Deed and Assignment, the Seller Ancillary Transfer Documents and the Real Property Purchase and Sale Agreement, Lessee shall cause the Seller to transfer to the Agent on behalf and for the benefit of the Lessors, and the Agent shall purchase the Property on behalf and for the benefit of the Lessors;

               (ii) in consideration therefor, the Agent, on behalf and for the benefit of the Lessors, shall pay to the Seller the amount provided for in Section 4(d) hereof; and

               (iii) the Agent, on behalf of the Lessors, shall lease to Lessee the Property so purchased by the Agent (on behalf of the Lessors) from Seller on such Closing Date, and Lessee shall accept delivery of, and lease from the Lessors such Property pursuant to this Lease.

          (b)   EACH LESSOR TO HAVE AN UNDIVIDED INTEREST.  Each
     Lessor shall hold an undivided interest in the Property purchased from Seller and leased to Lessee such interest being equal to such Lessor's Commitment Percentage of the Property Cost.

          (c) FUNDING TO AGENT. On the Closing Date, subject to the terms and conditions hereof, and in reliance on the representations and warranties contained herein or made pursuant hereto, each Lessor agrees severally to transfer to the Agent on such Closing Date an amount equal to the product of (i) Property Cost specified in the Closing Date Notice with respect thereto, MULTIPLIED by (ii) such Lessor's Commitment Percentage (each such transfer being referred to herein as a "FUNDING"). Remittances pursuant to this Section 4 shall be made in immediately available federal funds by wire transfer to the account of the Agent set forth below (or as otherwise specified by the Agent to each Lessor from time to time not less than three calendar days prior to the date of the requested Funding) and must be received by the Agent by 11:00 a.m., New York time on the Closing Date:

          Morgan Guaranty Trust Company of New York
          ABA Routing No. 021 000 238
          For credit to: The Sumitomo Bank Limited, New York Branch Acct. No.: 631-28-256
          Further Credit to: Sumitomo Bank Leasing and Finance, Inc. Acct. No.: 283 572

     In no event shall any Lessor be required to provide funds under this Agreement in an aggregate amount exceeding such Lessor's Commitment. In no event shall the Lessors be obligated to acquire Property hereunder in excess of an Property Cost that is greater than the Total Commitment.

          (d) FUNDING BY AGENT. On the Closing Date, upon satisfaction or waiver of each of the conditions set forth in
     Section 3 hereof, in consideration of the acquisition of Property by the Agent on behalf of the Lessors, the Agent, on behalf and for the benefit of the Lessors, shall pay to the escrow holder under the Real Property Purchase and Sale Agreement, in accordance with the instructions set forth below, an amount equal to the Property Cost. Such payment shall be in immediately available federal funds remitted by wire transfer to the account of Lessee specified below or to such other account (at a commercial bank in the continental United States) of Lessee as may be specified by it in the Closing Date Notice with respect to the Closing Date.

     ESCROW HOLDER ACCOUNT:

                    Bank:          Union Bank -- Los Angeles
                                   for Office No. 715
                                   1800 Harrison Street
                                   Oakland, California 94612

                    ABA Routing #: 1220 00 496
                    Account #:     715 00 820 26
                    Payee:         First American Title Guaranty Company
                    Reference:     Office No. 282-05
                                   Escrow No. 510875
                                   Escrow Officer: Susan Melton

          (e)   ACKNOWLEDGMENT BY LESSEE OF ACCEPTANCE AND
     SUITABILITY OF PROPERTY. On the Closing Date, execution and delivery by Lessee of the Lease Supplement shall constitute: (i) acknowledgment by Lessee that the Property has been delivered to Lessee in good condition and has been accepted for lease hereunder by Lessee as of such Closing Date and (ii) acknowledgement by Lessee that the Property is subject to all of the covenants, terms and conditions of this Lease, such Lease Supplement and any other applicable Lease Documents.

          (f) TRANSFER TO LESSEE UPON FAILURE TO FUND. If on the Closing Date Seller shall have failed to receive the Property Cost for the Property to be paid for on the Closing Date pursuant to
     Section 4(d) hereof, then upon request of Lessee, the Agent, on behalf of the Lessors, shall transfer to Lessee, on an "as-is" "where-is" basis and without any representation or warranty of any kind, express or implied, whatever title to the Property it may have by quitclaim deed (except that the Agent shall make the Agent's Representations outside of the delivery of such deed) and the Agent shall execute and deliver such UCC termination statements and other documents with respect to the Property reasonably requested by Lessee to terminate the liens and security interests in the Property granted pursuant to this Lease. Concurrently with such transfer, Lessee shall refund to the Agent any amounts of Property Cost actually paid to Lessee for the Property.

     SECTION 5.   PAYMENT ABSOLUTE, NO WARRANTIES.

          (a)   Each payment of Base Rent, Additional Base Rent,
     Additional Rent and any other amount due hereunder or under any other Lease Document made by Lessee shall be final (absent manifest error).

          (b) LESSEE HAS SELECTED OR SHALL SELECT THE PROPERTY LEASED HEREUNDER ON THE BASIS OF ITS OWN JUDGMENT. NEITHER THE AGENT NOR ANY LESSOR NOR ANY AFFILIATE OF EITHER MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, AS TO THE SAFETY, TITLE, CONDITION, QUALITY, QUANTITY, FITNESS FOR USE, MERCHANTABILITY, CONFORMITY TO SPECIFICATION, OR ANY OTHER CHARACTERISTIC, OF ANY ITEM OF THE PROPERTY, OR AS TO WHETHER THE PROPERTY OR THE

     OWNERSHIP, USE OR POSSESSION THEREOF COMPLIES WITH ANY LAWS, RULES, REGULATIONS OR REQUIREMENTS OF ANY KIND. AS BETWEEN THE LESSEE ON THE ONE HAND, AND THE LESSORS, THE AGENT OR ANY INDEMNIFIED PERSON ON THE OTHER HAND, LESSEE ASSUMES ALL RISKS ARISING FROM THE PROPERTY.

          (c) This Lease is a net lease and the obligations of the Lessee to pay all amounts payable (including specifically and without limitation amounts payable pursuant to this Lease under Sections 7, 8, 12 and 13 hereof) shall be absolute and unconditional under any and all circumstances of any kind or description, and such amounts shall be paid without, and Lessee hereby waives, any notice, demand, defense, set-off, deduction or counterclaim and without abatement, suspension, deferment, diminution or reduction arising from any matter whatsoever, and any present or future law to the contrary notwithstanding, this Lease shall not terminate, nor shall the obligations of the Lessee hereunder be affected by reason of, including without limitation:

               (i)   ANY DEFECT IN THE CONDITION, MERCHANTABILITY,
          DESIGN, CONSTRUCTION, QUALITY OR FITNESS FOR USE OF THE PROPERTY OR ANY PART THEREOF, OR THE FAILURE OF THE PROPERTY TO COMPLY WITH ALL REQUIREMENTS OF LAW, INCLUDING ANY INABILITY TO OCCUPY OR USE THE PROPERTY BY REASON OF SUCH NON-COMPLIANCE;

               (ii)  ANY DAMAGE TO OR DESTRUCTION OF, REMOVAL,
          ABANDONMENT, SALVAGE, LOSS, FAILURE OR DELAY IN DELIVERY, THEFT, CESSATION OF THE USE OR POSSESSION OF ANY ITEM OF PROPERTY BY LESSEE FOR ANY REASON WHATSOEVER AND OF WHATEVER DURATION, OR ANY CONDEMNATION, CONFISCATION, REQUISITION, SEIZURE, PURCHASE, TAKING OR FORFEITURE OF ANY ITEM OF PROPERTY, IN WHOLE OR IN PART, OR ANY CONTAMINATION OF OR RELEASE FROM, THE PROPERTY OR ANY PART THEREOF;

               (iii) ANY RESTRICTION, PREVENTION OR CURTAILMENT OF
          OR INTERFERENCE WITH ANY USE OF THE PROPERTY OR ANY PART THEREOF INCLUDING EVICTION;

               (iv)  ANY DEFECT IN TITLE TO OR RIGHTS TO THE
          PROPERTY OR ANY LIEN ON SUCH TITLE OR RIGHTS OR ON THE PROPERTY (OTHER THAN LESSOR LIENS);

               (v)   ANY CHANGE, WAIVER, EXTENSION, INDULGENCE OR
          OTHER ACTION OR OMISSION OR BREACH IN RESPECT OF ANY OBLIGATION OR LIABILITY OF OR BY THE LESSOR;

               (vi) ANY BANKRUPTCY, INSOLVENCY, REORGANIZATION, COMPOSITION, ADJUSTMENT, DISSOLUTION, LIQUIDATION OR OTHER LIKE PROCEEDINGS RELATING TO THE LESSEE OR ANY OTHER PERSON, OR ANY ACTION TAKEN WITH RESPECT TO THIS LEASE BY ANY TRUSTEE OR RECEIVER OF THE LESSEE OR ANY OTHER PERSON, OR BY ANY COURT, IN ANY SUCH PROCEEDING;

               (vii)  ANY CLAIM THAT THE LESSEE HAS OR MIGHT HAVE
          AGAINST ANY PERSON, INCLUDING WITHOUT LIMITATION THE LESSOR AND ANY VENDOR, MANUFACTURER, CONTRACTOR OR ARCHITECT OF OR FOR ANY PORTION OF THE PROPERTY;

               (viii) ANY FAILURE ON THE PART OF THE LESSOR TO
          PERFORM OR COMPLY WITH ANY OF THE TERMS OF THIS LEASE (OTHER THAN PERFORMANCE BY LESSOR OF ITS OBLIGATIONS SET FORTH IN SECTION 4(d) HEREOF), OF ANY OTHER LEASE DOCUMENT OR OF ANY OTHER AGREEMENT;

               (ix)   ANY INVALIDITY OR UNENFORCEABILITY OR
          ILLEGALITY OR DISAFFIRMANCE OF THIS LEASE AGAINST OR BY THE LESSEE OR ANY PROVISION HEREOF OR ANY OF THE OTHER LEASE DOCUMENTS OR ANY PROVISION THEREOF;

               (x)    THE IMPOSSIBILITY OR ILLEGALITY OF
          PERFORMANCE BY THE LESSEE, THE LESSOR OR BOTH, OR ANY FAILURE TO OBTAIN, OR THE EXPIRATION, SUSPENSION OR OTHER TERMINATION OF, OR INTERRUPTION TO, ANY REQUIRED LICENSES, PERMITS, CONSENTS, AUTHORIZATIONS, APPROVALS OR OTHER LEGAL REQUIREMENTS;

               (xi)   ANY ACTION BY ANY COURT, ADMINISTRATIVE
          AGENCY OR OTHER GOVERNMENTAL AUTHORITY;

               (xii)  THE INVALIDITY OR UNENFORCEABILITY OF THIS
          LEASE OR ANY OTHER LEASE DOCUMENT AS AGAINST THE AGENT OR ANY LESSOR OR ANY LACK OF POWER OR AUTHORITY OF LESSEE TO ENTER INTO THIS AGREEMENT OR ANY OTHER LEASE DOCUMENT;

               (xiii) THE FAILURE OF LESSOR TO DISCLOSE TO LESSEE
          THE PRESENCE OF HAZARDOUS MATERIALS ON, ABOUT OR UNDER THE PROPERTY, IT BEING ACKNOWLEDGED THAT LESSOR HAS NOT EVER BEEN IN POSSESSION OF THE PROPERTY AND IS RELYING ENTIRELY UPON THE REPRESENTATIONS OF LESSEE AS TO THE PRESENCE OF HAZARDOUS MATERIALS ON, ABOUT OR UNDER THE PROPERTY;

               (xiv)  ANY RESTRICTION, PREVENTION OR CURTAILMENT OF
          OR INTERFERENCE WITH ANY CONSTRUCTION ON OR ANY USE OF THE PROPERTY OR ANY PART THEREOF; OR

               (xv)   ANY OTHER CIRCUMSTANCES OR HAPPENING
          WHATSOEVER, WHETHER OR NOT SIMILAR TO ANY OF THE FOREGOING, WHETHER OR NOT THE LESSEE SHALL HAVE NOTICE OR KNOWLEDGE OF ANY OF THE FOREGOING.

          The parties intend that the obligations of the Lessee hereunder shall be covenants and agreements that are separate and independent from any obligations of the Lessor hereunder or under any other Lease Documents and the obligations of the Lessee shall continue unaffected unless such obligations shall have been modified or terminated in accordance with an express provision of this Lease.

     THE LESSEE HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS WHICH IT MAY NOW HAVE OR WHICH AT ANY TIME HEREAFTER MAY BE CONFERRED UPON IT, BY STATUTE OR OTHERWISE, TO TERMINATE, CANCEL, QUIT, RESCIND OR SURRENDER THIS LEASE EXCEPT IN ACCORDANCE WITH THE EXPRESS TERMS HEREOF.

     WITHOUT LIMITING THE GENERALITY OF THE PRECEDING PARAGRAPH, LESSEE SPECIFICALLY WAIVES:

               (xvi) ANY RIGHT IT MAY HAVE TO TERMINATE THIS LEASE AS A RESULT OF ANY STATUTORY PROVISION NOW OR HEREAFTER IN EFFECT PERTAINING TO THE DAMAGE AND DESTRUCTION OF THE PROPERTY, AND LESSEE EXPRESSLY WAIVES THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1932(2), CALIFORNIA CIVIL CODE
SECTION 1933(4), AND CALIFORNIA UNIFORM COMMERCIAL CODE SECTION 10221 WITH RESPECT TO ANY DESTRUCTION OF THE PROPERTY; AND

               (xvii) ANY RIGHT IT MAY HAVE TO MAKE REPAIRS AT LESSOR'S EXPENSE UNDER SECTIONS 1941 AND 1942 OF THE CALIFORNIA CIVIL CODE OR UNDER ANY SIMILAR LAW, STATUTE, OR ORDINANCE NOW OR HEREAFTER IN EFFECT.

          (d) Notwithstanding any other provision contained in this Lease or any other Lease Document, it is specifically understood and agreed that, except as set forth in Sections 24 and 25 of this Lease, none of the Agent, nor any Lessor nor any other Indemnified Person, nor anyone acting on behalf of any of them makes any warranties or representations or has any responsibility to disclose any relevant information or has any other responsibility or duty regarding, nor has any of the Agent, any Lessor or any other Indemnified Person, or anyone acting on behalf of any of them, made any covenants or undertakings as to, the accounting treatment to be accorded the Lessee or the U.S. Federal or any state income or any other tax consequences, if any, to the Lessee as a result of or by virtue of the transactions contemplated by this Lease and the other Lease Documents.

          (e) Without in any way limiting (or otherwise affecting) the Lessee's agreements in this Section 5, the Lessors hereby agree that payments hereunder by Lessee shall not be deemed a waiver of Lessee's right to assert (by separate suit) a claim for damages by reason of the breach by any Lessor of any of its obligations hereunder.

     SECTION 6. LEASE TERM. The "LEASE TERM" shall commence on the Closing Date, and shall continue until October 24, 2006, unless sooner terminated in accordance with the provisions of this Lease.

     SECTION 7.   RENT.

          (a) Lessee hereby agrees to pay the Agent for the account of the Lessors (pro rata in accordance with their respective Outstanding
Investments) rent as follows:

               (i)    on each Rent Payment Date:

                    (x)   unless the provisions of Section
               7(b) or Section 7(c) hereof are applicable, for each day during such Rent Period an amount equal to the product of (A) the Lease Investment Balance MULTIPLIED by (B) the sum of the Euro-Dollar Rate for the Rent Period PLUS the Margin, MULTIPLIED by(C) 1/360;

          PROVIDED, HOWEVER, that

                    (y)   to the extent that for any portion
               of a Rent Period the provisions of Section 7(b) or 7(c) become applicable then (I) for each day during the Base Rate Portion of such Rent Period, rent pursuant to this Section 7(a)(i) shall be determined as an amount equal to the product of (A) the Lease Investment Balance, MULTIPLIED by (B) the Base Rate then in effect, MULTIPLIED by (C) 1/365 (or 1/366 as applicable), and (II) for each day during the Euro-Dollar Portion of such Rent Period, rent pursuant to this Section 7(a)(i) shall be determined as an amount equal to the product of (A) the Lease Investment Balance, MULTIPLIED by (B) the sum of the Euro-Dollar Rate for such Euro-Dollar Portion plus the Margin, MULTIPLIED by (C) 1/360; and

                    (z)   as to each Rent Period, the amount
               payable under this Section 7(a)(i) shall in each case be reduced by any amount of Base Rent previously paid in respect of such Rent Period pursuant to Section 14, 17 or 29 hereof.

               (ii) on each Rent Payment Date set forth on Schedule 3 to the Lease Supplement, the amounts of Additional Base Rent set forth opposite such date; and

               (iii) on each Rent Payment Date an amount equal to the amount of lease or use Taxes payable by the Agent in respect of the Rent Period ending on such Rent Payment Date.

          (b) If, with respect to any Rent Period, any Lessor determines that: (i) deposits in Dollars (in the applicable amount) are not being offered to such Lessor in the relevant market for such Rent Period; or (ii) the Euro-Dollar Rate will not adequately and fairly reflect the cost to such Lessor of maintaining or funding its Outstanding Investment for such Rent Period; or (iii) by reason of circumstances affecting the London interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the applicable Euro-Dollar Rate; then such Lessor shall forthwith give notice thereof to the Agent, and Agent shall forthwith give notice thereof to Lessee, whereupon Base Rent of Lessee payable to Agent on behalf of such Lessor shall be determined pursuant to Section 7(a)(i)(y) hereof, until such Lessor notifies the Agent (who shall notify Lessee) that the circumstances giving rise to such previous notification have ceased.

          (c) If, after the date of this Agreement, the adoption of any Applicable Law, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lessor with any request or directive (whether or not having the force of law) of any such Governmental Authority shall (i) make it unlawful or impossible for any Lessor to make, maintain or fund its Outstanding Investment in the euro-dollar market or (ii) make the continued ownership and leasing of the Property by such Lessor otherwise impracticable and, in either case, such Lessor shall so notify the Lessee (with a copy to the Agent), whereupon Base Rent of Lessee payable to Agent on behalf of such Lessor shall be determined pursuant to Section 7(a)(i)(y) hereof, until Lessor notifies Lessee (with a copy to the Agent) that the circumstances giving rise to such previous notification have ceased.

          (d) If (i) Lessee makes, or the Agent or any Lessor otherwise receives, any payment (as purchase price, insurance proceeds, sales proceeds or in any other manner whatsoever) of or with respect to Lease Investment Balance or the provisions of Section 7(b) or Section 7(c) hereof become applicable on any day other than the last day of a Rent Period or (ii) the Closing Date fails for any reason to occur on the date notified by the Lessee to the Agent, the Lessee shall reimburse each Lessor (other than, in the case of clause (ii) only, any defaulting Lessor) on demand for any resulting loss or expense incurred by it including (without limitation) any net loss (or expense) incurred in obtaining, liquidating or employing deposits or swaps or comparable instruments from third parties.

          (e) Base Rent shall accrue from and including the first day of each Rent Period to, but excluding the last day of such Rent Period.

          (f) The Agent shall determine the Base Rent payable from time to time under Sections 7(a), 7(b) and 7(c) hereof, and the affected Lessor(s) shall determine amounts payable under Section 7(d) hereof, each of which determinations shall be conclusive and binding in the absence of manifest error. Agent shall supply Lessee with such bank account information as Lessee shall require to enable payment of Base Rent and Additional Rent by wire transfer of Federal funds to the account described in Section 4(c). Payment of Base Rent and Additional Rent shall be payable monthly in arrears on the fifteenth (15th) day of each calendar month (the "INVOICE DUE DATE"), except that the last installment of Base Rent and Additional Rent hereunder shall be due and payable on the last day of the Lease Term. No sooner than ten (10) days prior to the due date for any installment of Base Rent or Additional Rent under this Lease, Agent shall deliver to Lessee a written notice containing the exact dollar amount of the Base Rent and the Additional Base Rent that is due on such Invoice Due Date (the "Invoice"). If Agent fails to send the Invoice, Lessee shall pay the amount shown on the previous month's Invoice, and any shortfall or overpayment shall be charged or credited to Lessee on the following month's Invoice. All payments by Lessee to Agent shall be made as follows:

          Sumitomo Bank of California
          For credit to: The Sumitomo Bank, Limited,
            San Francisco Branch
          ABA Routing No. 121 002 042
          Reference: Novellus Systems, Inc.
          Notify:  Mr. David Kubiak (415) 616-3008

          (g) Provided that no Event of Default has occurred and is continuing, the undersigned may elect the Base Rate or a Euro-Dollar Rate by giving Agent telephonic notice (contact: Lease Administrator at (212) 224-5219) of such election not later than 12:00 noon New York time three Business Days prior to the commencement of the Rent Period to which the Base Rate or such Euro-Dollar Rate shall apply, followed by written confirmation of such notice received by Agent on the same day, it being understood, however, that failure of Agent to receive or the undersigned to give such written confirmation shall in no way affect the effectiveness of any action taken by Agent pursuant to such telephonic notice or the effectiveness of the Base Rate or any Euro-Dollar Rate placed in effect as a result thereof.
Agent shall have the absolute right to rely upon any such telephonic notice purporting to come from the Lessee, whether or not such telephonic notice is actually from the Lessee. Such election shall remain in effect for all subsequent Rent Periods until a new election is made in accordance with this
Section 7(g).


          SECTION 8.   OTHER PAYMENTS.

          (a) If, as a result of changes in Regulation D occurring after the Closing Date, Regulation D shall require reserves actually to be maintained in connection with any Outstanding Investment or any Eurocurrency Liabilities with respect thereto of any Lessor, such Lessor may require Lessee to pay (and Lessee hereby agrees to pay) to the Agent for the account of such Lessor an amount in addition to Base Rent with respect to such Outstanding Investment equal to the amount by which the maintenance of such reserves reduces the return which would otherwise be realized by such Lessor on its Outstanding Investment in respect of the current Rent Period. Any Lessor wishing to require such payment with respect to its Outstanding Investment or any Eurocurrency Liabilities with respect thereto shall give notice thereof to Lessee (with a copy to the Agent) at least five (5) Business Days prior to the last day of the Rent Period in respect of which such payment is sought and the Lessee shall pay the additional amount as so notified on the last day of such Rent Period. Once given, each such notice by a Lessor shall be deemed automatically to continue in effect and apply to the full amount of such Lessor's Outstanding Investment until such Lessor revokes such notice. At such time, if any, as such Lessor shall not be required so to maintain reserves, such Lessor agrees so to notify Lessee (with a copy to the Agent).

          (b) If after the date hereof, the adoption of any Applicable Law, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof or compliance by any Lessor or its Funding Office with any request or directive, whether or not having the force of law, of any such Governmental Authority:

          (1) shall subject such Lessor to any Tax with respect to its Outstanding Investment, or shall change the basis of taxation of payments to such Lessor in respect of any portion of its Outstanding Investment or in respect of any other amounts due under this Lease (except for changes in the rate of Tax on the overall net income of such Lessor imposed by the jurisdiction in which such Lessor's principal executive office or its Funding Office is located); or

          (2) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System, but excluding any included in an applicable Reserve Percentage), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, such Lessor or such Lessor's Funding Office or shall impose on such Lessor or its Funding Office or on the London interbank market any other condition affecting its Outstanding Investment;

and the result of any of the foregoing is to increase the cost to such Lessor of making or maintaining Outstanding Investment, or to reduce the amount of any sum received or receivable by such Lessor under this Lease, then, within 15 days after written demand (which demand shall be accompanied by a statement setting forth the basis for such demand) delivered to the Lessee by such Lessor (with a copy to the Agent), the Lessee agrees to pay to the Agent for the account of such Lessor, on an After-Tax Basis, such additional amount or amounts as will compensate such Lessor for such increased cost or reduction.

          (c) If, after the date hereof, any Lessor shall have reasonably determined that the adoption after the date hereof of any Applicable Law regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy, whether or not having the force of law, of any such Governmental Authority, has or would have the effect of reducing the rate of return on the capital of such Lessor (or its parent) as a consequence of its obligations hereunder to a level below that which such Lessor (or its parent) could have achieved but for such adoption, change or compliance (taking into consideration such Lessor's (or its parent's) policies with respect to capital adequacy), then from time to time, within 15 days after written demand (which demand shall be accompanied by a statement setting forth the basis for such demand) delivered to the Lessee by such Lessor (with a copy to the Agent) by such Lessor (with a copy to the Agent), the Lessee will pay to the Agent for the account of such Lessor such additional amount or amounts as will compensate such Lessor (or its parent) for such reduction.

          (d) Each Lessor promptly shall notify Lessee of any event of which it has actual knowledge, occurring after the date of this Agreement which will entitle such Lessor to compensation pursuant to Section 8(a), 8(b) or 8(c) and will designate a different Funding Office if such designation will avoid the need for, or reduce the amount of such compensation and will not, in such Lessor's sole judgment, be otherwise disadvantageous to such Lessor; provided, however, that each Lessor shall be barred from claiming compensation under Sections 8(a), 8(b) or 8(c) for such matters arising as a result of actions or omissions of such Lessor occurring prior to the forty-five (45) day period preceding the date of the notice if such Lessor failed to previously claim such compensation when such Lessor had actual written notice of the action or omission entitling it to compensation, the amount of the compensation was computed and undisputed, and the Lessor nevertheless failed to previously claim it. A certificate of any Lessor claiming compensation under Section 8(a), 8(b) or 8(c) hereof and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Lessor may use any averaging and attribution methods deemed reasonable by such Lessor.

          (e)   [intentionally omitted]

          (f) Without prejudice to the full exercise by the Agent and the Lessors of rights under Sections 20 and 21 hereof and other remedies of the Agent and the Lessors, the Lessee shall pay to the Agent for the account of the Lessors (pro rata in accordance with their respective Outstanding Investments or, in the case of amounts payable for the account of a particular Lessor, for the account of such Lessor) from time to time, on demand, an amount equal to (i) any amount not paid by the Lessee to the Agent or the Lessors as provided in the Lease Documents on or before the date such payments are due, MULTIPLIED by (ii) the Overdue Rate, and by (iii) a fraction having a numerator equal to the number of days in the period from and including such due date to but excluding the date of payment thereof and a denominator of 365. The Lessee shall also pay to the Agent and the Lessors an amount equal to any costs or expenses incurred by any and all of them in collecting such unpaid sums or any other amounts due and unpaid under the Lease Documents; such payment shall be made on demand after written notice by the Agent or the applicable Lessor to the Lessee of such costs or expenses.

          (g) Base Rent, Additional Base Rent, Additional Rent and any other amount payable by the Lessee to the Agent or the Lessors shall be paid in immediately available funds by 1:00 p.m. New York time, on the date due, to the Agent to the account specified in Section 4(c) hereof or to such other account as may be specified in writing by the Agent. For all purposes of this Agreement any payment received by the Agent after 1:00 p.m. New York time on a Business Day shall be deemed received on the next Business Day.

          (h) The Lessee's obligations under Sections 8, 12 and 13 hereof are independent, but are not intended to result in duplicative payments being made by the Lessee.

          SECTION 9.   RESTRICTED USE; COMPLIANCE WITH LAWS.

          (a) So long as no Event of Default shall have occurred and be continuing, Lessee may use the Property in any manner which is in compliance with Applicable Law and is consistent with the purpose for which it was designed. Lessee shall comply and shall cause all Persons operating or using Property to comply with all Insurance Requirements and Applicable Law regarding the Property. Lessee will not do or permit any act or thing which is contrary to any Applicable Law or Insurance Requirement or which is reasonably likely to materially impair the value, residual value, utility or condition of the Property; provided, however that the foregoing clause shall not be construed to limit Lessee's right to maintain a Permitted Contest. Lessee shall cause to be obtained and maintained all licenses, consents, approvals and authorizations of, and filings and registrations with, any Governmental Authority or other Person necessary for the performance by the Lessee of its obligations under the Lease Documents or any agreement or instrument required thereunder. During the Lease Term and so long as no Event of Default or Unmatured Event of Default shall have occurred and be continuing, the Lessors each covenant and agree that the Lessee shall have the right to peaceful, quiet and uninterrupted use and enjoyment of the Property subject to the other terms and conditions provided in the Lease Documents without any interference, hindrance, ejection or molestation by or from the Agent or the Lessors.

          (b) Lessee shall, at its own sole cost and expense, promptly and duly execute, deliver, file and record all such documents, statements, filings and registrations, and take such further actions as the Agent or any Lessor shall from time to time reasonably request in order to establish, perfect and maintain the Agent's title to and interest in this Lease and in the Property (on the behalf of the Lessors) as against Lessee or any third party in any applicable jurisdiction. Lessee shall not, without the prior written consent of the Agent, which shall not be unreasonably withheld, remove any item of Personal Property or any Fixture from the Real Property; provided, that Lessee shall have the right to remove any property which (i) ceases to be Personal Property or Fixtures leased hereunder pursuant to the provisions of Section 14, 15, 17 or 29 hereof or (ii) has been removed temporarily so that Lessee may perform its obligations under Section 10 hereof. Notwithstanding the foregoing, Lessee may not: (I) change its name or the location of its principal place of business or chief executive office (as specified in Section 2(i) hereof) or
(II) change the location of any item of Personal Property or Fixtures (as so specified), in the case of clause (I) or (II), without first taking appropriate measures to maintain the perfection and priority of the security interest therein granted pursuant to Section 29 hereof.

          (c) Lessee shall use reasonable precautions to prevent loss or damage to the Property and to prevent injury to third Persons (and, in any event, at least (i) in accordance with manufacturers' recommendations and industry standards; and (ii) in a manner consistent with the stricter of Insurance Requirements or Applicable Laws). Lessee shall cooperate fully with the reasonable requests of the Agent and the Lessors and all insurance companies providing insurance pursuant to Section 11 hereof in the investigation and defense of any claims or suits arising from the use, occupancy, construction, installation, repair, maintenance or replacement of Property, PROVIDED that nothing contained in this Section 9(c) shall be construed as imposing on the Agent or any Lessor any duty to investigate or defend any such claims or suits or as a waiver of any of the Lessee's rights with respect thereto.

          (d) Lessee shall keep according to its customary practice accurate and current records of the ownership and operation of the Property. The Agent and the Lessors or any of their authorized representatives, upon reasonable advance written notice to the Lessee, may inspect the Property and Lessee's records applicable thereto during reasonable business hours from time to time, any such inspection to be at the expense of the Lessee if it is conducted at a time when an Event of Default has occurred and is continuing.

          (e) The Lessee shall not without prior written consent of the Agent permit, or suffer to exist, any Lien on the Property other than Permitted Liens.

          (f) The Lessee shall not suffer to exist any judgment, decree or order of any court or other Governmental Authority (including, without limitation, any Federal, state or local Tax Lien, other than a Permitted
Lien), (i) on any Property or (ii) which is reasonably likely to interfere with the due and timely payment by Lessee of any sum payable or the exercise of any of its rights or the performance of any of its duties or responsibilities (including without limitation under Section 17 hereof) under this Lease or the other Lease Documents unless such judgment, decree or order
(I) is not reasonably likely to result in a Material Adverse Effect or (II) is the subject of a Permitted Contest. The Lessee shall, on receipt of notice from the Agent or any Lessor to the effect that any such judgment, decree or order exists, promptly take such action as may be reasonably necessary to prevent or terminate such judgment, decree or order.

          SECTION 10.   MAINTENANCE, IMPROVEMENT AND REPAIR OF THE PROPERTY.

          (a) The Lessee shall pay all costs, expenses, fees and charges incurred in connection with the use, occupancy, construction, installation, repair, maintenance or replacement of Property during the Lease Term. The Lessee, at its sole cost and expense, shall maintain the Property in good condition (ordinary wear and tear excepted) and make all necessary repairs thereto, of every kind and nature whatsoever, whether interior or exterior, ordinary or extraordinary, structural or nonstructural or foreseen or unforeseen, in each case as required by Applicable Law and Insurance Requirements and on a basis consistent with the operation and maintenance of properties comparable in type and location to the Property and in no event less than the standards applied by the Lessee in the operation and maintenance of other comparable properties owned or leased by the Lessee or its Affiliates.

          (b) The Lessor shall under no circumstances be required to build any improvements on the Land, make any repairs, replacements, alterations or renewals of any nature or description to the Property, make any expenditure whatsoever in connection with this Lease or maintain the Property in any way. The Lessor shall not be required to maintain, repair or rebuild all or any part of the Property, and the Lessee waives any right to (i) require the Lessor to maintain, repair, or rebuild all or any part of the Property, or
(ii) make repairs at the expense of the Lessor pursuant to any Applicable Law, Insurance Requirement, contract, agreement, or covenant, condition or restriction in effect at any time during the Lease Term.

          (c) The Lessee shall, upon the expiration or earlier termination of this Lease, vacate and surrender such Property, to the Lessor in the condition in which Lessee is required to maintain the Property pursuant to this Lease, unless the Lessee has purchased the Property from the Lessor as provided herein.

          (d) The Lessee, at its sole cost and expense, may at any time and from time to time make alterations, renovations, improvements and additions to the Property or any part thereof and substitutions and replacements therefor (collectively, "MODIFICATIONS"); PROVIDED, HOWEVER, that: (i) except for any Modification required to be made pursuant to Applicable Law (a "REQUIRED MODIFICATION"), no Modification shall impair the value or residual value (other than to a De Minimis Amount), utility, or useful life of the Property or any part thereof from that which existed immediately prior to such Modification; (ii) the Modification shall be completed expeditiously and in a good and workmanlike manner; (iii) the Lessee shall comply with all Applicable Laws (including all Environmental Laws) and Insurance Requirements applicable to the Modification, including the obtaining of all permits and certificates of occupancy, and the structural integrity of the Property shall not be adversely affected; (iv) subject to Permitted Contests, the Lessee shall pay all costs and expenses and shall discharge (or cause to be insured or bonded over) within sixty (60) days after the same shall be filed (or otherwise become effective) any Liens arising with respect to the Modification; (v) such Modifications shall comply with Sections 9(a) and 10(a); and (vi) the Lessee shall be required to obtain the prior written approval of the Agent, which approval shall not be unreasonably withheld, with respect to any alterations (other than Required Modifications) that shall (A) Materially affect any structural element of the Improvements or major building system therein, or (B) cost in excess of $250,000 or (C) materially change the nature of the Improvements or the amount of usable area therein or the utility or residual value thereof as of the date hereof. All Modifications shall remain part of the Real Property and shall be subject to this Lease and title thereto shall immediately vest in the Lessor; PROVIDED, HOWEVER, that Modifications that meet each of the following conditions shall not be subject to this Lease: (x) such Modifications are not Required Modifications, (y) such Modifications were not financed by the Lessors and
(z) such Modifications are readily removable without impairing the value, or residual value (other than to a De Minimis Amount) or remaining useful life of the Property. So long as no Unmatured Event of Default has occurred and is continuing, the Lessee may place upon the Property any trade fixtures, machinery, equipment or other property belonging to the Lessee or third parties and may remove the same at any time during the Lease Term, subject, however, to the terms of Section 10(a), provided that the removal of such trade fixtures, machinery, equipment or other property does not damage or materially impair the value or residual value (other than to a De Minimis Amount), utility, or remaining useful life of the Property. Any Modification not complying with the foregoing clauses (x), (y) or (z) shall (i) be free and clear of all Liens (other than Permitted Liens) and, without necessity of further act, shall be owned by Agent (on behalf of the Lessors) and become Property for all purposes of this Lease, and (ii) be reported to Agent upon the completion thereof by the delivery of a Lease Supplement to Agent.

          SECTION 11.   INSURANCE.

          (a) LIABILITY INSURANCE. The Lessee shall, at its own cost and expense, procure or cause to be procured and maintain or cause to be maintained comprehensive general liability insurance with respect to the Property covering both bodily injury (as to all Persons, including employees of the Lessee, the Agent or the Lessors) and damage to property. Policies covering bodily injury and property damage shall provide for coverage in scope and amount consistent with both industry standards applicable to similarly situated companies and the insurance Lessee carries for similar property owned by Lessee or any of its Affiliates. If liability insurance is carried on a claims-made basis at any time during the last three years before the termination of this Lease, Lessee shall deliver to Lessor a "tail" insurance policy covering claims made or to be made within a period of not less than three years after the termination of this Lease; this covenant shall survive the termination of this Lease. The Lessee shall cause the Agent, the Lessors and their respective affiliates, officers, directors, employees and agents (the "ADDITIONAL INSUREDS") to be named as Additional Insureds in all insurance policies described in this Section 11(a) with respect to the Property.

          (b) PROPERTY INSURANCE. At such time as Lessee commences the construction of any Improvements on the Real Property, the Lessee shall, at its own cost and expense, procure or cause to be procured and maintain or cause to be maintained all-risk physical damage insurance on the Property (including flood coverage); PROVIDED, that, the amount of such insurance at any time shall be no less than the greater of (i) the then Lease Investment Balance plus the amount of one Base Rent Payment and (ii) 100% of the replacement cost of the Property. The policy shall contain an agreed value endorsement in an amount acceptable to Agent in its sole and absolute discretion. The Agent (on behalf of the Lessors) shall be named as an additional insured, as its interests may appear, and shall be the sole loss payee in all insurance policies covering physical damage carried with respect to the Property.

          (c) APPROVED POLICIES. All insurance required by Sections 11(a) and 11(b) hereof shall either be approved by Agent or shall be with companies as to which A.M. Best Company (or any nationally recognized successor thereto) has a current general policyholder rating of at least "A" and a financial rating of at least XIII. All such policies (A) shall provide for at least 30 days' prior written notice to the Agent of any cancellation, lapse for non-payment of premium, non-renewal or material adverse alteration of such policies, (B) shall provide that in respect of the respective interests of the Additional Insureds in such policies the insurance shall not be invalidated by any action or inaction of the Lessee, any Person having possession with permission of the Lessee or any other Additional Insured (other than the Additional Insured claiming coverage) and shall insure the Additional Insured's interests, as they appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by the Lessee, any such Person having possession or any other Additional Insured (other than the Additional Insured claiming coverage), (C) shall provide that there shall be no recourse against any Additional Insured for the payment of premiums, commissions, assessments or advances, (D) shall be primary without right of contribution from any other insurance that is carried by any Additional Insured or any other Person, (E) shall, in the case of liability policies, expressly provide that all the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured and Additional Insured,
(F) shall waive any right of the insurers to any setoff, counterclaim or other deduction, whether by attachment or otherwise, in respect of any liability of any Additional Insured to the extent of any moneys due such Person and (G) shall waive any rights of the insurers to subrogation against any Additional Insured.

          (d) USE OF INSURANCE PROCEEDS. As between the Agent and the Lessee, all insurance payments under Section 11(b) shall be paid to, or retained by, the Agent, as security for the Lessee's obligations hereunder and shall be applied as follows: so much of such payments remaining after reimbursement of the Agent for costs and expenses incurred in connection with the damage or loss of the Property shall be applied against the amounts required to be paid by the Lessee pursuant to Section 17 hereof (plus any other amounts then due and payable under the Lease Documents), if not already paid by the Lessee, or, if already paid by the Lessee, shall be applied to reimburse the Lessee for its payment of such amounts and the balance, if any, of such payment remaining thereafter shall be paid over to, or retained by, the Lessee. Any amount referred to in the preceding sentence that is payable to the Lessee shall not be paid to the Lessee if at the time of such payment an Unmatured Event of Default or an Event of Default shall have occurred and be continuing, but shall be held by the Agent as security for the obligations of the Lessee under this Lease and, at such time as there shall not be continuing any Unmatured Event of Default or any Event of Default, such amount shall, to the extent not applied to satisfy the obligations of the Lessee, be paid to the Lessee.

          The insurance required by this Section 11 may be subject to such reasonable deductible amounts, and the Lessee may self-insure such portions of the required coverage, as is customary for companies similarly situated so to self-insure provided that the aggregate self-insurance and deductibles for the insurance required by Section 11(a) or 11(b) shall be not greater than ten percent (10%) of the face amount of the respective policy.

          (e) The Lessee shall furnish to the Agent ACORD evidences of insurance for property insurance (to the extent Lessee is required by Section 11(b) to obtain such insurance), and a certificate of insurance for liability insurance, evidencing compliance by the Lessee with the provisions of Sections 11(a)-(c) hereof as of the Closing Date and, thereafter, annually prior to each anniversary of the Closing Date, but the Agent shall be under no duty to examine such certificates or to advise Lessee in the event its insurance is not in compliance herewith.

          (f) The Lessee covenants that it will not use, occupy or permit others to use or occupy the Property at any time when the insurance required by this Section 11 is not in force with respect to the Property.

          (g) If Lessee shall fail to acquire and maintain any insurance required hereby or if any required insurance shall for any cause become void, the Agent may (but without any obligation so to do and without prejudice to the Agent's or the Lessors' other rights and remedies hereunder) acquire and maintain such insurance at the cost of Lessee and Lessee will forthwith upon demand repay to the Agent all premiums and other reasonable moneys from time to time paid or payable by the Agent and the Lessors in respect of such insurance (which amount shall be certified in writing by the Agent), together with interest thereon accrued daily at the Overdue Rate.

          (h) Pro forma copies of the insurance policies, as amended and endorsed, required under this Section 11 with respect to the insurance required under this Section 11 shall be made available to Agent for inspection, upon reasonable prior notice to the Lessee.

          SECTION 12.   GENERAL INDEMNITY.

          (a) The Lessee shall indemnify, defend, protect and hold harmless, on an After Tax Basis, each Indemnified Person (whether or not such Indemnified Person is a party to any legal proceeding) from and against all liabilities, losses, obligations, claims, damages, penalties, causes of action, suits or other legal proceedings (actual or threatened, judicial, administrative or arbitral), reasonable costs and expenses (including, without limitation, reasonable attorneys' and accountants' fees and expenses) or judgments (including, without limitation, strict liability in tort) (collectively "LOSSES") of any nature, directly or indirectly, arising out of, or relating to:

               (i)   this Lease or any of the other Lease
          Documents; or any of the transactions contemplated hereby or thereby;

               (ii)  the use, occupancy, construction,
          installation, repair, maintenance, replacement, sale or other disposition of Property or any interest therein;

               (iii) the invalidation of any of Lessee's insurance policies required to be maintained under this Lease;

               (iv) any accident, injury or death of any person or loss of or damage to any property related to the Property;

               (v) the assertion of any claim or demand based upon any infringement or alleged infringement of any patent, trademark, license or other right, by or in respect of any item of Property;

               (vi) the inaccuracy, or alleged inaccuracy, as at any time made or in any of the Lease Documents deemed made, of any representation or warranty of Lessee contained herein; or any violation, or alleged violation, of any provision of this Lease or any other Lease Document by Lessee or of any contract or agreement to which Lessee is bound or of any Applicable Laws of any Governmental Authority or of any Insurance Requirements;

               (vii) any breach of environmental representations and warranties set forth herein, any Environmental Claim relating to the Property, or any existing or future Release of Hazardous Materials at, on, in, under, about, to or from the Property or any off-site location to which Hazardous Materials generated by Lessee or its Subsidiaries were sent for handling, treatment, storage, or disposal; or

               (viii)any breach of the covenants of Lessee with respect to obligations under the Existing Service Contract Obligations.

          (b) Notwithstanding any provisions of this Section 12 to the contrary, the Lessee shall not indemnify and hold harmless any Indemnified Person under this Section 12 against any Loss: (i) to the extent arising from the Active Negligence, gross negligence or willful misconduct of such Indemnified Person; (ii) for any Tax whatsoever whether or not covered by the indemnity in Section 13 hereof (which Section 13 shall exclusively govern the availability of any indemnification for Taxes), except to the extent necessary to make payments on an After-Tax Basis; or (iii) for Losses arising from acts or conditions arising after the end of the term of this Lease except while an Event of Default is continuing, or (iv) for Losses arising in connection with any Lessor Liens. Except as set forth in the immediately preceding sentence, the indemnification provided in this Section 12 shall apply to Losses whenever arising, including without limitation, Losses arising from events or conditions occurring prior to the date hereof.

          (c) Any Indemnified Person shall notify the Lessee, promptly after such Indemnified Person's receipt of notice, or such Indemnified Person otherwise becoming aware, of any third party claim with respect to which indemnification may be sought under this Section 12 but the failure to so notify shall not, except to the extent such failure prejudices the ability of the Lessee to defend such third party claim, relieve the Lessee from any of its obligations under this Section 12 or otherwise. The Indemnified Person shall proceed to resist and dispose of such claim as it deems appropriate; PROVIDED, that, so long as no Event of Default is continuing, the Lessee may, by sending written notice to the Indemnified Person acknowledging the Lessee's indemnification obligations hereunder with respect to such claim in full, have the right to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person. If the Lessee so elects to assume the defense of such claim, any one or more of the Indemnified Persons shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person or Indemnified Persons, unless (i) the employment of such counsel has been specifically authorized in writing by the Lessee or (ii) the representation of both the Lessee and such Indemnified Person or Indemnified Persons by the same counsel would be inappropriate due to actual or potential differing interests between them. Unless an Event of Default is continuing, the Lessee shall not be liable for any settlement of any such action effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff in any such action with or without consent, the Lessee agrees to indemnify and hold harmless the Indemnified Persons from and against any loss or liability by reason of such settlement or final judgment. If the Lessee elects not to participate in a third party claim, all legal and other expenses incurred by the Indemnified Person with respect to such third party claim shall be for the account of the Lessee.

          (d) The parties hereto agree that the provisions of this Section shall not be applied to indemnify any Indemnified Person for any Loss which the Lessee proves arose solely, immediately and directly from the application (in strict compliance with the provisions therefor) of the Risk Amount limitations contained in clause (y) or (z) of Section 14(b)(iii) hereof in connection with the exercise by the Lessee of the Termination Option, which exercise is permitted by, and has been consummated in strict conformity with, all limitations specified in Section 14 hereof or elsewhere herein or in any other Lease Document.

          SECTION 13.   TAXES.

          (a) The Lessee agrees promptly to pay when due, and to indemnify, defend, protect and hold each Indemnified Person, harmless from, all license and registration fees and all income, gross receipts, rental, franchise, excise, occupational, capital, value added, sales, use, ad valorem (real and personal), property (real and personal) and excise taxes, fees, levies, imposts, charges or withholdings of any nature whatsoever, together with any assessments, penalties, fines, additions to tax and interest thereon (individually, a "TAX," and collectively called "TAXES"), howsoever imposed (whether imposed upon any Indemnified Person, all or any part of the Property or otherwise), by any federal, state or local government or taxing authority in the United States or by any foreign government, foreign governmental subdivision or other foreign or international taxing authority, upon or with respect to, based upon or measured by:

               (i)    the Property or any item thereof or the
          receipts, earnings, gains or revenues arising therefrom or from any application or disposition thereof or any item thereof or interest therein;

               (ii) the construction, acquisition, purchase, financing, mortgaging, ownership, acceptance, rejection, delivery, leasing, subleasing, insuring, inspection, registration, possession, use, operation, presence, repair, transfer of title, modification, rebuilding, imposition of any Lien, sale or other disposition of the Property or any item thereof or interest therein;

               (iii)  the payment of Base Rent, Additional Base
          Rent, Additional Rent, Lease Investment Balance and other sums payable under the Lease Documents, the rentals, receipts or earnings arising from the purchase, financing, ownership, delivery, leasing, possession, use, operation, return, storage, transfer of title, sale or other disposition of the Property or any item thereof or any other interest therein;

               (iv) the Lease Documents, and any other documents or agreements executed and delivered in connection with the purchase, leasing, sale or other disposition of the Property or any item thereof or interest therein; or

               (v) otherwise in connection with any transaction contemplated by the Lease Documents.

Notwithstanding anything to the contrary contained in this Section 13(a), the application of the indemnity set forth in this Section 13(a) with respect to Taxes imposed by a state shall apply only if the state imposing the Taxes asserts jurisdiction to impose such Taxes solely by reason of the parties' having entered into this Lease. Notwithstanding the provisions of Section 12 or 13, the Lessee shall not be required to indemnify any Indemnified Person in respect of any Excluded Taxes.

          (b) The indemnity amounts payable under Subsection (a) above shall be computed on an After-Tax Basis.

          (c) Each Lessor which is a non-United States person for U.S. federal tax purposes (a "NON-UNITED STATES PERSON") agrees (to the extent it is permitted to do so under the laws and any applicable double taxation treaty of the jurisdiction of its incorporation and the jurisdiction in which its Funding Office is located) to execute and deliver to the Agent for delivery to the Lessee, before the first scheduled payment date hereunder in each calendar year, either (i) two United States Internal Revenue Service Forms 1001 or (ii) two United States Internal Revenue Service Forms 4224 together with two United States Internal Revenue Service Forms W-9, or any successor forms, or certificates or identifications, as appropriate, properly completed and claiming complete or partial, as the case may be, exemption from withholding and deduction of United States Federal Taxes. Each Lessor which is a Non-United States Person represents and warrants to the Lessee that, at the date it first became a Lessor hereunder,
(x) its Funding Office is entitled to receive payments of interest hereunder without deduction or withholding for or on account of any Taxes imposed by the United States or any political subdivision thereof and (y) it is permitted to take the actions described in the preceding sentence under the laws and any applicable double taxation treaties of the jurisdictions specified in the preceding sentence.

          (d) With respect to all Taxes with respect to which indemnification may be sought above, where legally permissible, the Lessee shall prepare and timely file all reports and returns under each relevant taxing authority (and to send a copy thereof to the Agent). In all other cases, the Lessee shall notify the Agent at least 60 days prior to the due date for such reports or returns and shall prepare them on behalf of, and in a manner satisfactory to, the Agent. The Lessee shall pay all such Taxes reflected as being due on such reports or returns directly to the relevant taxing authority. The provisions of this Section 13(d) shall not limit the Lessee's obligations under Section 13(a).

          (e)  Each Lessor promptly shall notify Lessee, in accordance with
Section 13(h) hereof, of any event of which it has knowledge, occurring after the date of this Agreement which will entitle such Lessor to compensation pursuant to this Section 13 and will designate a different Funding Office if such designation will avoid the need for, or reduce the amount of such compensation and will not, in such Lessor's sole judgment, be otherwise disadvantageous to such Lessor.

          (f) Lessee shall not be obligated under this Agreement to make any greater payment to any Lessor which changes any Funding Office than such Lessor would have been entitled to receive if such Funding Office had not been changed, unless such Funding Office was changed (i) with Lessee's prior written consent, (ii) at Lessee's request, (iii) to mitigate or avoid the suspension of such Lessor's obligations or the requirement of payment of increased costs in the circumstances contemplated by Section 8(a), 8(b), 8(c) or 13 hereof, but in such event only to the extent of such increase, and in no event in an amount greater than if the Funding Office had not been changed, or (iv) at a time when the circumstances giving rise to such greater payment did not exist.

          (g) The Agent agrees that it will from time to time file with the appropriate authorities all tax returns required to be filed in connection with the lease to or use by the Lessee of the Property hereunder, it being understood, however, that the Agent may from time to time demand in writing that the Lessee pay to the Agent such amounts as the Agent shall require to indemnify the Agent and the Lessors from any Taxes payable by the Agent or the Lessors in connection with such returns. In no event shall Lessee be responsible for the payment of any interest or penalties (other than Additional Rent pursuant to Section 8(f) hereof or any such payment of interest or penalty primarily due to the direct fault of Lessee) with respect to any amounts payable under any such tax returns required to be filed by the Agent. Agent will consult with Lessee prior to filing any business property return required to be filed by the tax assessor in which the Property is located.

          (h) Any demand by the Agent or the Lessors for indemnification pursuant to this Section 13 shall be accompanied by a statement setting forth the basis of such demand and a calculation of the amounts payable by the Lessee in connection with such demand, and no such amount shall be payable by the Lessee until 30 days after receipt by the Lessee of the demand for such amount. Each of the Agent and each Lessor agrees that within 30 days of first obtaining knowledge by it of any amounts owing by the Lessee under this
Section 13 it will notify the Lessee thereof and of the amount so owed. If any amount paid by either Lessee to the Agent pursuant to this Section 13 exceeds the amount actually owed by Lessee under this Section 13, then upon learning of such excess the Agent shall promptly advise such Lessee thereof and remit such amount to Lessee upon demand by such Lessee.


     SECTION 14.   PURCHASE OPTION AND TERMINATION OPTION.

          (a) PURCHASE OPTION OF LESSEE. During the term of this Lease, the Lessee may, on a Rent Payment Date and upon 30 days' prior written notice substantially in the form included in Exhibit H hereto appropriately completed (a "LESSEE PURCHASE NOTICE") to the Agent by an Authorized Officer of Lessee, elect to purchase all (but not less than all) of the Property leased hereunder. Any such purchase shall be effected pursuant to the provisions of Section 14(d) hereof; PROVIDED that the Lessee Purchase Notice may be delivered as little as one day in advance if the purchase is to take place on the last day of the Lease Term and the Lessee had previously elected the Termination Option. Any election by the Lessee made pursuant to this
Section 14(a) shall be irrevocable; except that Lessee shall have a one-time right to extend the closing date for the purchase of the Property, provided that (i) Lessee so notifies Agent in writing not fewer than ten (10) days prior to the date completed by Lessee in paragraph 3 of Exhibit "H" and (ii) the extended date is a specific date not later than one (1) Business Day prior to the expiration of the Term. The option of the Lessee provided in this Section 14(a) may be assigned without the prior consent of Lessors; provided that no assignment shall be binding upon Lessors unless Lessee shall have notified Lessors in writing of the name, address and telephone number of the assignee, and the effective date of the assignment.

          (b) TERMINATION OPTION OF LESSEE. (i)The Lessee shall have the right, upon 180 days' prior written notice in substantially the form of Exhibit J hereto appropriately completed and executed by an Authorized Officer of Lessee (the "SALE NOTICE") to the Agent, to terminate the Lease at the end of the Lease Term, so long as no Event of Default or Unmatured Event of Default has occurred and is continuing, by electing (and thereafter Lessee shall be obligated to consummate) an all-cash sale to one or more Persons not Affiliates of Lessee of all (but not less than all) of the Property (the "TERMINATION OPTION") as provided in Section 14(b)(ii) hereof; PROVIDED that Lessee shall not be obligated to consummate such sale if it elects and consummates a purchase of the Property pursuant to Section 14(a) hereof.
Upon receipt by the Agent on behalf of the Lessors of all Proceeds to be paid to it in connection with the Termination Option and the Base Rent and Additional Base Rent due on such date and all other amounts then due and owing under the Lease Documents (including, without limitation, (A) any indemnity payments and (B) any Taxes (other than Excluded Taxes) resulting from the exercise of the Termination Option, provided that the Agent shall have furnished to the Lessee the information necessary to compute the Taxes resulting from the exercise of the Termination Option and the

Lessee shall have not furnished the Agent (for the benefit of the Lessors) a certificate evidencing an exemption available to the Agent from such Taxes), the Agent on behalf of the Lessors shall transfer to such Person or Persons on an as-is, where-is basis, without any representation or warranty of any kind, express or implied, whatever title to the Property it may have (except that the Agent shall warrant the Agent Representations); and the Agent (on behalf of the Lessors) shall at Lessee's expense execute and deliver such quitclaim deeds, requests for full reconveyance and UCC termination statements and other documents reasonably requested by the Lessee to terminate the lien and security interests granted pursuant to this Lease.

               (ii) In the event the Lessee elects the Termination Option, Lessee shall use its best efforts to obtain the highest all cash purchase price for the Property. Neither the Agent nor any Lessor shall have any responsibility for procuring any purchaser. If, nevertheless, the Agent or a Lessor undertakes any sales efforts, the Lessee shall promptly reimburse the Agent or such Lessor for any charges, costs and expenses incurred in such effort, including any allocated time charges, reasonable costs and expenses of internal counsel or other reasonable attorneys' fees and expenses. The Lessee must accept the highest such offer received by it (which may be composed of a combination of offers from several buyers of different items of Property) if such offer is in excess of the Lease Investment Balance at the end of the Lease Term. The Agent shall determine whether to accept the highest all cash offer for the Property if not in excess of the Lease Investment Balance and in the case of such an all cash offer which was obtained, and is otherwise, in strict compliance with the provisions of this
Section 14, if the offer is rejected by the Agent, the Lessee shall (subject to Lessee's rights under Section 14(a), and assuming no Event of Default or Unmatured Event of Default has occurred) surrender the Property (in strict compliance with Section 18 hereof) and pay the Agent the sum of (I) the Guaranteed Residual Value plus (II) all then accrued and unpaid Base Rent and Additional Base Rent PLUS (III) all other amounts then due under the Lease Documents.

               (iii) In the event Lessee elects the Termination Option and Agent accepts such offer:

                    (x)   if the net proceeds of sale received by
          Agent (which shall mean the gross proceeds received by Agent less all costs paid to non-Affiliates of Lessee and related to such sale and delivery (which Agent hereby agrees to pay, but only out of such proceeds), including, without limitation (to the extent not previously paid pursuant to Section 14(b)(ii)), the cost of brokerage commissions, advertising costs, appraisal fees, preparation of the Property for marketing, delivery of documents and Property, certification and testing of the Property in any location chosen by the buyer or prospective buyer, legal costs, costs of notices, or other information and any repairs or modifications desired by a buyer or prospective buyer, without regard to whether such costs were initially incurred by the Agent, the Lessors, the Lessee or any potentially qualified buyer (the "PROCEEDS")) are greater than the Gross Lease Investment Balance, the Agent, for the account of the Lessors, shall pay to the Lessee the amount by which such Proceeds exceed the Gross Lease Investment Balance;

                         (y)  if the Proceeds are less than the
          Gross Lease Investment Balance, the Lessee shall pay to the Agent for the account of the Lessors an amount equal to the sum of (A) the lesser of (I) Lease Investment Balance less the Proceeds and
          (II) the Guaranteed Residual Value, plus (B) all then accrued and unpaid Base Rent and Additional Base Rent and all other amounts then due under the Lease Documents; and

                         (z)  if the Proceeds are less than the
          excess of (I) the Gross Lease Investment Balance over (II) the Guaranteed Residual Value on such date, the Lessee shall pay to the Agent for the account of the Lessors, in addition to the amounts required to be paid by the Lessee pursuant to clause (y) above, an amount (which, together with the other amounts referred to in this clause (z), shall not exceed the Gross Lease Investment Balance) equal to the amount (as determined if requested in the sole discretion of the Agent, at the sole expense of the Lessee, by an Appraiser) by which the residual value of the Property has been reduced by waste, extraordinary use, failure to maintain or replace, failure to use, improper workmanship or any other cause or condition within the power of Lessee to control or affect.

All payments referred to in this clause (iii) shall be made on the date the Proceeds are due and payable to the Agent. The Agent shall have no obligation to make any payment required of it under Section 14(b)(iii)(x) hereof until the Agent on behalf of the Lessors shall have received the Proceeds, Base Rent, Additional Base Rent and all other amounts then due and owing under the Lease Documents (including, without limitation, any indemnity payments).

          (c) FAILURE OF SALE. If the Termination Option is elected and a sale of the Property is not effected prior to the end of the Lease Term other than as a result of Agent's failure to accept an offer as provided in Section 14(b)(ii), the Lessee shall (x) pay on the last day of the Lease Term the amounts described in the last sentence of Section 14(b)(ii), and (y) immediately quit possession of the Property and tender the same to Agent in compliance with Lessee's obligations under this Lease.

          (d) PROCEDURES FOR PURCHASES. The following procedures shall apply to any purchase by Lessee of the Property subject to this Lease pursuant to any provision of this Lease:

               (i) the Lessee shall pay to the Agent for the account of the Lessors by wire transfer of immediately available funds an amount equal to (I) the Lease Investment Balance and all other amounts then due under the Lease Documents (including, without limitation, any Taxes resulting from such purchase, provided that the Lessee shall have not first furnished the Agent (for the benefit of the Lessors) a certificate evidencing an exemption available to the Agent from such Taxes), plus (II) any Base Rent and Additional Base Rent accrued and unpaid, plus (III) any other amounts due under the Lease Documents, MINUS (IV) if, at such time any insurance proceeds are being held by the Agent with respect to any Property pursuant to Section 17 hereof, the amount of such insurance proceeds then held by the Agent (including the net earnings thereon), which insurance proceeds (and net earnings)
     a) shall (but not in excess of the total of the amounts referred to in clauses (I) and (II) of this paragraph) no longer be subject to the provisions of Section 17 hereof and shall be deemed to be part of the purchase price paid by the Lessee, and b) to the extent any such insurance proceeds remain in the possession of Agent after being applied to part of the purchase price as described in the preceding clause "a)", the excess shall be forthwith delivered to Lessee; and MINUS (V) any Taxes that Lessee has paid to the Agent that Agent has not duly delivered to the Governmental Authority entitled thereto in accordance with Section 13(g),

               (ii) the Agent, on behalf of the Lessors, shall transfer to Lessee, on an as-is, where-is basis, without any representation or warranty of any kind, express or implied, whatever title to the Property it may have (except that the Agent shall warrant the Agent's Representations) and

               (iii) Lessee shall be subrogated to the Agent's and the Lessors' rights with respect to the Property and the Agent (on behalf of the Lessors) shall, at Lessee's expense, execute and deliver (I) such assignments and instruments of further assurance as may be reasonably necessary to enable Lessee to collect any unpaid insurance proceeds relating to the Property and otherwise to receive the benefits of such rights and (II) such quitclaim deeds, requests for full reconveyance, UCC termination statements and other documents reasonably requested by the Lessee to terminate the lien and security interests granted pursuant to this Lease. Upon such transfer, the lease of the Property under this Agreement shall terminate.

          (e) RIGHT TO PURCHASE OR SELL AFTER EVENT OF DEFAULT. If an Event of Default has occurred but Agent (on behalf of the Lessors) has not previously terminated the Lease, Lessee may exercise the Purchase Option or the Termination Option, and the 30 days advance notice requirement in Section 14(a), and the 180 days advance notice requirement in Section 14(b), shall be reduced to five days in each case; provided that nothing in this Section 14(e) shall limit or impair any right or remedy of Agent (on behalf of the Lessors) under this Lease, except that Agent (on behalf of the Lessors) shall not exercise its right to terminate the Lease during the five day period beginning on the date that Lessee delivers the written notice required by the first sentences, respectively, of Sections 14(a) and 14(b).


     SECTION 15. END OF TERM OPTIONS. In connection with the expiration of the Lease Term, the Lessee shall be obligated to (i) exercise the Termination Option or (ii) purchase the Property subject to this Lease pursuant to
Section 14(a) hereof (the "PURCHASE OPTION"). In the event that by the 74th day prior to the expiration of the Lease Term the Lessee has not elected either of the options in clauses (i) or (ii), the Lessee shall be required to exercise the Purchase Option at the end of the Lease Term, except that the notice described in the first sentence of Section 14(a) need not be given, and Lessee shall not have the right to extend the closing date for the purchase of the Property as described in Section 14(a). If Lessee fails to consummate the Termination Option, then Lessee shall be deemed to have elected the Purchase Option.


     SECTION 16.   AMENDMENTS.

          (i) This Lease and each of the other Lease Documents shall be changed, waived, discharged or terminated with respect to Lessee, the Agent and each Lessor upon the ratification in writing of such change, waiver, discharge or termination by Lessee, the Agent and the Required Lessors, in which case such change, waiver, discharge or termination shall be effective as to each Lessor, Lessee and the Agent; PROVIDED, that no such change, waiver, discharge, or termination shall, without the written ratification of each Lessor:

               (A) modify, amend, waive or supplement any of the provisions of this Section 16 or Section 3 hereof, change the definitions of "LEASE INVESTMENT BALANCE", "LEASE

INVESTMENT BALANCE", "CLOSING FEE", "COMMITMENT", "COMMITMENT PERCENTAGE", "EXCLUDED TAXES" "INDEMNIFIED PERSON", "OUTSTANDING INVESTMENT", "PROPERTY COST", "PROPERTY COST", "REQUIRED LESSORS", "GUARANTEED RESIDUAL VALUE", or "TAXES", or release any Collateral (except as otherwise specifically provided in any Lease Document);

               (B) modify, amend, waive or supplement any of the provisions of Section 4, 12 or 13 hereof (except as otherwise expressly provided in this Section 16); PROVIDED that the Required Lessors may waive an Event of Default other than an Event of Default under Section 20(a) hereof;

               (C) reduce, modify, amend or waive any indemnities in favor of the Agent or any Lessor pursuant to Section 12 or 13 hereof (except that any Person may consent to any reduction, modification, amendment or waiver of any indemnity payable to it);

               (D) modify, postpone, reduce or forgive, in whole or in part, any payment of Base Rent or Additional Base Rent (other than pursuant to the terms of any Lease Document) or any other amount payable under this Lease or any other Lease Document, or modify the definition or method of calculation of any payment of Base Rent or Additional Base Rent (other than pursuant to the terms of any Lease Document) or any other amount payable hereunder or thereunder;

               (E) consent to any assignment of this Lease releasing Lessee from its obligations in respect of the payments due pursuant to the Lease Documents or changing the absolute and unconditional character of such obligations; or

               (F) except as contemplated in the Lease Documents, permit the creation of any Lien on the Collateral or any part thereof or deprive the Agent or any Lessor of the benefit of the security interest in the Collateral granted by Lessee.

          (ii) Without the prior written consent of the Agent, no amendment of, supplement to, or waiver or modification of, any Lease Document shall adversely affect Agent's rights or immunities or modify or increase the duties or obligations of Agent with respect to any Lease Document.


     SECTION 17.   LOSS OF OR DAMAGE TO PROPERTY.

          (a) RISK OF LOSS. The Lessee hereby assumes all risk of loss of or damage to the Property, however caused. No loss of or damage to the Property or any item thereof shall impair any obligation of the Lessee under this Lease, which shall continue in full force and effect with respect to any lost or damaged Property.

          (b) REPAIR OF DAMAGE; USE OF PROCEEDS. In the event of damage of any kind whatsoever (other than ordinary wear and tear as contemplated by Section 10 hereof) to any item or items of Property (unless such Property is, as a consequence thereof, subject to an Event of Loss) the Lessee, at its own cost and expense, shall (i) if the portion of the Lease Investment Balance attributable to such item or items plus all other items previously so damaged since the previous notice pursuant to this clause (i) shall exceed $50,000, immediately notify the Agent in writing of the damage to such item or items and the Lease Investment Balance thereof and of any material facts with respect thereto and (ii) take all necessary action to place the same in good operating order, repair, condition and appearance.
If the insurance proceeds, if any, received by the Agent on behalf of the Lessors for damage to such Property upon the occurrence of a single event or series of related events of damage are not greater than $250,000, the Agent shall pay said insurance proceeds to Lessee promptly upon receipt. Upon the completion of the repairs, Lessee shall deliver a certificate to Agent certifying that the Property has been repaired to the standards required under this Lease. If the insurance proceeds, if any, received by the Agent on behalf of the Lessors for damage to the Property upon the occurrence of a single event or series of related events of damage are greater than $250,000, the Agent shall deposit said proceeds in a separate interest bearing account in the name of the Agent on behalf of the Lessors (and Lessee shall reimburse the Agent upon demand for any bank charges and other expenses incurred by the Agent with respect to such account). Upon the receipt of a certificate from an Authorized Officer of Lessee (i) requesting and authorizing payment to a contractor for the repair of such damaged Property, (ii) stating the payment is due under the repair contract with such contractor, (iii) attaching a copy of an invoice or other evidence showing that payment is due under such repair contract and (iv) certifying the then estimated total cost to repair such damaged Property and if such estimated cost is greater than said insurance proceeds, certifying that Lessee has paid from its own funds an amount of such repair costs at least equal to such excess, the Agent shall pay to Lessee from such separate account (to the extent of funds therein, including net earnings thereon) an amount equal to such requested payment. The balance of such account, if any, shall be paid to Lessors (PRO RATA in accordance with their respective Outstanding Investments), by the Agent to reduce the Lease Investment Balance.

          (c) EVENT OF LOSS; PROPERTY NOT REPAIRED. If an Event of Loss occurs as to any item or items of Property and such Property is not repaired or replaced pursuant to paragraph (d) below, then in any such event, (i) Lessee shall promptly notify the Agent in writing of such event, (ii) Lessee shall pay to the Agent (for the account of the Lessors PRO RATA in accordance with their respective Outstanding Investments) within 10 calendar days an amount equal to (x) the Lease Investment Balance of such Property, PLUS (y) any Base Rent accrued and unpaid on such Property to and including the date of such payment, PLUS (z) any other amounts owing under the Lease Documents (including, without limitation, any Taxes resulting from such transfer and any amounts due under Section 7(d) hereof) MINUS any insurance proceeds received and retained by Agent on behalf of the Lessors, (iii) the Agent, on behalf of the Lessors, shall transfer title to such Property to Lessee, on an as-is, where-is, basis, without any warranty of any kind by, or any recourse of any kind to, the Agent or any Lessor (except that the Agent shall make the Agent's Representations), (iv) Lessee shall be subrogated to the Lessors' rights in the affected transaction and (v) the Agent (on behalf of the Lessors) shall at Lessee's expense execute and deliver (I) such assignments and instruments of further assurance as may be reasonably necessary to enable Lessee to collect any unpaid insurance proceeds and (II) such quitclaim deeds, requests for full reconveyance, UCC termination statements and other documents reasonably requested by the Lessee to terminate the security interest in such Property created hereunder. Upon such transfer, the lease of such Property under this Agreement shall terminate and such Property shall cease to be Property hereunder.

          (d) EVENT OF LOSS; PROPERTY REPAIRED. If an Event of Loss shall have occurred with respect to one or more items of Property, the Lessee may elect not more than 30 days after such event to replace such Property by reconstructing or repairing it with labor and materials (in either case, the "RECONSTRUCTED PROPERTY") that restore the Property to the condition required to be maintained under this Lease such that the value, utility, Guaranteed Residual Value or remaining useful life of the Reconstructed Property has not been impaired (compared to the Property immediately before the Event of Loss) other than to a De Minimis Amount, to have such Reconstructed Property constitute "Property" for the purposes of this Lease and to have this Lease continue in full force and effect by delivery to the Agent of a certificate of an Authorized Officer stating (i) that Lessee will replace such item or items with Reconstructed Property, (ii) specifying and describing in reasonable detail such Reconstructed Property and (iii) stating that Lessee will comply with the provisions of the second and third sentences of this paragraph (d). Any such Reconstructed Property that is Personal Property or a Fixture shall
(i) have a fair market value (as determined by an Appraiser if such Reconstructed Property is not new and has a claimed value in excess of $100,000 or as determined by the invoice for such Reconstructed Property if such Reconstructed Property is new) not less than the Lease Investment Balance allocable by Agent to the item of Personal Property replaced, (ii) have a useful life, utility and residual value at least as great as the Personal Property or Fixture being replaced and (iii) be free of all Liens (except Permitted Liens) as provided in Section 9 hereof. All other Reconstructed Property shall (i) consist of new, first class quality materials of like kind, quality and style as those damaged, shall cause the item of Property so restored to have a useful life and residual value not less than the Lease Investment Balance (as determined by and allocable by Agent to the item of Property restored in Agent's sole and absolute discretion), (ii) be free of all Liens (except Permitted Liens), and shall result in the Property so restored to be free of Liens (except Permitted Liens), as provided in Section 9 hereof, and (iii) be constructed using first class workmanship. Lessee shall as soon as practicable transfer title to the Reconstructed Property to the Agent on behalf of the Lessors and execute all instruments reasonably requested by the Agent to so transfer title to the Agent (and to subject the Reconstructed Property to this Lease and to the security interest of the Agent on behalf of the Lessors), including, without limitation, a Lease Supplement and appropriate UCC financing statements, if any, with respect thereto. If the insurance proceeds, if any, received by the Agent for Property to be replaced upon the occurrence of a single Event of Loss are not greater than US $250,000, the Agent shall pay to such Lessee said insurance proceeds promptly upon receipt. If the insurance proceeds received by the Agent for Property to be replaced upon the occurrence of a single Event of Loss are greater than $250,000, the Agent shall deposit said proceeds in a separate interest bearing account in the name of the Agent on behalf of the Lessors (Lessee shall reimburse the Agent for bank charges and other expenses incurred by the Agent with respect to such account). Upon receipt of a certificate of an Authorized Officer of Lessee (i) requesting and authorizing payment to the vendor of an item of Reconstructed Property,
(ii) stating the payment is due under the purchase order or contract for such item, (iii) attaching a copy of an invoice or other evidence showing that payment is due under such purchase order or contract and (iv) certifying the then estimated total cost of the Reconstructed Property and if such estimated cost is greater than said insurance proceeds, certifying that Lessee has paid from its own funds to vendors of Reconstructed Property an amount at least equal to such excess, the Agent shall pay to Lessee from such separate account (to the extent of funds therein including net earnings thereon) an amount equal to such requested payment. The balance of such account, if any, shall be paid to Lessors, PRO RATA in accordance with their respective Outstanding Investments, by the Agent to reduce the Lease Investment Balance.

          (e) For the purposes of this Agreement, all fees and expenses of any Appraiser retained pursuant to the provisions hereof shall be paid by Lessee.

          (f) In the event that, with respect to any event or series of related events referred to above in this Section 17, the Lessee shall, in advance of receipt of insurance proceeds, pay (or apply) its own funds in the amounts and otherwise in the same manner as such insurance proceeds are required to be paid and/or applied as provided above, then the Agent shall, to the extent it subsequently receives such insurance proceeds, pay the same to the Lessee.

     SECTION 18.   SURRENDER OF PROPERTY.

          (a) SURRENDER UPON TERMINATION. Subject to the provisions of Sections 13, 14, 15 and 19 hereof, upon termination of the Lease, the Lessee shall, at its sole cost and expense, and subject further to the provisions of this Section 18, quit and surrender possession of the Property to Agent (on behalf of Lessors) in as good order and condition as when Lessee took possession and as thereafter improved by Agent (on behalf of Lessors) and/or Lessee, reasonable wear and tear excepted. Upon such surrender Lessee shall deliver to the Agent (on behalf of the Lessors) and any and all keys to areas within and outside of the Property. Lessee shall also deliver to Agent any and all records and manuals pertaining to the operation, maintenance, repair, use and occupancy of the Property.

          (b) NO VOLUNTARY SURRENDER. No act or thing done by Agent or any agent or employee of Agent during the Lease Term shall be deemed to constitute an acceptance by Agent of a surrender of the Property unless such intent is specifically acknowledged in a writing signed by Agent. The delivery of keys to the Property to Agent shall not constitute a surrender of the Property or effect a termination of this Lease, whether or not the keys are thereafter retained by Agent, and notwithstanding such delivery Lessee shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Lessee, whether accepted by Agent or not, or a mutual termination hereof, shall not work a merger, and at the option of Agent shall operate as an assignment to Agent of all subleases or subtenancies affecting the Property.

          (c) REMOVAL OF LESSEE PROPERTY BY LESSEE. Upon the expiration or termination of the Lease, Lessee shall remove or cause to be removed, at its sole expense, from the Property all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, and other articles of personal property owned by Lessee or installed or placed by Lessee at its expense in the Property, and such similar articles of any other persons claiming under Lessee, as Agent may, in its sole discretion, require to be removed, and Lessee shall repair at its own expense all damage to the Property resulting from such removal.

          (d) REMOVAL OF LESSEE'S PROPERTY BY AGENT. Whenever Agent shall re-enter the Property as provided in this Lease, any personal property of Lessee not leased under this Lease and not removed by Lessee upon the expiration of the Lease Term, or within forty-eight (48) hours after a termination by reason of Lessee's default as provided in this Lease, shall be deemed abandoned by Lessee and may be disposed of by Agent in accordance with Sections 1980 through 1991 of the California Civil Code and Section 1174 of the California Code of Civil Procedure, or in accordance with any laws or judicial decisions which may supplement or supplant those provisions from time to time.

          (e) AGENT'S PROPERTY. All fixtures, alterations, additions, repairs, improvements and/or appurtenances attached to or built into, on, or about the Real Property prior to or during the Lease Term, whether by Agent at its expense or whether at the expense of Lessee, or by Lessee at its expense, or by previous occupants of the Property, shall be and remain part of the

Property and shall not be removed by Lessee at the end of the Lease Term unless otherwise expressly provided for in this Lease. Such fixtures, alterations, additions, repairs, improvements and/or appurtenances shall include, without limitation, floor coverings, drapes, paneling, molding, doors, kitchen and dishwashing fixtures and equipment, plumbing systems, electrical systems, lighting systems, security systems, communication systems, computer network cabling and appurtenances, all fixtures and outlets for the systems mentioned above and for all telephone, television, radio, telegraph, facsimile, electronic data, satellite transmission and reception, cellular and microcellular telephony, and television purposes, and any special flooring or ceiling installations.

          (f) AGENT'S ACTIONS ON PROPERTY. Lessee hereby waives all claims for damages or other liability in connection with Agent's reentering and taking possession of the Property or removing, retaining, storing or selling the property of Lessee not leased under this Lease, as herein provided, and Lessee shall indemnify, defend, protect and hold Agent harmless from any such claims, damages or other liability, and no such re-entry shall be considered or construed to be a forcible entry, nor shall Agent be guilty of forcible entry or forcible detainer.

          (g) NO DUTY IF LIABILITIES PAID. Notwithstanding the foregoing, the provisions of this Section 18 shall not apply if at the time that Lessee would otherwise be required to surrender the Property each Lessor has recovered the full amount of its Outstanding Investment and all of the Liabilities have been paid.

     SECTION 19.   CERTAIN COVENANTS.

          From the date hereof until the later of (I) the Termination Date and (II) the payment in full of all amounts due or to become due under the Lease Documents:

          (a) REPORTS, CERTIFICATES AND OTHER INFORMATION. Lessee shall furnish or cause to be furnished to the Agent and each Lessor:

               (i)   AUDIT REPORT.  Within 90 days after each
          Fiscal Year, a copy of an annual audit report of Lessee and its respective Subsidiaries prepared on a consolidated basis and in conformity with GAAP duly certified by independent certified public accountants of recognized standing selected by Lessee, together with a letter from such accountants stating that, based on the results of their audit report, no Event of Default has occurred under this Lease as of the date of the audit report.

               (ii)   INTERIM REPORTS.  Within 45 days after each
          Fiscal Quarter (except the last Fiscal Quarter in a Fiscal Year), a copy of the unaudited consolidated financial statements of Lessee and its respective Subsidiaries prepared in accordance with GAAP (subject to normal recurring accruals and adjustments) consisting of at least a balance sheet as at the close of such Fiscal Quarter, statements of earnings for such Fiscal Quarter and for the period from the beginning of such Fiscal Year to the close of such Fiscal Quarter, and a statement of changes in cash flow from the beginning of such Fiscal Year to the close of such Fiscal Quarter.

               (iii) OFFICER'S CERTIFICATE. Contemporaneously with the furnishing of a copy of each annual audit report and of each set of quarterly statements provided for in this Section 19(a), a certificate in the form of Exhibit E hereto duly completed, dated the date of such annual report or such quarterly statements and signed by an Authorized Officer on behalf of Lessee and containing the computations and other information provided for therein.

               (iv) REPORTS TO SEC AND TO SHAREHOLDERS. Within 15 days of the filing or making thereof, copies of each filing and report made by the Lessee or its respective Subsidiaries with or to the SEC or any other securities exchange, and, if Lessee shall have registered under the Securities Exchange Act of 1934, as amended, as to any of Lessee's equity securities, copies of each communication from Lessee to shareholders generally.

               (v) NOTICE OF DEFAULT. Forthwith upon learning of the occurrence of an Event of Default or Unmatured Event of Default, written notice thereof describing the same and the steps (if any) being taken by Lessee and its Subsidiaries with respect thereto.

               (vi) NOTICE OF CERTAIN LITIGATION. Written notice of the institution of any Litigation or the occurrence of any development with respect to any Litigation, together with a description thereof and the steps being taken by Lessee and its Subsidiaries with respect thereto, all to such extent and at such time as Lessee would be required to make such disclosure if Lessee were a public reporting company under the Securities Exchange Act of 1934, as amended (it being understood that to the extent such disclosures are contained in the reports filed by Lessee with the SEC, then the disclosure hereunder required to be made by Lessee to the Lessor may be made by furnishing to the Lessor a copy of such reports as filed with the
          SEC).

               (vii) ENVIRONMENTAL. Promptly upon becoming aware of any of the following conditions or occurrences, Lessee shall provide Agent with written notice thereof, including the details surrounding the occurrence or condition and any action taken or proposed to be taken by the Lessee in connection therewith: (a) any actual, pending or threatened Environmental Claim against Lessee or its Subsidiaries and
          (b) any Environmental Condition at the property where the Property is located.

               (viii) OTHER INFORMATION. From time to time such other information concerning Lessee and its Subsidiaries as the Agent or any Lessor may reasonably request.

          (b) MERGERS, CONSOLIDATIONS, SALES. Lessee will not permit any consolidation of Lessee with or merger of Lessee into any other corporation or corporations or successive consolidations in which Lessee or its successor or successors shall be a party or parties or any sale or conveyance of the property of Lessee as an entirety or substantially as an entirety, to any other Person authorized to acquire and operate the same (any such consolidation, merger, sale or conveyance is referred to herein as a "CORPORATE TRANSACTION") unless each of the following conditions is met:

               (i) upon the occurrence of any such Corporate Transaction all the obligations of Lessee under this Agreement shall be expressly assumed in writing by the corporation formed by such consolidation, or into which Lessee shall have been merged, or by the corporation which shall have acquired such property (in each such case, the "SURVIVING ENTITY"), such assumption to be accompanied by an opinion of counsel for the surviving entity to the effect that such assumption has been duly authorized, executed and delivered by, and is the legal, valid and binding obligation of, the surviving entity;

               (ii) immediately after giving effect to such Corporate Transaction and to the retirement of any Debt to be retired substantially concurrently therewith, no Event of Default or Unmatured Event of Default shall have occurred and be continuing, and Lessee shall deliver a certificate signed by an Authorized Officer of Lessee to such effect;

               (iii) the surviving entity shall be domiciled in the United States; and

               (iv) Lessee shall have given at least 30 days' prior written notice of such Corporate Transaction to the Agent.

Upon consummation of the Corporate Transaction with respect to Lessee and the assumption of Lessee's obligations under this Agreement and the other Lease Documents by the surviving entity, such surviving entity shall succeed to and be substituted for Lessee, with the same effect as if it were an original party to this Agreement and the other Lease Documents and, in the event of any such sale or conveyance, Lessee shall be released from its obligations under this Agreement and the other Lease Documents. Except for the merger of any Subsidiary into Lessee or another Subsidiary, Lessee shall not permit any Subsidiary to be a party to any Corporate Transaction if before or after giving effect thereto an Event of Default or Unmatured Event of Default shall exist.

          (c) COMPLIANCE WITH APPLICABLE LAWS. The Lessee will not, and will not permit any of its Subsidiaries to, knowingly violate in any material respect any of the requirements of Applicable Laws.

          (d) ERISA. (i) The Lessee will give notice to Agent promptly after it learns (other than by notice from all of such holders) that (A) any Reportable Event has occurred;(B) any "accumulated funding deficiency" (within the meaning of Section 412(a) of the Code) has been incurred with respect to any
Plan    or that an application may be or has been made to the Secretary of the
Treasury of a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code, in each case with respect to any Plan;(C) any Single Employer Plan or Multiemployer Plan has been terminated, reorganized, petitioned or declared insolvent under Title IV of ERISA;(D) any Single Employer Plan has a under current liability giving rise to a Lien under ERISA or the Code;(E) any proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to any Plan;(F) the Lessee or any of its ERISA Affiliates will or may incur any liability (including any contingent or secondary liability) to or on account of the termination or withdrawal from any Single Employer Plan under Section 4062, 4063, 4064 or 4975 of the Code or
Section 409 or 502(i) or ERISA;(G) any "prohibited transaction" (as such term is defined in Section 406 of ERISA and Section 4975 of the Code) has occurred inconnection with any Plan;(H) Lessee or any ERISA Affiliate has received any notice from the PBGC relating to the intention of the PBGC to terminate one or more Single Employer Plans or to appoint a trustee to administer any Single Employer Plan;(I) Lessee or any ERISA Affiliate has received from the sponsor of a Multiemployer Plan of any notice concerning
(1) the imposition on the Lessee or an ERISA Affiliate of withdrawal liability or (2) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, in each case within the meaning of Title IV of ERISA;(J) Lessee or any ERISA Affiliate has received any notice from the PBGC or the Internal Revenue Service which sets forth or proposes any material adverse determination or action with respect to a Plan; or (K) assessment of any excise taxes has been levied against the Lessee or any ERISA Affiliate by the Internal Revenue Service with respect to a Plan.

               (ii) The Lessee shall, and shall cause each ERISA Affiliate to, comply in all material respects with ERISA. If any event occurs pursuant to which the Lessee is required to give notice pursuant to Section 19(d)(i), the Lessee shall furnish to Agent a written notice specifying what action the Lessee or any of its ERISA Affiliates, the Internal Revenue Service, the Pension Benefit Guaranty Corporation, or any other relevant party is taking or proposes to take with respect thereto.

          (e) CORPORATE EXISTENCE AND FRANCHISES. The Lessee will, and will cause each Subsidiary to, except as otherwise expressly permitted in Section 19(b) hereof, maintain in full force and effect its separate existence and all material rights, licenses, leases and franchises used in the conduct of its business.

          (f) PAYMENT OF TAXES. The Lessee will promptly pay, and cause each Subsidiary to pay, when due all taxes, assessments or other charges owing by Lessee and each Subsidiary except taxes, assessments and other charges which shall be subject to a Permitted Contest.

          (g) OTHER AGREEMENTS. The Lessee will not (a) enter into any agreement containing any provision which would be violated or breached by the performance of its obligations under any Lease Document or under any instrument or document delivered or to be delivered by it under any Lease Document or in connection therewith, or (b) permit any Subsidiary to enter into any agreement which prohibits in any material respect such Subsidiary from declaring or paying dividends or making advances to Lessee.

          (h) REGULATIONS G, T, U AND X. The Lessee will not use or permit any proceeds of the sale pursuant to this Agreement of the Property to the Lessors to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying "margin stock" within the meaning of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

          (i) MAINTENANCE OF TANGIBLE PROPERTY. Lessee will maintain, and cause each of its Subsidiaries to maintain, in all material respects all of the real property, inventory and equipment owned, leased or used by such entity in good condition and repair, and prevent any waste or unusual or unreasonable depreciation thereof.

          (j) MAINTENANCE OF INTANGIBLE PROPERTY. Lessee will protect, preserve and maintain, and cause each of its Subsidiaries to protect, preserve and maintain, in all material respects all of its trademarks and trade names infull force and effect, by, without limitation, defending against and/or prosecuting at its own expense any and all suits claiming infringement or dilution of any thereof or injury to the goodwill associated with any thereof and by filing any applications and doing any and all other things which may from time to time be necessary or advisable for the renewal or registration of each thereof.

          (k) SALE OF STOCK OF SUBSIDIARIES. Lessee shall not sell, assign, pledge or otherwise dispose of any shares of stock or other equity interests in (or warrants, rights or options to acquire stock of or equity interests in) any Subsidiary, PROVIDED that all of the equity securities and Debt of a Subsidiary may be sold as an entirety if all the assets of such Subsidiary could be sold pursuant to Section 19(l) and Lessee shall not permit any Subsidiary to issue or sell any shares of its stock or other equity interests in itself (or warrants, rights or options to acquire, or securities convertible into, such stock or other equity interests) to any Person other than Lessee or another of its Subsidiaries.

          (l) TRANSFER OF ASSETS. Except as otherwise provided in this Agreement, neither Lessee nor any Subsidiary shall sell, transfer, pledge, assign or otherwise dispose of any assets of Lessee or any Subsidiary unless such sale or disposition shall be in the ordinary course of Lessee's or such Subsidiary's business; provided, however, that no such sale transfer, pledge, assignment or disposition shall include any of the Property.

          (m) DISCONTINUANCE OR CHANGE OF BUSINESS. Except as otherwise provided in this Agreement, neither Lessee nor any Subsidiary shall discontinue any substantial part of their existing businesses taken as a whole or change the nature of their existing businesses or otherwise change the legal form of their businesses.

          (n) ACCOUNTING CHANGE. Lessee shall not make or permit any change in financial accounting policies or financial reporting practices, except as required by GAAP or regulations of the Securities and Exchange Commission.

          (o) FINANCIAL RATIOS. Lessee shall not permit on a consolidated basis, at the end of any fiscal quarter:

               (1)  Lessee's Quick Ratio to be less than 1.5;

               (2) Lessee's Tangible Net Worth to be less than $220,000,000. The calculation required by the preceding sentence shall be determined in accordance with GAAP without deduction for any losses;

               (3)  Lessee's Debt divided by Tangible Net Worth to exceed 0.50;

               (4) Lessee to permit working capital to be in an aggregate amount less than $50,000,000.

          (p) FINANCIAL COVENANTS IN FINANCINGS. Lessee shall not agree with any holder of any of Lessee's Debt (whether such Debt exists now or in the future) (i) that entering into this Lease or any of Lessee's, Agent's or any Lessor's actions taken hereunder or pursuant hereto, or in respect of any Liabilities, shall constitute a default, event of default (without reference to any cross-default condition under such Debt), material adverse change or occurrences of similar meaning or result, under the terms of such Debt, nor (ii)to maintain financial ratios or undertake any obligation imposing stricter limitations upon the business operations or financial obligations of Lessee than contained in this Lease.

          (q)  ENVIRONMENTAL COMPLIANCE.  Lessee shall:

               (i) not use, handle, store, transport, generate, release, or dispose of any Hazardous Materials on, under, or about the Property, except that Lessee may use (i) small quantities of common chemicals such as adhesives, lubricants, and cleaning fluids in order to conduct business at the Leased Premises, (ii) other Hazardous Materials that are necessary for the operation of Lessee's business and (iii) the Hazardous Materials set forth on Exhibit R. Lessee shall on the first day of each calendar quarter disclose in writing to Agent all Hazardous Materials that are being used by Lessee on the Property, the nature of the use, and the manner of storage and disposal. At any time during the term of this Lease, Lessee shall, within ten (10) days after written request from Lessor, disclose in writing all Hazardous Materials that are being used by Lessee on the Property, the nature of the use, and the manner of storage and disposal;

               (ii) Cause any and all handling, transportation, storage, treatment, disposal, or use of Hazardous Materials by Lessee in or about the Property to strictly comply with all applicable Environmental Laws;

               (iii)If the presence of Hazardous Materials on the Property caused or permitted by Lessee results in the contamination or deterioration of the Property or any water or soil beneath the Property, promptly take all action necessary to investigate and remedy that contamination; at any time and upon prior written notice to Lessee, Agent may require testing wells to be drilled on the Property and may require the ground water to be tested to detect the presence of Hazardous Materials by the use of any tests that are then customarily used for those purposes; Lessor shall supply Lessee with copies of the test results; the cost of these tests and of the installation, maintenance, repair, and replacement of the wells shall be paid by Lessee if the tests disclose the existence of facts that may give rise to liability of Lessee pursuant to this Section 19;

               (iv) Promptly notify Lessor of any communication received from any Governmental Authority concerning Hazardous Materials or the violation of Environmental Laws that relate to the Property; without limiting the generality of the foregoing, Lessee shall comply with its disclosure obligations to Lessor under California Health and Safety Code Section 25359.7(b);

               (v) Take all actions as are appropriate to ensure that its and its Subsidiaries' property, equipment, facility, and operations are and remain in compliance in all material respects with applicable Environmental Laws and Environmental Permits, including but not limited to, employing engineering practices and technology to maintain such compliance;

               (vi) Take all actions as are appropriate to ensure that there are no Releases of Hazardous Materials at, on, in, under, about, to, or from its and its Subsidiaries' property, facility, or the Property;

               (vii) Promptly respond in accordance with applicable Environmental Laws to any Release or threatened Release of any Hazardous Material at, on, in, under, about, to, or from its and its Subsidiaries' property, facility, or the Property;

               (viii) In connection with the off-site treatment, storage, handling, transportation, or disposal of Hazardous Materials or materials containing Hazardous Materials: (i) conduct such activities only at facilities and with carriers maintaining valid Environmental Permits and otherwise operating in accordance with Environmental Law, and (ii) obtain certificates of destruction or disposal from all off-site disposal facilities to which Hazardous Materials are sent for treatment, storage, handling or disposal; and

               (ix) If the Improvements were initially completed prior to 1979, disclose in writing to all employees working in the Improvements the presence of asbestos or asbestos-containing materials, if the presence of such materials is known to Lessee.

          (r) COLLATERALIZATION. As used in this Agreement, the term "COLLATERALIZATION" means the pledge of Government Securities in accordance with the terms of this Section 19(r). Lessee shall pledge, and shall cause to be pledged at all times during the Lease Term (for the benefit of the Agent on behalf of the Lessors), debt securities issued by the U.S. government with a maturity of three years or less (the "GOVERNMENT SECURITIES") in an amount equal to 102% of the Guaranteed Residual Value, to Agent as security for Lessee's obligations under this Lease in accordance with the terms of this Lease, the Security Agreement and the Custodian Agreement. The Government Securities shall be held by a third-party agent (the "Custodian") acceptable to Agent and Lessee. The Custodian shall review the value of the Government Securities daily, and shall report the aggregate value thereof to Agent daily by facsimile notice. In the event that the aggregate value (as determined by Custodian pursuant to the Security Agreement) of the Government Securities decreases below 102% of the Guaranteed Residual Value, then Lessee shall, within two Business Days after notice by Custodian or Agent, deposit sufficient Government Securities with Custodian to cause the aggregate value (as determined by Custodian pursuant to the Security Agreement) of the Government Securities to equal 102% of the Guaranteed Residual Value. In the event that the aggregate value (as determined by Custodian pursuant to the Security Agreement) of the Government Securities increases above 102% of the Guaranteed Residual Value, Agent or Custodian shall notify Lessee of such event, and upon Lessee's written request, Agent shall, within two Business Days thereafter, instruct the Custodian to release sufficient accrued interest (first) and Government Securities (next) to Lessee to cause the aggregate value (as determined by Agent in its sole and absolute discretion) of the Government Securities to equal 102% of the Guaranteed Residual Value.

          SECTION 20.    EVENTS OF DEFAULT

          Any of the following shall constitute an "Event of Default" (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority):

          (a)(i) Default, and continuance thereof, for five Business Days in the payment when due of any amount of Base Rent or Additional Base Rent or (ii) default, and continuance thereof, for ten Business Days after notice thereof to Lessee by the Agent, in the payment when due of any Additional Rent; or

          (b) Failure to comply with any covenant contained in Section 19(d) or 19(o); or

          (c) Failure in the performance of any other obligation or covenant of Lessee pursuant to any Lease Document (excluding any obligation or covenant of Lessee contained in or referred to in Sections 20(l), 20(n) and 20(o) of this Lease) and the continuance of such default (i) for 30 days after written notice to the Lessee by the Agent if such failure can be cured with diligence within such 30-day period or can be cured by the payment of money or (ii) for 60 days after written notice to the Lessee by the Agent if such failure cannot be cured within such 30-day period and cannot be cured by the payment of money; or

          (d) Any representation or warranty made (or deemed made) by Lessee herein or in any other Lease Document or any document contemplated thereby proves to be false or inaccurate in any material respect as of the date when made (or deemed made); or

          (e) Default in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness for Borrowed Money of Lessee or any Subsidiary or default in the performance or observance of any obligation or condition (subject to any applicable grace period) with respect to any such Indebtedness for Borrowed Money if (i) the effect of such default is to accelerate, or permit the acceleration of, the maturity of any such Indebtedness for Borrowed Money or cause any such Indebtedness for Borrowed Money to be prepaid, purchased or redeemed or (ii) the holder or holders thereof, or any trustee or agent for such holders, (x) causes, or have the right to cause, such Indebtedness for Borrowed Money to become due and payable prior to its expressed maturity or to be prepaid, purchased or redeemed or (y) receives any payment (other than any payment which was scheduled to be made prior to the occurrence of such default), guarantee or security or other concession from or on behalf of any Lessee or any Subsidiary; PROVIDED, HOWEVER, that no such default under this clause (e) shall constitute an Event of Default unless the amount of Indebtedness for Borrowed Money so affected is at least $5,000,000; or

          (f) The occurrence of any of the following events: (i) Lessee or any Subsidiary becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or (ii) Lessee or any Subsidiary applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for Lessee or such Subsidiary or any property thereof, or makes a general assignment for the benefit of creditors; or
(iii) in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for Lessee or any Subsidiary or for a substantial part of the property of any thereof and is not discharged within 60 days; or (iv) any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding (except the voluntary dissolution, not under any bankruptcy or insolvency law, of a Subsidiary) is commenced in respect of Lessee or any Subsidiary, and if such case or proceeding is not commenced by Lessee or such Subsidiary, it is consented to or acquiesced in by Lessee or such Subsidiary or remains for 60 days undismissed; or (v) Lessee or any Subsidiary takes any corporate action to authorize, or in furtherance of, any of the foregoing; or

          (g) Final judgment or judgments (after the expiration of all times to appeal therefrom) for the payment of money in excess of $1,000,000 in the aggregate shall be rendered against Lessee or any of its Subsidiaries and the same shall not be (i) fully covered by insurance or (ii) vacated, stayed, bonded, paid or discharged for a period of 30 days; or

          (h) Any Lease Document or the security interest granted pursuant to this Lease shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective (or, in the case of such security interest, shall, for any reason except solely as a result of the failure by the Agent (as a result of circumstances entirely within the Agent's control) to file a continuation statement, cease to constitute a first and prior perfected Lien on the Collateral) or cease to be the legally valid, binding and enforceable obligation of Lessee, or Lessee or any Affiliate of Lessee shall, directly or indirectly, contest in any manner in any court the effectiveness, validity, binding nature or enforceability (or the first and prior perfected status) thereof; or

          (i) the Lessee or any ERISA Affiliate fails to make any contributions required to be made to a Single Employer Plan or Multiemployer Plan, any accumulated funding deficiency (within the meaning of Section 4971 of the Code) occurs or exists with respect to any Single Employer Plan (whether or not waived), the present value of all benefits under all Single Employer Plans (based on those assumptions used to fund such Single Employer Plans) exceeds, in the aggregate, as of the last annual valuation date applicable thereto, the actuarial value of the assets of such Single Employer Plans allocable to such benefits by more than $1,000,000, or a Termination Event occurs; or

          (j) (A) the Lessee or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan, (B) the Lessee or such ERISA Affiliate does not have reasonable grounds for contesting such withdrawal liability or is not in fact contesting such withdrawal liability in a timely and appropriate manner and (C) the amount of the withdrawal liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with withdrawal liabilities (determined as of the date or dates of such notification), exceeds $1,000,000 or requires payments exceeding $1,000,000 in any year;

          (k) the Lessee or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if solely as a result of such reorganization or termination, the aggregate annual contributions of the Lessee and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or have been or are being terminated have been or will be increased over the amounts required to be contributed to such Multiemployer Plans for their most recently completed plan years by an amount exceeding $250,000;

          (l) failure of the Lessee to maintain any insurance required to be maintained under this Lease;

          (m) failure of Lessee to pay the cost of repair or replacement of any of the Property following any damage thereto pursuant to this Lease;

          (n) any breach of the Security Agreement that is not cured within any applicable grace period; or

          (o) failure of Lessee to maintain Collateralization when required to be maintained under this Lease.

          IN CONNECTION WITH THE DECLARATION OF ANY EVENT OF DEFAULT UNDER THIS LEASE, LESSEE HEREBY WAIVES ANY REQUIREMENT THAT A NOTICE FROM LESSOR NOT BECOME EFFECTIVE UNTIL A PERIOD OF DAYS HAVE ELAPSED, AND LESSEE SPECIFICALLY WAIVES ALL RIGHTS UNDER CALIFORNIA CIVIL CODE SECTION 1946.


          SECTION 21.    RIGHTS UPON DEFAULT.

          Upon the occurrence and continuation of any Event of Default, the Agent may in its discretion, and upon the direction of the Lessors shall, by written notice to the Lessee, declare this Lease to be in default, and (except in the case of an Event of Default under Section 20(f), in which case the remedies in paragraphs (a), (e) and (f) below shall become available and effective immediately and automatically, without notice, presentment, demand, protest or other action of any kind all of which are hereby expressly waived by Lessee) do any one or more of the following as the Agent in its sole discretion shall determine, without limiting any other right or remedy the Agent may have on account of such Event of Default:

               (a) The Agent may, by notice to the Lessee, rescind or terminate this Lease as of the date specified in such notice, at which time the Lease Investment Balance (together with all accrued and unpaid Base Rent, Additional Base Rent and Additional Rent and all other amounts to which Agent (on behalf of the Lessors) is entitled at law, in equity or otherwise) shall be immediately accelerated, due and payable; however, (i) no reletting, reentry or taking of possession of the Property (or any portion thereof) by the Agent will be construed as an election on the Agent's part to terminate this Lease unless a written notice of such intention is given to the Lessee, (ii) notwithstanding any reletting, reentry or taking of possession, the Agent may at any time thereafter elect to terminate this Lease for a continuing Event of Default and (iii) no act or thing done by the Agent or any of its agents, representatives or employees and no agreement accepting a surrender of the Property shall be valid unless the same be made in writing and executed by the Agent.

               (b) The Agent may (i) demand that the Lessee, and the Lessee shall upon the written demand of the Agent, return possession of the Property promptly to the Agent in the manner and condition required by, and otherwise in accordance with all of the provisions of, Section 10 and
     Section 18 hereof as if the Property were being returned at the end of the Lease Term, and the Agent shall not be liable for the reimbursement of the Lessee for any costs and expenses incurred by the Lessee in connection therewith and (ii) without prejudice to any other remedy which the Agent may have for possession of the Property, and to the extent and in the manner permitted by Applicable Law, enter upon the Property and take immediate possession of (to the exclusion of the Lessee) the Property or any part thereof and expel or remove the Lessee and any other Person who may be occupying the Property, by summary proceedings or otherwise, all without liability to the Lessee for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise and, in addition to the Agent's other damages, the Lessee shall be responsible for all costs and expenses incurred by the Agent in connection with any reletting, including, without limitation, reasonable brokers' fees and all costs of any alterations or repairs made by the Agent.

               (c)  The Agent may

                    (i) sell all or any part of the Property at public sale free and clear of any rights of the Lessee and without any duty to account to the Lessee with respect to such action or inaction with respect thereto (except to the extent required by clause (ii) below if the Agent shall elect to exercise its rights thereunder) in which event the Lessee's obligation to pay Base Rent and Additional Base Rent hereunder for periods commencing after the date of such sale shall be terminated or proportionately reduced, as the case may be; and

                    (ii) if the Agent shall so elect, demand that the Lessee pay to the Agent, and the Lessee shall pay to the Agent, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (THE PARTIES AGREEING THAT THE AGENT'S ACTUAL DAMAGES WOULD BE DIFFICULT TO PREDICT, BUT THE AFOREMENTIONED LIQUIDATED DAMAGES REPRESENT A REASONABLE APPROXIMATION OF SUCH AMOUNT) (in lieu of Base Rent or Additional Base Rent due for periods commencing on or after the Rent Payment Date coinciding with such date of sale (or, if the sale date is not a Rent Payment Date, the Rent Payment Date next preceding the date of such sale)), an amount equal to (A) the excess, if any, of (1) the Lease Investment Balance calculated as of such Rent Payment Date (together with all Base Rent and Additional Rent due and unpaid to and including such Rent Payment Date), over (2) the net proceeds of such sale (that is, after deducting all costs and expenses incurred by the Agent incident to such conveyance, including, without limitation, repossession costs, brokerage commissions, prorations, transfer taxes, fees and expenses for counsel, title insurance fees, survey costs, recording fees, and any repair costs); plus (B) interest at the Overdue Rate on the foregoing amount from such Rent Payment Date until the date of payment.

               (d) The Agent may, at its option, elect not to terminate this Lease and continue to collect all Base Rent, Additional Base Rent, and all other amounts due the Agent and the Lessors (together with all costs of collection) and enforce the Lessee's obligations under this Lease as and when the same become due, or are to be performed, and at the option of the Agent, upon any abandonment of the Property by the Lessee or re-entry of same by the Agent, the Agent may, in its sole and absolute discretion, elect not to terminate this Lease and may make the necessary repairs in order to relet the Property, and relet the Property or any part thereof for such term or terms (which may be for a long term extending beyond the Lease
     Term) and at such rental or rentals and upon such other terms and conditions as the Agent in its reasonable discretion may deem advisable; and upon each such reletting all rentals actually received by the Agent from such reletting shall be applied to the Lessee's obligations hereunder and the other Lease Documents in such order, proportion and priority as the Agent may elect in the Agent's sole and absolute discretion. If such rentals received from such reletting during any period are less than the Base Rent and Additional Base Rent with respect to such Property to be paid during that period by the Lessee hereunder, the Lessee shall pay any deficiency, as calculated by the Agent, to the Agent on the next Rent Payment Date.

               (e) Unless the Property has been sold, the Agent may, whether or not the Agent shall have exercised or shall thereafter at any time exercise any of its rights under paragraph (b), (c) or (d) of this Section 21 with respect to the Property or portions thereof, demand, by written notice to the Lessee specifying a date (a "TERMINATION DATE") not earlier than 10 Business Days after the date of such notice, that the Lessee purchase, on such Termination Date, the Property (or the remaining portion thereof) in accordance with the provisions of Section 14(d); provided, however, that no such written notice shall be required upon the occurrence of any Event of Default in clause (f) of Section 20.

               (f) Separate suits may be brought to collect any such damages for any period(s), and such suits shall not in any manner prejudice the Agent's right to collect any such damages for any subsequent period(s), or the Agent may defer any such suit until after the expiration of the Lease Term, in which event such suit shall be deemed not to have accrued until the expiration of the Lease Term. In connection with the foregoing, the Agent (on behalf of the Lessors) is hereby granted the remedy specified in California Civil Code Section 1951.4 (Agent, on behalf of Lessors, may continue Lease in effect after Lessee's breach and abandonment and recover rent as it becomes due, if Lessee has the right to sublet or assign, subject only to reasonable limitations).

               (g) The Agent may retain and apply against the Agent's damages all sums which the Agent would, absent such Event of Default, be required to pay to, or turn over to, the Lessee pursuant to the terms of this Lease.

               (h) The Agent, as a matter of right and without notice to the Lessee, and without regard to the value of the Property or the solvency of the Lessee, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers of the Property, and the Lessee hereby irrevocably consents to any such appointment. Any such receiver(s) shall have all of the usual powers and duties of receivers in like or similar cases and all of the powers and duties of the Agent in case of entry, and shall continue as such and exercise such powers until the date of confirmation of the sale of the Property unless such receivership is sooner terminated.

          To the maximum extent permitted by law, the Lessee hereby waives the benefit of any appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale of the Property or any interest therein.

          The Agent shall be entitled to enforce payment of the indebtedness and performance of the obligations secured hereby and to exercise all rights and powers under this instrument or under any of the other Lease Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, deed of trust, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this instrument nor its enforcement, shall prejudice or in any manner affect the Agent's right to realize upon or enforce any other security now or hereafter held by the Agent, it being agreed that the Agent shall be entitled to enforce this instrument and any other security now or hereafter held by the Agent in such order and manner as the Agent may determine in its absolute discretion. No remedy herein conferred upon or reserved to the Agent is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Lease Documents to the Agent or to which it may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by the Agent and the exercise in whole or in part by the Agent or any Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by the Agent or any

Lessor of any or all suchother remedies. In no event shall the Agent, in the exercise of the remedies provided in this instrument (including, without limitation, in connection with the assignment of rents to Agent, or the appointment of a receiver and the entry of such receiver on to all or any part of the Property), be deemed a "mortgagee in possession," and the Agent shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

          An action of mortgage foreclosure or trustee's sale as now provided or hereafter prescribed by law, may forthwith be commenced and prosecuted to judgment, execution and sale, for the collection of the whole amount of the Lease Investment Balance, together with all fees, costs and expenses of such proceedings, including a reasonable attorney's fees. And all errors in such proceedings, together with any stays of or exemptions from execution, or extensions of time of payment, which may be given by any Applicable Law now in force, or which may be enacted hereafter, are hereby forever waived and released.

          If, pursuant to the exercise by the Lessor of its remedies pursuant to this Section 21, the Lease Investment Balance and all other amounts due and owing from the Lessee under this Lease and the other Lease Documents have been paid in full, then the Agent shall (a) remit to the Lessee any excess amounts received by the Agent; and (b) convey the Property by quitclaim deed to Lessee on an "as-is, where is" basis, without any representation or warranty of any kind, express or implied, whatever title to the Property it may have (except that the Agent shall warrant the Agent Representations).

       WAIVER OF CERTAIN RIGHTS. IF THIS LEASE SHALL BE TERMINATED PURSUANT TO THIS SECTION 21, THE LESSEE WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, (A) ANY NOTICE OF RE-ENTRY OR THE INSTITUTION OF LEGAL PROCEEDINGS TO OBTAIN RE-ENTRY OR POSSESSION; (B) ANY RIGHT OF REDEMPTION, RE-ENTRY OR REPOSSESSION;
(C) THE BENEFIT OF ANY LAWS NOW OR HEREAFTER IN FORCE EXEMPTING PROPERTY FROM LIABILITY FOR RENT OR FOR DEBT OR LIMITING THE AGENT WITH RESPECT TO THE ELECTION OF REMEDIES; AND (D) ANY OTHER RIGHTS WHICH MIGHT OTHERWISE LIMIT OR MODIFY ANY OF THE AGENT'S RIGHTS OR REMEDIES UNDER THIS SECTION 21.

     IN CONNECTION WITH THE EXERCISE OF ANY REMEDY OF AGENT UNDER THIS LEASE, LESSEE HEREBY WAIVES ANY REQUIREMENT THAT A NOTICE FROM AGENT NOT BECOME EFFECTIVE UNTIL A PERIOD OF DAYS HAVE ELAPSED, AND LESSEE SPECIFICALLY WAIVES ALL RIGHTS UNDER CALIFORNIA CIVIL CODE SECTION 1946.

     No waiver of any Event of Default or Unmatured Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default or Unmatured Event of Default.

     If Agent shall become entitled to exercise a remedy under this Section 21 due solely to a breach of Lessee's obligations under Sections 19(o) or 19(p), then Agent (on behalf of the Lessors) shall not be entitled to recover a monetary amount from Lessee in excess of the Guaranteed Residual Value (as determined at the time of recovery), plus all then accrued and unpaid Base Rent and Additional Base Rent and other amounts then due under the Lease Documents (excluding the Lease Investment Balance); except that nothing in this paragraph shall limit the exercise of the remedies of nonjudicial and judicial foreclosure of the Deed of Trust and the right of Agent (on behalf of the Lessors) to recover a deficiency judgment from Lessee, although the monetary amount of such deficiency judgment shall not exceed the Guaranteed Residual Value (as determined at the time of recovery) plus all then accrued and unpaid Base Rent and Additional Base Rent and other amounts then due under the Lease Documents (excluding the Lease Investment Balance).

     WITHOUT LIMITING THE GENERALITY AND AVAILABILITY OF ALL OF THE RIGHTS AND REMEDIES AVAILABLE TO AGENT (ON BEHALF OF LESSORS) UNDER THIS AGREEMENT, IN THE EVENT OF ANY INCONSISTENCY BETWEEN THE RIGHTS AND REMEDIES UNDER THIS AGREEMENT AND THE DEED OF TRUST, THE DEED OF TRUST SHALL CONTROL.


          SECTION 22.    LEASE ASSIGNMENT AND SUBLETTING.

     (a) Lessee may sublease all or any portion of the Property, or assign its rights in this Lease, without Agent's or Lessor's approval; PROVIDED, that nothing herein shall be construed to release or reduce Lessee's obligations under this Lease, nor shall Lessee ever be deemed to be a guarantor of the obligations of any sublessee or assignee, but instead shall remain primarily liable for the obligations under this Lease. Lessee shall notify Agent in writing of the date of such sublease or assignment, and the name, business address and telephone number(s) of every sublessee or assignee within ten Business Days after the date of such sublease or assignment.

     (b) Without limiting Lessor's or Lessee's rights under Section 22(a) hereof, Lessee hereby grants to Agent (on behalf of Lessors) a security interest in and to all revenues, contract rights, claims, choses in action, and all other rights of Lessee arising out of any sublease or assignment of Lessee's rights in this Lease, as collateral for Lessee's obligations under this Lease. Lessee shall, within ten Business Days after request by Agent, execute, acknowledge and deliver to Agent (on behalf of the Lessors) such financing statements, deeds of trust, mortgages and other security documents as Agent may deem necessary to further perfect the grant of such security interest.

     (c) During the continuation of any Event of Default, in addition to all of Lessor's other rights and remedies under this Lease, at law, in equity or otherwise, Agent (on behalf of the Lessors) may deal directly with any sublessee or assignee of Lessee under this Lease as though such sublessee or assignee were the Lessee under this Lease, and Agent (on behalf of the Lessors) may accept rents and any other sums due pursuant to such sublease or assignment, and may retain the same and apply the same to any obligations (accrued or thereafter accruing) of Lessee under this Lease.

          SECTION 23.    SALE OF RENTS, ASSIGNMENTS, PERMITTED LESSOR LIENS.

          (a) SALE OF RENTS. Subject to the provisions of this Section 23, any Lessor may at any time without Lessee's consent or approval, but with prior notice to Lessee, in accordance with applicable law, sell to one or more Affiliates and/or major financial institutions (collectively, "RENT PURCHASERS") rights in the interest of such Lessor to receive rents from the Property and/or this Lease, pursuant to a Rent Purchase Agreement. In the event of any such sale to a Rent Purchaser, upon request by Lessee the selling Lessor shall give written notice to Lessee stating the Rent Purchaser's name and address and the amount of the interest purchased, but Lessee and the Agent shall continue to deal solely and directly with such Lessor in connection with such Lessor's rights and obligations under this Agreement. No sale of rents contemplated in this Section 23 shall relieve any Lessor either from its Commitment hereunder or from any of its other obligations hereunder and such Lessor shall remain solely responsible for the performance thereof. Any Rent Purchaser shall have the same rights under Sections 7(b), 7(c), 8, 12, 13 hereof as any Lessor.

          (b) ASSIGNMENTS; LIENS. Subject to the provisions of this Section 23(b), any Lessor may, without Lessee's approval, execute an assignment and acceptance substantially in the form of Exhibit D, with appropriate insertions (herein individually called an "ASSIGNMENT" and collectively called the "ASSIGNMENTS"), whereby such Lessor shall assign to one or more Persons (herein individually called an "ASSIGNEE" and collectively called the "ASSIGNEES") all or any part of such Lessor's rights and benefits, and delegate all or any part of such Lessor's obligations, under this Agreement. No Lessor may make an Assignment before the Closing Date.

          Upon execution, delivery and acceptance of each Assignment, from and after the effective date specified therein, which effective date shall be at least five (5) Business Days after the execution thereof, Lessee, the Agent and the Lessors agree that, to the extent of any such Assignment,

          (x) the Assignee thereunder shall, in addition to any rights, benefits and obligations hereunder held by it immediately prior to such effective date, have the rights, benefits and obligations of a Lessor under this Agreement as it would have if it were a Lessor hereunder to the extent that the same have been assigned and delegated to it pursuant to such Assignment, and

          (y) the assignor Lessor shall, to the extent that rights, benefits and obligations hereunder have been assigned and delegated by it pursuant to such Assignment, relinquish its rights and benefits and be released from its obligations under this Agreement (and, in the case of an Assignment covering all or the remaining portion of an assignor Lessor's rights, benefits and obligations under this Agreement, such Lessor shall cease to be a party hereto or a Lessor hereunder), except that in all cases the assignor Lessor shall remain entitled to the rights and benefits arising under Sections 8, 12 and 13 hereof with respect to any period of time prior to the effective date of any such Assignment;

PROVIDED, that:

               (i) the Agent and each Lessor shall be entitled to continue to deal solely and directly with the assignor Lessor in connection with the interests so assigned and delegated to the Assignee until written notice of such Assignment, together with addresses and related information with respect to the Assignee, shall have been given to the Agent and each Lessor by the assignor Lessor and the Assignee, and

               (ii) if the Assignee is a non-United States Person for U.S. federal income tax purposes, it shall deliver to Lessee and the documentation referred to in Section 13(c) hereof.

Upon its receipt of an Assignment executed by an assignor, Lessor and an Assignee, together with a fixed charge (payable by the assigning and/or transferee Lessor) of $2,500, the Agent shall, if such Assignment has been completed and is in substantially the form of Exhibit D, accept such Assignment and forward a copy thereof to the Lessee, and the Agent shall revise Schedule I hereof to reflect such assignment.

          (c) LESSOR LIENS. The Agent agrees that it will (i) not directly create, incur, assume or suffer to exist any Lessor Liens other than Permitted Lessor Liens, (ii) at its own cost and expense, as promptly as practicable, take such action as reasonably may be necessary to discharge any Lessor Liens created by it on the Property, other than Permitted Lessor Liens or (iii) not, except in compliance with the Lease Documents, sell, transfer or otherwise dispose of all or any part of the Property.

          (d) PROHIBITED ASSIGNEES. In no event shall a Lessor transfer any interest or rights under this Lease to any Person that constitutes a "special purpose entity" (as defined in the Emerging Issues Task Force Bulletin No. 90-15 or in any subsequent publications of the Financial Accounting Standards Board).

          SECTION 24.    TAXES.

          The Lessors and Lessee agree that, notwithstanding any provision of any Lease Document purporting to transfer true ownership of any or all of the Property, for all U.S. Federal, state and local tax purposes, the Lessee, and not the Lessors, shall, to the extent permitted by Applicable Law, treat itself as the owner of the Property; and this Lease shall be treated by the Lessors and the Lessee as an evidence of indebtedness. The Agent and the Lessors each severally agree that, to the extent permitted by Applicable Law, they will not file any U.S. Federal, state or local income tax returns during the Lease Term that are inconsistent with the treatment of the Lessee as owner of the Property for U.S. Federal, state and local income tax purposes.

          SECTION 25.    OPERATING LEASE.

          Notwithstanding the provisions of Section 29 hereof, each of the Lessors and the Lessee severally hereby declare that it is their mutual intent that for accounting purposes: (i) this Lease be an operating lease (for purposes of Financial Accounting Standards Board Statement Number 13) and not an instrument or evidence of indebtedness, and (ii) the relationship under this Lease between the Agent and the Lessors on the one hand and the Lessee on the other hand shall always be that of lessor and lessee only.


          SECTION 26.    NOTICES AND REQUESTS.

          (a) Except as otherwise expressly provided in this Agreement, any notice hereunder to Lessee, the Agent or any Lessor shall be in writing.
Notices given by telegram, telecopier or personal delivery shall be deemed to have been given and received when sent and notices given by mail shall be deemed to have been given and received four Business Days after the date when sent by registered or certified mail, postage prepaid, and addressed to Lessee, the Agent, or such Lessor at its address shown below its signature hereto, or at such other address as any such Person may, by written notice received by such other Persons, have designated as its address for such purpose. The Agent or any Lessor giving any waiver, consent or notice to, or making any request upon, Lessee hereunder shall promptly notify each Lessor and the Agent thereof.

          (b) The Agent and each Lessor shall be entitled to rely upon all telephonic notices without awaiting receipt of written versions of such notices and Lessee shall hold the Agent, and each Lessor harmless from, and shall indemnify, defend, protect and hold the Agent and each Lessor harmless against, any loss, cost or expense ensuing from any such reliance. Any such notices shall be directed as follows:

          If to the Agent or a Lessor:

                    Sumitomo Bank Leasing and Finance, Inc.
                    277 Park Avenue
                    New York, New York 10172
                    Attn: Chief Credit Officer

          If to the Lessee, to Lessee at:

                    Novellus Systems, Inc.
                    3950 North First Street
                    San Jose, California 95125
                    Attn: Mr. John Root


          SECTION 27.    RIGHT TO PERFORM FOR LESSEE.

          If Lessee fails to perform or comply with any of its covenants or agreements contained in this Lease or any Lease Document, the Agent may, upon notice to Lessee but without waiving or releasing any obligations or default, itself perform or comply with such covenant or agreement, and the amount of the reasonable expenses of the Agent (including without limitation reasonable fees and disbursements of counsel) incurred in connection with such performance or compliance, shall be payable, or reimbursed by Lessee, on demand by Agent, plus interest at the Overdue Rate from the date when incurred by Agent to the date when reimbursed by Lessee.


          SECTION 28.    THE AGENT.

          (a) APPOINTMENT AND AUTHORIZATION. Each Lessor irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Lease as are delegated to the Agent by the terms hereof, and to determine whether and how to enforce any obligations of Lessee in all cases together with all such powers as are reasonably incidental thereto (including, without limitation, the execution and delivery of the various documents, conveyances, terminations, assignments and instruments contemplated herein to be delivered by the Agent on behalf of the Lessors). No Lessor shall have any right to enforce any such obligations.

          (b) AGENT AND AFFILIATES. Sumitomo Bank Leasing and Finance, Inc. shall have the same rights and powers under this Agreement as any other Lessor and may exercise or refrain from exercising the same as though it were not the Agent, and Sumitomo Bank Leasing and Finance, Inc. and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with Lessee or any Subsidiary or Affiliate of Lessee as if it were not the Agent hereunder.

          (c) ACTION BY AGENT. The obligations of the Agent hereunder are only those expressly set forth herein and therein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Event of Default or Unmatured Event of Default, except as expressly provided herein.

          (d) CONSULTATION WITH EXPERTS. The Agent may consult with legal counsel (who may be counsel for Lessee, a Lessor or Agent or any Affiliate of any of them), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

          (e) LIABILITY OF AGENT. Neither the Agent nor any of its Affiliates nor any of their respective directors, officers, agents, employees, counsel or other representatives shall be liable for any action taken or not taken by it in connection with the Lease Documents (i) with the consent or at the request of the Required Lessors or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its Affiliates, directors, officers, agent or employees shall be responsible for or have any duty to ascertain, inquire into or verify (a) any statement, warranty or representation made in connection with the Lease Documents; (b) the performance or observance of any of the covenants or agreements of Lessee; (c) the satisfaction of any condition specified in Section 3 hereof; or (d) the validity, effectiveness or genuineness of any of the Lease Documents or any other instrument or writing furnished in connection herewith or therewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties. As to any matters not expressly provided for by this Lease, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Lessors, and such instructions of the Required Lessors and any action taken or failure to act pursuant thereto shall be binding on all of the Lessors.

          (f) INDEMNIFICATION. Each Lessor shall, ratably in proportion to the amount of its Outstanding Investment, indemnify, defend, protect and hold the Agent harmless (to the extent not reimbursed by the Lessee) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except to the extent resulting from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with the Lease Documents or any action taken or omitted by the Agent hereunder.

          (g) FAILURE TO ACT. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Lessors against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

          (h) CREDIT DECISION. Each Lessor acknowledges that it has, independently and without reliance upon the Agent or any other Lessor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Lease (pursuant to Section 23 hereof or otherwise). Each Lessor also acknowledges that it will, independently and without reliance upon the Agent or any other Lessor, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Lease.

          (i) RESIGNATION AND REMOVAL. The Agent may resign as such at any time upon at least 30 days' prior notice to Lessee and the Lessors, and may be removed as such at any time by vote of the Required Lessors and notice to the retiring Agent and Lessee. In the event of any such resignation or removal, the Required Lessors shall as promptly as practicable (but with five Business Days' prior written notice being given to Lessee) appoint a successor Agent, provided that such successor Agent shall, unless an Event of Default is continuing, be approved by Lessee which approval shall not be unreasonably withheld and, if Lessee has not responded within such five Business Day period, Lessee shall be deemed to have approved such new Agent. If no successor Agent shall have been so appointed and shall have accepted such appointment within 30 days after either the retiring Agent's giving of notice of resignation or the Required Lessors' vote to remove the retiring Agent, then the retiring Agent may, on behalf of the Lessors, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof or under the laws of another country that is doing business in the United States and having a combined capital, surplus and undivided profits of at least $100,000,000, or a wholly owned subsidiary of such bank. Upon its acceptance of its appointment, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from all further duties and obligations as Agent under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Agreement shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. No resignation or renewal of the Agent may become effective until a successor Agent has been appointed as provided above.

          (j) DISTRIBUTIONS. The Agent shall, as promptly as practicable, distribute to each Lessor its appropriate portion, if any, of payments received (in good, collected funds) by the Agent from the Lessee for the account of the Lessors or of any such payments so received for the account of such Lessor.

          (k) LESSEE RIGHTS. Except where Lessee is expressly referenced in this Section 28, (x) this Section 28 is for the benefit of the Agent and Lessors only, (y) Lessee shall have no right to enforce any part of this Section 28 and
(z) this Section 28 may be amended by the approval of Agent and the Required Lessors, without any need to obtain Lessee's approval. Agent shall send Lessee a copy of any such amendments.


          SECTION 29.    SECURITY INTEREST; FURTHER ASSURANCES.

          (a) SECURITY INTEREST. The Lessee hereby grants, as security for the due payment and performance of all Liabilities of Lessee, to the Agent for the benefit of the Lessors, a security interest in and to all its right, title and interest, whether now or hereafter existing or acquired, in the Collateral. At the expense of the Lessee, the Agent (on behalf of the Lessors) and the Lessee each agree to cooperate and to execute, deliver and file such further documents, instruments and certificates as may be deemed reasonably necessary to preserve, perfect and protect the title and interests of the Agent on behalf of the Lessors hereunder, including, but not limited to, the execution by the Agent (on behalf of the Lessors) and the Lessee and the filing of financing statements pursuant to the UCC.

          (b) FURTHER ASSURANCES. Lessee shall, at its expense, do any further act and execute, acknowledge, deliver, file, register and record any further documents which the Agent may reasonably request in order to protect its title to and first priority perfected security interest in the Collateral, subject to no Liens other than Permitted Liens, and Agent's rights and benefits under this Lease and the other Lease Documents. Lessee shall promptly and duly execute and deliver to Agent such documents and assurances and take such further action as Agent may from time to time reasonably request in order to carry out more effectively the intent and purpose of this Lease and the other Lease Documents, to establish and protect the rights and remedies created or intended to be created in favor of Agent hereunder and thereunder, and to establish, perfect and maintain the right, title and interest of Agent, for the benefit of the Lessors, in and to the Collateral, subject to no Lien other than Permitted Liens.


          SECTION 30.    MISCELLANEOUS.

          (a) All indemnities contained in this Lease shall survive the expiration or other termination hereof.

          (b) This Lease, the other Lease Documents and the instruments, documents or agreements referred to herein constitute the entire agreement between the parties and no representations, warranties, promises, guarantees or agreements, oral or written, express or implied, have been made by any party hereto with respect to the Lease Documents or the Property, except as provided herein or therein.

          (c) This Lease and each Lease Supplement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Only the counterpart of this Lease and each Lease Supplement containing the receipt therefor executed by the Agent at the foot thereof shall evidence the monetary obligations of the Lessee hereunder and thereunder, and to the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the UCC), no security interest in this Lease or the other Lease Documents may be created by the transfer or possession of any counterpart hereof other than such counterpart.

          (d) The captions in this Lease are for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof. References to a "Section", "Schedule" or "Exhibit" are, unless otherwise specified, to the appropriate Section, Schedule or Exhibit annexed to this Agreement, each of which is deemed to be a part hereof. Any provision of this Lease which is prohibited by Applicable Law or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and the parties hereto shall negotiate in good faith appropriate modifications to reflect such changes as may be required by Applicable Law, and, as nearly as possible, to produce the same economic effects as the provision which is prohibited or unenforceable; and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Applicable Law, the Lessee hereby waives any provision of Applicable Law which renders any provision hereof prohibited or unenforceable in any respect.

          (e) THIS LEASE HAS BEEN DELIVERED IN THE STATE OF CALIFORNIA AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. LESSEE IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT HAVING A SITUS LOCATED WITHIN THE BOUNDARIES OF THE NORTHERN JUDICIAL DISTRICT OF THE UNITED STATES DISTRICT COURT FOR STATE OF CALIFORNIA OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF, OR RELATING TO, THIS LEASE AND HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING AS WELL AS ANY OBJECTION WITH RESPECT THERETO OF INCONVENIENT FORUM.

LESSEE HEREBY FURTHER IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS LEASE OR ANY TRANSACTION RELATING HERETO. THE FOREGOING WAIVER OF JURY TRIAL IS MADE KNOWINGLY AND INTENTIONALLY, AFTER CONSULTATION WITH COUNSEL, OR AFTER HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL OF LESSEE'S OWN SELECTION.

          (f) Lessee waives any rights or remedies provided to it by Sections 2A-508 through 522 of the UCC (except to the extent any of the foregoing relate solely to a Lessor's or Agent's repudiation of this Lease or breach of an express obligation under this Lease).

          (g) Whether or not the Closing Date occurs hereunder, the Lessee shall reimburse the Agent and the Lessors for all reasonable costs and expenses (including fees and expenses of counsel), incurred by them in connection with the preparation, negotiation, execution, completion and registration of this Lease, each Lease Document and all agreements and instruments required hereunder or thereunder. The Lessee shall bear the cost of all stamp duties (if any) payable as a result of the execution and delivery hereof or thereof. The Lessee shall reimburse the Agent and the Lessors for the reasonable costs and expenses (other than costs and expenses referred to in the first sentence of this paragraph (g)) incurred by the Agent in connection with the enforcement, amendment, modification or supplement of this Lease, the Lease Supplements or any of the documents defined or referred to herein (including, without limitation, reasonable fees and disbursements of counsel).

          (h) If any party hereto fails to perform any of its obligations under this Agreement or if a dispute arises between or among the parties hereto concerning the meaning or interpretation of any provision of this Agreement, then the defaulting party or parties or the parties not prevailing in such dispute shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and attorneys' fees and disbursements. Any such attorneys' fees and other expenses incurred by a party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment.

          IN WITNESS WHEREOF, the Agent, the Lessors and the Lessee have caused this Lease to be executed and delivered by their duly authorized officers as of the day and year first above written.

LESSOR:                       SUMITOMO BANK LEASING
                              AND FINANCE, INC.


                              By: /s/ William M. Ginn
                                 ---------------------------
                              Title: President
                                    ------------------------

                              277 Park Avenue
                              New York, New York 10172


LESSEE:                       NOVELLUS SYSTEMS, INC.,
                              a California corporation


                              By: /s/ Robert H. Smith
                                 ---------------------------
                              Title: Chief Financial Officer
                                    ------------------------

                              3950 North First Street
                              San Jose, California 95125


AGENT:                        SUMITOMO BANK LEASING
                              AND FINANCE, INC.


                              By: /s/ William M. Ginn
                                 ---------------------------
                              Title: President
                                    ------------------------

                              277 Park Avenue
                              New York, New York 10172


For purposes of Section 2A-208(2) of the UCC, this Lease may not be modified or rescinded except by a writing signed by the parties required by Section 16 hereof.


AGENT (ON BEHALF OF
       THE LESSORS):     SUMITOMO BANK LEASING AND FINANCE, INC.


                         By: /s/ William M. Ginn
                            --------------------------------
                         Title: President
                               -----------------------------

LESSEE:                  NOVELLUS SYSTEMS, INC.,
                         a California corporation


                         By: /s/ Robert H. Smith
                            --------------------------------
                         Title: Chief Financial Officer
                               -----------------------------

          Receipt of this original counterpart of this Agreement is hereby acknowledged this __________ day of ______, 199_:


                              SUMITOMO BANK LEASING
                              AND FINANCE, INC., as Agent


                              By:________________________________
                              Title:_____________________________

                            SCHEDULE I - Commitments

The following Persons are collectively the "Lessors" under this Lease:

EQUITY LESSOR                      FUNDING OFFICE                     COMMITMENT

Sumitomo Bank Leasing              New York                                   3%
and Finance, Inc.

                                   ================              ===============

                                   Equity Lessor
                                   Commitment =                      $165,000.00




DEBT LESSOR                        FUNDING OFFICE                     COMMITMENT

Sumitomo Bank Leasing              New York                                  97%
and Finance, Inc.

                                   ================              ===============

                                   Debt Lessor
                                   Commitment =                    $5,335,000.00


                                                                  ______________
TOTAL COMMITMENT...................................................$5,500,000.00

                     SCHEDULE II - Legal Description of Land


          ALL OF PARCEL 4, AS SHOWN UPON THAT PARCEL MAP WHICH WAS FILED FOR RECORD ON THE OFFICE OF THE RECORDER OF THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, ON JULY 13, 1984, IN BOOK 531 OF MAPS, AT PAGES 41 AND 42.

                                                                  EXHIBIT A
                                                                      TO
                                                               LEASE AGREEMENT


                           [FORM OF LEASE SUPPLEMENT]


          LEASE SUPPLEMENT, dated as of October ____, 1996, to PURCHASE AND MASTER LEASE AGREEMENT dated as of October ___, 1996 (the "Lease Agreement"), among the lessors referred to therein (the "Lessors") and Novellus Systems, Inc., a California corporation ("Lessee"), and Sumitomo Bank Leasing and Finance, Inc., as agent for the Lessors (in its capacity as such, the "Agent").

          In consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

          1. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Lease Agreement.

          2. The date of this Lease Supplement is October ____, 1996 (the "Closing Date") and the Lessors hereby lease to Lessee under the Lease Agreement, and the Lessee hereby leases from the Lessors under the Lease Agreement, the Property described in Part I of Schedule 1 to this Lease Supplement and said items of Property are subject to all of the covenants, terms and conditions of the Lease Agreement and this Lease Supplement.

          3. The Lease Term for the Property described in Part I of Schedule 1 to this Lease Supplement commences as of the date hereof and continues to and including October ____, 2006, unless extended or earlier terminated as provided in the Lease Agreement.

          4. Lessee hereby acknowledges and confirms that it has inspected and approved the Property set forth on Part I of Schedule 1 hereto for all purposes of the Lease Agreement and the other Lease Documents and, as between the Lessors and the Lessee, such Property is in first class condition and appearance, and without defect therein with respect to grading, compaction, soils stability and fitness for use or in any other respect, and all utilities available to or at the boundaries thereof and other Personal Property located thereat is in good working order, whether or not any of the foregoing is discoverable by Lessee as of the date hereof and are accepted for lease under the Lease Agreement as of the date specified above.

          5. Lessee hereby represents and warrants that no event which would constitute an Event of Loss under the Lease Agreement has occurred with respect to the Property set forth on Part I of Schedule 1 hereto as of the date hereof. Lessee hereby reaffirms each of the representations and warranties set forth in
Section 2 of the Lease Agreement as if made on the date hereof, including that the Property set forth on Schedule 1 hereto is free and clear of all Liens other than Permitted Liens.

          6.   The Property Cost for the Property described in Part I of
Schedule 1 to this Lease Supplement is $________.

          7. The respective percentages of the Property Cost for the Property described in Part I of Schedule 1 to this Lease Supplement are correctly indicated Part II of Schedule 1 of this Lease Supplement.

          8. The Guaranteed Residual Value for the Property described in Part I of Schedule 1 to this Lease Supplement is $_________.

          9. The location(s) (address, county and state) for the Property described in Schedule 1 to this Supplement is set forth on Schedule 1 to this Lease Supplement.

          10. Initially, and until changed pursuant to the Lease Agreement, Base Rent will be based on the Euro-Dollar Rate.

          11. The Memorandum of Lease and the Deed of Trust have been recorded in the office of the county recorder, and the UCC-1 Filings have been made in the office of the California Secretary of State, as shown on Schedule 2 to this Supplement and Additional Base Rent for the Property described herein is as set forth in Schedule 3 to this Supplement.

          12. Any and all notices, requests, certificates and other instruments executed and delivered concurrently with or after the execution and delivery of the Lease Supplement may refer to the "Purchase and Master Lease Agreement, dated as of October ___, 1996", or may identify the Lease Agreement in any other respect without making specific reference to this Lease Supplement, but nevertheless all such references shall be deemed to include this Lease Supplement, unless the context shall otherwise require.

          13. This Lease Supplement may be executed in any number of counterparts, each executed counterpart constituting an original but all together one and the same instrument. This Lease Supplement shall be construed in connection with and as part of the Lease Agreement, and all terms, conditions and covenants contained in the Lease Agreement, as supplemented by this Lease Supplement, shall be and remain in full force and effect and shall govern the Property described on Part I of Schedule 1 hereto.

          14. This Lease Supplement has been delivered in the State of California and shall in all respects be governed by, and construed in accordance with, the laws of the State of California, including all matters of construction, validity and performance.

          IN WITNESS WHEREOF, Agent, on behalf of the Lessors, and the Lessee have caused this Lease Supplement to be executed and delivered by their duly authorized officers as of the day and year first above written.

AGENT (ON BEHALF OF
       THE LESSORS):          SUMITOMO BANK LEASING AND FINANCE, INC.


                         By:______________________________________
                         Title:___________________________________

LESSEE:                  NOVELLUS SYSTEMS, INC.,
                         a California corporation


                         By:______________________________________
                         Title:___________________________________

          Receipt of this original counterpart of this Lease Supplement is hereby acknowledged this __________ day of ______, 199_:

                         SUMITOMO BANK LEASING
                         AND FINANCE, INC., as Agent


                         By:______________________________________
                         Title:___________________________________

                                   SCHEDULE 1
                                       TO
                                LEASE SUPPLEMENT




                  PART I - DESCRIPTION AND LOCATION OF PROPERTY


          ALL OF PARCEl 4, AS SHOWN UPON THAT PARCEL MAP WHICH WAS FILED FOR RECORD ON THE OFFICE OF THE RECORDER OF THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, ON JULY 13, 1984, IN BOOK 531 OF MAPS, AT PAGES 41 AND 42.




                             PART II - PROPERTY COST





          $__________________

                                   SCHEDULE 2
                                       TO
                                LEASE SUPPLEMENT

                                  Recording and
                              UCC-1 Filing Schedule
                                  (California)



                               MEMORANDUM OF LEASE


      RECORDING DATE           COUNTY              INSTRUMENT NO.



                               Santa Clara





                               DEED OF TRUST

RECORDING DATE               COUNTY              INSTRUMENT NO.


                             Santa Clara




                               UCC-1 FILINGS


FILING DATE                                  FILE NO.

                                   SCHEDULE 3
                                       TO
                                LEASE SUPPLEMENT

                              Additional Base Rent


        RENT PAYMENT DATE                           ADDITIONAL BASE RENT

                                                                  EXHIBIT B
                                                                     TO
                                                               LEASE AGREEMENT

                                   [Reserved]

                                                                  EXHIBIT C
                                                                      TO
                                                               LEASE AGREEMENT






                          [FORM OF CLOSING DATE NOTICE]

                               CLOSING DATE NOTICE


DATE:


TO: Sumitomo Bank Leasing and Finance, Inc., not individually, but solely as Agent (the "Agent"), under that certain Purchase and Master Lease Agreement, dated as of October ____, 1996, (the "Lease Agreement") among Novellus Systems, Inc., a California corporation ("Lessee"), the Agent, and the Lessors identified therein (all capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Lease Agreement, unless the context otherwise requires).

FROM:          The Lessee

REGARDING:     Closing Date


          1. The Closing Date under the Lease Agreement is scheduled for 10:00 a.m. local time on October ____, 1996 at the offices of First American Title Insurance Company located at ________________________, San Jose, California.

          2. The Property Information Package is complete, and there have been no changes thereto [except as follows: ______________________________, true and complete copies of which are attached hereto.]

          3.   The Property Cost of the Closing Date is $           to be funded
by each Lessor ratably in accordance with its Commitment Percentage.

          4. The Property Cost as of the Closing Date shall be sent by wire transfer of immediately available funds to Lessee at the following account:

          Bank:    Union Bank -- Los Angeles
                         for Office No. 715
                         1800 Harrison Street
                         Oakland, California 94612

          ABA Routing #:      1220 00 496
          Account #:          715 00 820 26
          Payee:              First American Title Guaranty Company
          Reference:          Office No. 282-05
                              Escrow No._____________
                              Escrow Officer: Susan Melton


          IN WITNESS WHEREOF, the Lessee has caused this Closing Date Notice to be executed and delivered by its duly authorized officer as of the day and year first above written.


                         NOVELLUS SYSTEMS, INC.,
                         a California corporation


                         By:_____________________
                         Title:__________________

                                                                  EXHIBIT D
                                                                      TO
                                                               LEASE AGREEMENT


                         [FORM OF ASSIGNMENT AGREEMENT]

                              ASSIGNMENT AGREEMENT


     Reference is made to the Purchase and Master Lease Agreement described in
Item 2 of Annex I annexed hereto (the "Lease Agreement"). Terms defined in the Lease Agreement are used herein with the meanings assigned thereto in the Lease Agreement.


     ________________(the "Assignor") and________________(the "Assignee")
hereby agree as follows:

     1. The Assignor hereby sells and assigns and delegates to the Assignee, without recourse, representation or warranty except as specifically set forth in paragraph 2 below, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights, benefits and obligations under the Lease Agreement as of the date hereof which represents the percentage interest specified in Item 4 of Annex I of all outstanding Lessors' rights and obligations under the Lease Agreement, including, without limitation, such interest in the Assignor's Commitment (if applicable) and the Base Rent, Additional Base Rent and Guaranteed Residual Value owing to the Assignor relating to such Commitment. After giving effect to such sale and assignment, the Assignee's Commitment will be as set forth in Item 4 of Annex I.

     2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any lien or adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Lease Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Lease Agreement or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Lessee or the performance or observance by the Lessee of any of its obligations under the Lease Agreement or any other instrument or document furnished pursuant thereto.

     3. The Assignee (i) confirms that it has received a copy of the Lease Agreement, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement;
(ii) agrees that it will, independently and without reliance on Assignor, as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Lease Agreement; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Lease Agreement as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Lease Agreement are required to be performed by it as a Lessor, [and (v) attaches the forms prescribed by the Internal Revenue Service of the United

States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Lease Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by the applicable tax treaty].(1)

     4. Following the execution of this Assignment Agreement by the Assignor and Assignee, it will be delivered to the Agent for registration by the Agent. The effective date of this Assignment Agreement shall be the date of execution hereof by the Assignor and the Assignee, unless otherwise specified on Item 6 of Annex I hereto (the "Settlement Date").

     5. Upon such acceptance and registration by the Agent, as of the Settlement Date, (i) the Assignee shall be a party to the Lease Agreement and, to the extent provided in this Assignment Agreement, have the rights and obligations of a Lessor thereunder and (ii) the Assignor shall, to the extent provided in this Assignment Agreement, relinquish its rights and be released from its obligations under the Lease Agreement.

     6. Upon such acceptance and registration by the Agent, from and after the Settlement Date, the Agent shall make all payments under the Lease Agreement in respect of the interest assigned hereby (including, without limitation, all payments of Base Rent, Additional Base Rent and fees (if applicable) with respect thereto) to the Assignee. [Upon the Settlement Date, the Assignee shall pay to the Assignor outstanding Additional Base Rent under the Lease Agreement](2) The Assignor and Assignee shall make all appropriate adjustments in payments under the Lease Agreement for periods prior to the Settlement Date directly between themselves on the Settlement Date.

     7. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              [NAME OF ASSIGNOR]
                              as Assignor


                              By:
                              Title:

--------------
(1) If the Assignee is organized under the laws of a jurisdiction outside the United States.
(2) To be adjusted as is appropriate.

                              [NAME OF ASSIGNEE]
                              as Assignee


                              By:____________________
                              Title:_________________


Accepted this ____ day
of___________, 19__


SUMITOMO BANK LEASING AND FINANCE, INC.
as Agent


By:_____________________
Title:__________________

                                     ANNEX I


1.   Lessee: Novellus Systems, Inc.

2. Name and Date of Lease Agreement: Purchase and Master Lease Agreement dated as of ________________, 1996 by and among the Lessors named therein (the "Lessors"), Novellus Systems, Inc., a California corporation ("Lessee"), and Sumitomo Bank Leasing and Finance, Inc., as agent for the Lessors (in its capacity as such, the "Agent") (as such Lease Agreement may from time to time be amended, supplemented or otherwise modified).

3.   Date of Assignment Agreement: ________________, 19__.

4.   Amounts (as of Date of Item #3 above):

--------------------------------------------
a.   Total Lease
     Agreement
     /Commitment                $__________



b.   Assigned
     Commitment                  __________%


c.   Amount of Assigned
     Commitment                 $__________

--------------------------------------------

5.   Assignee's Funded
     Commitment:                $

6.   Settlement Date(1):

7.   Notice and Payment
     Instructions:           PAYMENT

     ASSIGNEE:                          __________
                                        __________
                                        __________
                                        Attention:
                                        Reference:
                                        Telecopier:
                                        Reference:


--------------
     (1) This date should be no earlier than the date of acceptance by the Agent.

                         NOTICE

                         __________
                         __________
                         __________
                         Attention:
                         Reference:


8.   Assignee's Funding
     Office:            ____________

                                                                     EXHIBIT E
                                                                         TO
                                                                 LEASE AGREEMENT


                         [FORM OF OFFICER'S CERTIFICATE]



                              OFFICER'S CERTIFICATE

                     (Pursuant to Section 19(a)(iii) of the

                       Lease Agreement referred to below)


          This Certificate is furnished pursuant to SECTION 19(a)(III) of the Purchase and Master Lease Agreement, dated as of ________, 199_ (the "Lease Agreement") among the lessors named therein (the "Lessors"), Novellus Systems, Inc., a California corporation ("Lessee"), and Sumitomo Bank Leasing and Finance, Inc., as agent for the Lessors (in its capacity as such, the "Agent"). Capitalized terms used herein but not otherwise defined herein shall have the same meanings as those assigned to them in the Lease Agreement.

          The Lessee hereby certifies to Agent as follows:

          1. Since ________________, 19__, the undersigned has been the duly qualified and acting ____________of Lessee, and is familiar with the financial statements and financial affairs of Lessee. The undersigned is authorized to execute this Certificate on behalf of Lessee.

          2. A true and correct copy of the [annual audit report] [quarterly unaudited consolidated financial statement] of Lessee and its Subsidiaries for the [Fiscal Year] [Fiscal Quarter] ended on _____________, 19__, is attached hereto as ANNEX A.

          3. As of the date of this Certificate, no Event of Default or Unmatured Event of Default has occurred and is continuing (except as follows:
[include description of any such event and the steps being taken, if any, with respect thereto]].

          4. Attached hereto as Annex B is a true and correct computation as of the dates referred to therein of the financial ratios and/or financial restrictions contained in Section 19 of the Lease Agreement.

          5. Attached hereto as Annex C is a complete description (to the extent such disclosure would be required to be made by Lessee if Lessee were a public reporting company under the Securities Exchange Act of 1934, as amended) as of the date of this Certificate of any Material Litigation which has been instituted or which has occurred since the date of the most recent Officer's Certificate of Lessee [or, in the case of the first Officer's Certificate, since the date of the Lease Agreement.]

          IN WITNESS WHEREOF, the Lessee has caused its duly authorized officer(s) to set his hand this _____day of ____________, 19__ .(1)


                              NOVELLUS SYSTEMS, INC.,
                              a California corporation(2)




                              By:__________________
                              Name:________________
                              Title:_______________



--------------
  (1) Such date shall be the date of the annual report or the quarterly statement that is attached as ANNEX A.
  (2) To be executed by an Authorized Officer.

                                                                      ANNEX A TO
                                                                       EXHIBIT E

TO OFFICER'S CERTIFICATE DATED AS OF _______________, 19__

     [Attach copy of annual audit report or quarterly unaudited consolidated financial statement, as appropriate]

                                                                      ANNEX B TO
                                                                       EXHIBIT E

TO OFFICER'S CERTIFICATE DATED AS OF ______________, 19__
[Computation of financial ratios and/or financial restrictions]

                                                                      ANNEX C TO
                                                                       EXHIBIT E


TO OFFICER'S CERTIFICATE DATED AS OF _______________,19__

          [Description of any Material Litigation to the extent such disclosure would be required to be made by Lessee if Lessee were a reporting company under the Securities Exchange Act of 1934.]

                                                                       EXHIBIT F
                                                                          TO
                                                                 LEASE AGREEMENT

                       [FORM OF OPINION OF LESSEE COUNSEL]

                               [Follows this page]

                                                                       EXHIBIT G
                                                                        TO LEASE
                                                                         FORM OF
                                                                      MEMORANDUM
                                                                        OF LEASE
Recording requested by:

When recorded, mail to:

MORGAN, LEWIS & BOCKIUS LLP
801 South Grand Avenue
Twenty-Second Floor
Los Angeles, California 90017
Attn: William D. Ellis, Esq.


DOCUMENTARY TRANSFER TAX:

The undersigned declares that the
Documentary Transfer Tax is $-0-,
and that the term of the Lease, including any and all unexercised extension options is less than 35 years.


                              MEMORANDUM OF LEASE

     By this Memorandum of Lease, made October ____, 1996, concurrently with that certain PURCHASE AND MASTER LEASE AGREEMENT (the "Lease") dated as of October ____, 1996, between the same parties covering the same property (the "Lease"), Sumitomo Bank Leasing and Finance, Inc., as agent for the Lessors named in the Lease ("Lessor") and Novellus Systems, Inc., a California corporation ("Lessee") agree as follows:

     Lessor leases the property described in Exhibit "A" attached hereto and incorporated herein by this reference (the "Property") to Lessee upon the terms and conditions set forth in the Lease.

AGENT FOR LESSORS:       SUMITOMO BANK LEASING AND FINANCE, INC.


                         By:___________
                         Title:________

LESSEE:                  NOVELLUS SYSTEMS, INC.,
                         a California corporation


                         By:___________
                         Title:________

                       Exhibit "A" to Memorandum of Lease

                                LEGAL DESCRIPTION

          All of Parcel 4, as shown upon that Parcel Map which was filed for record on the Office of the Recorder of the County of Santa Clara, State of California, on July 13, 1984, in Book 531 of Maps, at pages 41 and 42.

STATE OF ______________  )
                         )  ss.
COUNTY OF _____________  )


          On ________________, 19__, before me, a notary public, personally appeared _______________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that ___he executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.                (seal)



_________________________________
Notary public



STATE OF ______________  )
                         )  ss.
COUNTY OF _____________  )


          On ________________, 19__, before me, a notary public, personally appeared _______________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that ___he executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.                (seal)



_________________________________
Notary public

                                                                       EXHIBIT H
                                                                        TO LEASE


                          [FORM OF NOTICE OF PURCHASE]




                                        _____________, 19__(1)




Sumitomo Bank Leasing and Finance, Inc.
277 Park Avenue
New York, New York 10172
Attn:  Chief Financial Officer


          1. Reference is made to that certain Purchase and Master Lease Agreement dated as of October ____, 1996 (the "LEASE AGREEMENT"), among the lessors referred to therein (the "LESSORS"), Novellus Systems, Inc., a California corporation ("LESSEE"), and Sumitomo Bank Leasing and Finance, Inc., as Agent for the Lessors ("AGENT"). Capitalized terms used herein but not otherwise defined herein shall have the same meanings as those assigned to them in the Lease Agreement.

          2. Pursuant to Section 14(a) of the Lease Agreement, notice is hereby given that Lessee elects to purchase the Property currently leased pursuant to the terms of the Lease Agreement. Such purchase shall be effected pursuant to the provisions of Section 14(d) of the Lease Agreement.

          3.   The date on which the Property will be purchased is
_________________.



--------------
 (1) 30 days' prior written notice

          IN WITNESS WHEREOF, Lessee has executed this Notice of Purchase on the date set forth above.


                              NOVELLUS SYSTEMS, INC.,
                              a California corporation


                              By______________________________
                                Name:_________________________
                                Title:  Authorized Officer

                                                                       EXHIBIT I
                                                                        TO LEASE
                                         FORM OF ASSIGNMENT OF SERVICE CONTRACTS

                                   [Reserved]

                                                                       EXHIBIT J
                                                                        TO LEASE


                              [FORM OF SALE NOTICE]


                                    _______________, 19__



Sumitomo Bank Leasing and Finance, Inc.
277 Park Avenue
New York, New York 10172
Attn:  Chief Financial Officer


          1. Reference is made to that certain Purchase and Master Lease Agreement dated as of October ____, 1996 (the "LEASE AGREEMENT"), among the lessors referred to therein (the "LESSORS"), Novellus Systems, Inc., a California corporation ("LESSEE"), and Sumitomo Bank Leasing and Finance, Inc., as Agent for the Lessors ("AGENT"). Capitalized terms used herein but not otherwise defined herein shall have the same meanings as those assigned to them in the Lease Agreement.

          2. Pursuant to Section 14(b)(i) of the Lease Agreement, notice is hereby given that Lessee shall terminate the lease of all of the Property at the end of the Lease Term by electing and thereafter consummating a sale to third parties of all but not less than all of the Property as provided in Section 14(b) of the Lease Agreement.

          IN WITNESS WHEREOF, Lessee has executed this Sale Notice on the date set forth above.

                              NOVELLUS SYSTEMS, INC.,
                              a California corporation


                              By:_____________________________
                                 Name:________________________
                                 Title:  Authorized Officer


--------------
 (1) At least 180 days prior to the end of the Lease Term

                                                                       EXHIBIT K
                                                                        TO LEASE


                                   [Reserved]

                                                                       EXHIBIT M
                                                                        TO LEASE


                          [Form of Signing Certificate]

                               SIGNING CERTIFICATE

     Novellus Systems, Inc., a California corporation ("Lessee"), does hereby certify to Sumitomo Bank Leasing and Finance, Inc., as Agent (the "Agent") for certain Lessors under the Purchase and Master Lease Agreement (the "Lease"), dated as of __________ , 199____ that the following persons are authorized to execute and deliver to the Agent Closing Date Notices referenced in the Lease and that any such Notices shall bind Lessee to the contents thereof and the Agent may rely thereon without further inquiry of the Lessee as to the authorization or capacity of such persons. Also set forth below is a sample of the signatures of such persons.

           Name                 Title                 Signature

_____________               _____________      __________________

          IN WITNESS WHEREOF the Lessee has caused this Certificate to have been duly executed by its duly authorized officer as of this ___ day of _____________, 199___.


                              NOVELLUS SYSTEMS, INC.,
                              a California corporation


                              By:_______________________
                              Title: Authorized Officer

                                                                       EXHIBIT N
                                                                        TO LEASE
                    CONTENTS OF PROPERTY INFORMATION PACKAGE

               (1)  TITLE MATTERS
                    (A)  Legal description of the Land.
                    (B)  Preliminary title report regarding the Land.
                    (C) Legible and reproducible copies of all recorded documents relating to the Land.
                    (D) Survey of the Real Property prepared in compliance ALTA/ACSM Minimum Standard Detail Requirements (1992), and dated not earlier than six (6) months prior to the date of this Agreement.
                    (E) Certified search of UCC records at California Secretary of State's office and certified copies of all filed financing statements, amendment and releases relating to Lessee, dated not earlier than one month prior to the date of this Agreement.

               (2)  PROPERTY USE.
                    (A)  Evidence of
                         (i) compliance of the Land with the California Subdivision Map Act;
                         (ii) whether the Real Property is located within a special flood zone area as indicated on any Flood Hazard Boundary Maps published by the Federal Emergency Management Agency; and
                         (iii) whether the Real Property is located in an earthquake fault zone (as defined in the California Alquist-Priolo Earthquake Fault Zone Act), or in a seismic hazard zone (as defined in California Public Resources Code Section 2694).
                    (B) Copy of any Environmental Impact Report or Negative Declaration pertaining to the Land.
                    (C) Evidence that all necessary approvals, licenses and permits relating to the use and occupancy of the Real Property are in full force and effect and copies thereof.
                    (D)  Site plan and soils report.
                    (E)  A report of the physical condition of the Land.
                    (F)  The Environmental Audit.
                    (G) If any portion of the Property is leased or rented to third parties or Affiliates: a rent roll, copies of all existing leases and an estoppel certificate from each tenant thereunder in form satisfactory to Lessor

                                                                       EXHIBIT O
                                                                        TO LEASE
                                                                    FORM OF DEED
RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:
MORGAN, LEWIS & BOCKIUS LLP
801 South Grand Avenue
Twenty-Second Floor
Los Angeles, California 90017
Attention: William D. Ellis, Esq.

MAIL TAX STATEMENTS TO:
Novellus Systems, Inc.
3950 North First Street
San Jose, California 95125
Attention:_____________________

Documentary Transfer Tax is not of public record and is shown on a separate sheet attached to this deed.
_______________________________________________


                                   GRANT DEED

          FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, ZUKEN-REDAC, INC., a California corporation, hereby grants to SUMITOMO BANK LEASING AND FINANCE, INC., as agent, the real property located in the City of San Jose, County of Santa Clara, State of California, described on EXHIBIT A attached hereto and made a part hereof.

          Executed as of this _______ day of_____________________, 1996.

                         Zuken-Redac, Inc., a California corporation


                         By:_________________________
                         Name:______________________
                         Title:_______________________






                      MAIL TAX STATEMENTS AS DIRECTED ABOVE

                             EXHIBIT A TO GRANT DEED

                                Legal Description

          All of Parcel 4, as shown upon that Parcel Map which was filed for record on the Office of the Recorder of the County of Santa Clara, State of California, on July 13, 1984, in Book 531 of Maps, at pages 41 and 42.

State of California

County of____________


On ___________________, 1996, before me,___________________________, personally appeared ___________________, personally known to me (or proved to me on the basis of satisfactory evidence) to the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.


Signature:_______________________________(Seal)
                  Notary Public

_______________, 1996



Santa Clara County Recorder
County Government Center
70 West Hedding Street, East Wing
San Jose, California 95110


          Re:  Request That Statement of
               Documentary Transfer Tax Not be
               Recorded
               --------------------------------

Dear Sir or Madam:

          Request is hereby made in accordance with Section 11932 of the Revenue and Taxation Code that this statement of tax due not be recorded with the attached deed but be affixed to the deed after recordation and before return as directed in the deed.

          The attached deed names ZUKEN-REDAC, INC., a California corporation, as grantor, and SUMITOMO BANK LEASING AND FINANCE, INC., as agent, as grantee.

          The Property being transferred and described in the attached deed is located in the City of San Jose, County of Santa Clara, State of California.

          The amount of Documentary Transfer Tax due on the attached deed is $__________computed on full value of the property conveyed.

                         Zuken-Redac, Inc., a California corporation


                         By:________________________
                         Name:______________________
                         Title:_____________________

                                                                       EXHIBIT P
                                                                        TO LEASE
                                                           FORM OF DEED OF TRUST

Recording requested by:

When recorded, mail to:

MORGAN, LEWIS & BOCKIUS LLP
801 South Grand Avenue
Twenty-Second Floor
Los Angeles, California 90017
Attn:  William D. Ellis, Esq.


                      DEED OF TRUST AND ASSIGNMENT OF RENTS


     THIS DEED OF TRUST AND ASSIGNMENT OF RENTS, dated as of _________________, 199__ (this "Deed of Trust"), between SUMITOMO BANK LEASING AND FINANCE, INC., as the beneficiary (the "Beneficiary") as agent for the "Lessors" as defined below, having address at 277 Park Avenue, New York, New York 10172 and NOVELLUS SYSTEMS, INC., a California corporation, as the trustor (the "Trustor"), having an address at 3950 First Street, San Jose, California 95125, and First American Title Insurance Company, a California corporation, as trustee ("Trustee"), is made, executed and delivered with reference to the following recitals of fact:

     WHEREAS, the Beneficiary is the owner in fee simple of the land described on Exhibit "A" hereto (the "Land") and the improvements, buildings and other structures now or hereafter located thereon (collective, the "Improvements"; the Land and the Improvements being collectively called the "Property");

     WHEREAS, the Beneficiary has leased the Property to the Trustor pursuant to that certain Purchase and Master Lease Agreement dated as of October ___, 1996 between Beneficiary as Agent for certain lessors named therein, and as the same may change from time to time (the "Lessors") and Trustor as "Lessee" (the "Lease"); and

     WHEREAS, the Trustor desires to encumber the Property, and all of Trustor's right, title and interest therein, to Beneficiary, to secure, among other things, Trustor's obligations to Beneficiary under the Lease.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. DEFINITIONS; INTERPRETATION. For purposes of this Deed of Trust, capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to in the Lease (as the same may be amended, restated, supplemented or otherwise modified from time to time), and the rules of interpretation set forth in the Lease shall apply to this Deed of Trust.


     SECTION 2. THE PROPERTY. Attached hereto as Exhibit "A" is description of the Land.

     SECTION 3. OWNERSHIP OF THE PROPERTY; CONVEYANCE OF DEED OF TRUST LIEN AND GRANT OF SECURITY AGREEMENT; REMEDIES.

     (a) It is intent of the parties hereto that for financial accounting uses the Lease constitutes an "operating lease" pursuant to Statement of Financial Accounting Standards No. 13, as amended, and that for purposes of commercial, real estate, bankruptcy and federal, state and local income tax law, the transaction contemplated by the Lease and hereby is a financing arrangement and preserves ownership of the Property in the Trustor.

     (b) It is the intent of the parties hereto that (i) the obligations of the Trustor under the Lease to pay Base Rent, Additional Rent, and the Lease Investment Balance in connection with the purchase of the Property pursuant to the Lease shall be treated as payments of interest on and principal of, respectively, loans from the Beneficiary to the Trustor, and (ii) the Lease grants to the Beneficiary a security interest in and lien upon, and hereby grants to the Trustee, in trust, with power of sale, the portions of the Property which constitute interests in real property, and a security interest and lien on the portions of the Property which do not constitute interests in real property, in each case to secure the Trustor's performance hereunder, and under and payment of all amounts under the Lease and the other Lease Documents.

     (c) Specifically, without limiting the generality of SUBSECTION (b), the Beneficiary and the Trustor intend and agree that with respect to the nature of the transactions evidenced by the Lease in the context of the exercise of remedies under the Lease Documents, including, without limitation, in the case of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any State or Commonwealth thereof affecting the Trustor and the Beneficiary, or any enforcement or collection actions, the transactions evidenced by the Lease are loans made by the Beneficiary as unrelated third party lender to the Trustor secured by the Property (it being understood that the Trustor hereby mortgages, grants, bargains, sells, releases, confirms, conveys, assigns, transfers and sets over to the Beneficiary, and grants a security interest in, the Property which is not real property, and Trustor hereby grants to Trustee, in trust with power of sale, all right title and interest of the Trustor in and to the Property that constitutes real property (consisting of a fee deed of trust with respect to all right, title and interest of the Trustor in and to the fee title to, and reversionary interest in, the Land and Improvements) and a leasehold deed of trust on the Trustor's leasehold estate under the Lease, all to secure such loans, effective on the date hereof, to have and to hold such interests in the Property unto the Beneficiary and its successors and assigns, forever.

     (d) As additional security for the Base Rent, Additional Rent and the Lease Investment Balance and all other sums owed to the Beneficiary by the Trustor under the Lease, the Trustor does hereby grant, bargain, sell, transfer and convey unto Trustee, in trust with power of sale, all of the Trustor's right, title interest in and to the Property and the Fixtures, including, without limitation, all buildings, structures and other improvements, and all fixtures and other property now or hereafter attached to or affixed to any such buildings, structures or other improvements, and any additions and alterations thereto or replacements thereof, now or hereafter built, constructed or located upon the Property, and immediately, irrevocably and absolutely, all rents, additional rents, issues, income, revenues, distributions, royalties and profits now or in the future payable in respect of the Property, together with all of the right, power and authority of the Trustor to alter, modify or change the terms, conditions and provisions of the Lease and any other lease pertaining to the Property, to consent to any request made by a tenant or landlord pursuant thereto, or to surrender, cancel or terminate the same or to accept any surrender, cancellation or termination of the same, together with all of the options, rights, powers and privileges of the Trustor under any lease or sublease pertaining to the Property, whether heretofore or hereafter existing, including, without limitation, the rights and options to purchase the Property contained in the Lease, and all present and future right, title and interest of the Trustor in and to (i) all refunds, tax abatement agreements, rebates, reserves, deferred payments, deposits, cost savings, awards and payments of any kind due from or payable by (a) any Governmental Authority, or (b) any insurance or utility company, in each case under clause (a) or (b) above in respect of the Property, and (ii) all refunds, rebates and payments of any kind due from or payable by any Governmental Authority for any taxes, assessments, or governmental or quasi-governmental charges or levies imposed upon the Trustor in respect of the Property, and all plans and specifications, designs, drawings and other information, materials and matters heretofore or hereafter prepared relating to the Property or any construction on the Property, all proceeds (including claims and demands therefor) of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including without limitations the proceeds of insurance and condemnation awards in respect of the Property or any portion thereof, all additional estates, rights and interests hereafter acquired by the Trustor in the Property, or any portion thereof, together with all proceeds of the conversion, whether voluntary or involuntary, of any of the Property into cash or other liquid claims, including without limitation, all awards, payments or proceeds, including interest thereof, and the right to receive the same, which may be made as a result of any casualty, any exercise of the right of eminent domain or deed in lieu thereof, any injury to the Property and any defect in title in the Property or other matter insured under any policy of title insurance, together with attorney's fees, costs and disbursements incurred by the Beneficiary in connection with the collection of such awards, payments and proceeds, and the Trustor further grants to the Beneficiary, pursuant to the California Uniform Commercial Code (the "UCC"), a security interest in all present and future right, title and interest of the Trustor in and to any portion of the foregoing property for which a security interest may be created under the UCC.

     (e) Specifically, but without limiting the generality of SUBSECTION (b), the Beneficiary and the Trustor further intend and agree that, with respect to that portion of the Property constituting personal property, for the purpose of securing the Trustor's obligations for the repayment of the above-described obligations from the Trustor to the Beneficiary, (i) the Lease shall also be deemed to be a security agreement and financing statement within the meaning of
Article 9 of the UCC; (ii) the conveyance provided for hereby shall be deemed to be a grant by the Trustor to the Beneficiary of a lien and security interest in all of the Trustor's present and future right, title and interest in and to such portion of the Property, including but not limited to the Trustor's leasehold estate therein and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, investments, securities or other property, whether in the form of cash, investments, securities or other property to secure such obligations, effective on the date hereof, to have and to hold such interests in the Property unto the Beneficiary and its successors and assigns, forever, provided always that these presents are upon the express condition that, if all amounts due under the Lease shall have been paid and satisfied in full, then, as to such personal property, this instrument and the estate hereby granted shall cease; (iii) the possession by the

Beneficiary of notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the UCC; and (iv) notifications to Persons holding such personal property, and acknowledgments, receipts or confirmations from financial intermediaries, bankers or agents (as applicable) of the Trustor shall be deemed to have been given for the purpose of perfecting such security interest under Applicable Law. The Beneficiary and the Trustor shall, to the extent consistent with this Deed of Trust, take such actions and execute, deliver, file and record such other documents, financing statements, mortgages and deeds of trust as may be necessary to ensure that, if the Lease were deemed to create a security interest in the Property, such security interest would be deemed to be a perfected security interest with priority over all Liens other than Permitted Liens, under Applicable Law and will be maintained as such throughout the Lease Term.


     TO HAVE AND TO HOLD the same whether now owned or held or hereafter acquired unto the Trustee, forever, in trust, however, to secure to the Beneficiary the payment of the Base Rent, Additional Rent, the Lease Investment Balance and all other sums owing to the Beneficiary under the Lease and the performance and observance of the terms, covenants, warranties, conditions, agreements and obligations under the Lease. If the Trustor shall pay all sums due under the Lease when due according to the terms thereof and shall otherwise fully and properly perform and comply with all of the obligations, agreements, terms and conditions of the Lease, then Beneficiary shall instruct the Trustee to reconvey this Deed of Trust to the party entitled thereto, without representation or warranty.

     Upon the occurrence of any Event of Default, the Beneficiary may, in addition to any other remedies set forth in the Lease or the other Lease Documents, exercise any one or more of the following rights and remedies as it, in its sole discretion, may deem necessary or appropriate:

         (1) collect the Lease Investment Balance, together with all unpaid Base Rent, Additional Base Rent and Additional Rent, all at the Overdue Rate;

         (2) either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court, and without regard to the adequacy of security, enter upon and take possession of the Property, or any part thereof, in its own name or in the name of Trustor, and do any acts which it deems necessary or desirable to preserve the value, marketability or rentability of the Property, or any part thereof or interest therein, to increase the income therefrom or to protect the security hereof and, with or without taking possession of the Property, to sue for or otherwise to collect the rents, issues and profits thereof, including, without limitation, those past due and unpaid, and to apply the same, less costs and expenses of operation and collection, including, without limitation, attorneys' fees, upon any obligations secured hereby, all in such order as the Beneficiary may determine. The entering upon and taking possession of the Property, and the collection of such rents, issues and profits and the application thereof as aforesaid, shall not cure or waive any Event of Default or notice of default hereunder or invalidate any act done in response to such Event of Default or pursuant to such notice of default and, notwithstanding the continuance in possession of the Beneficiary or the collection, receipt and application of rents, issues or profits by the Beneficiary, Trustee or the Beneficiary shall be entitled to exercise every right provided for in any of the Lease Documents or by law upon occurrence of any Event of Default, including, without limitation, the right to exercise the power of sale;

         (3) should the Event of Default include the failure of Trustor to perform any of Trustor's obligations under the Lease Documents, including, without limitation, the obligation to pay any amount due to any person, corporation, partnership or other entity or any governmental agency when required, either the Beneficiary or Trustee may, but shall not be obligated to, perform the same without notice to or demand upon Trustor, without regard to the adequacy of its security and without prejudice to its right to declare a default hereunder. Any amounts so paid and all costs and expenses incurred by the Beneficiary or Trustee in connection with such payment or performance, including, without limitation, attorneys' fees, and any other amounts for which Trustor is specifically obligated to reimburse the Beneficiary or Trustee, or which Trustee or the Beneficiary is authorized to advance, pursuant to provisions hereof, shall be payable by Trustor to the Beneficiary or Trustee on demand with interest at the Overdue Rate from the date paid by the Beneficiary or Trustee, and shall be secured by this Lease. The payment by the Beneficiary or Trustee of any tax, assessment or governmental charge for which no receipt is provided by Trustor as required hereunder, or any lien or encumbrance which the Beneficiary believes has not been paid, shall be conclusive between the parties as to the legality and amount of the payment. The Beneficiary or Trustee, as the case may be, shall be subrogated to all rights, equities and liens discharged by any such expenditure;

         (4)  exercise the power of sale described above;

         (5) in lieu of sale pursuant to the power of sale conferred hereby, foreclose upon the lien created herein and hereby in the manner provided by law for the foreclosure of mortgages on real property, except that nothing herein shall preclude the commencement of such an action prior to the consummation of the Trustee's sale of the Property under said power of sale;

         (6) declare immediately due and payable without notice or demand, all monies advanced under the Lease Documents which are then unpaid, with all interest and sums accrued, and all other obligations of Trustor to Beneficiary, and accelerate payment thereof notwithstanding contrary terms of payment stated therein, and exercise all rights and remedies available under any Lease Document, at law, in equity or otherwise;

         (7) as a matter of right, and without notice to Trustor or anyone claiming under Trustor and without regard to the adequacy of its security or the then value of the Property or the interest of Trustor therein, apply to any court having jurisdiction to appoint a receiver or receivers of the Property and Trustor hereby irrevocably consents to such appointment and waives notice of any application therefor. Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers of the Beneficiary provided for hereinabove, and shall continue as a receiver and exercise all such powers until the date of confirmation of sale of the Property unless such receivership is sooner terminated by the Beneficiary in its sole discretion.

         Trustee and the Beneficiary shall be entitled to enforce payment and performance of any obligations secured hereby and to exercise all rights and powers under any Lease Document or any laws now or hereafter in force, notwithstanding that some or all of said obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, lien, assignment or otherwise. Neither the acceptance of this Lease nor the enforcement of any remedy hereunder, whether by court action or pursuant to the power of sale or other powers herein contained, shall prejudice or in any manner affect Trustee's or the

Beneficiary's right to realize upon or enforce any other security interests now or hereafter held by Trustee or the Beneficiary, it being agreed that Trustee and the Beneficiary, and each of them, shall be entitled to enforce this Lease and any other security interests now or hereafter held by the Beneficiary or Trustee in such order and manner as they or either of them may in their absolute discretion determine. No remedy conferred upon or reserved to Trustee or the Beneficiary by this Lease or any other Lease Document is intended to be exclusive of any other remedy, but each shall be cumulative and shall be in addition to every other remedy given by this Lease or any other Lease Document or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Lease Documents to Trustee or the Beneficiary or to which either of them may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Trustee or the Beneficiary, and either or both of them may pursue inconsistent remedies.

     SECTION 4. GOVERNING LAW. THIS DEED OF TRUST SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

     SECTION 5. COUNTERPART EXECUTION. This Deed of Trust may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, all such counterparts together constituting but one and the same instrument.

     SECTION 6. FUTURE ADVANCES; REVOLVING CREDIT. In the event a court of competent jurisdiction rules that the Lease constitutes a mortgage, deed of trust or other secured financing, then this instrument will be deemed given to secure not only existing financing, but also future advances made pursuant to or as provided in the Lease, whether such advances are obligatory or to be made at the option of the Beneficiary, or otherwise, to the same extent as if such future advances were made on the date of execution of this instrument, although there may be no advance made at the time of execution hereof, and although there may be no financing outstanding at the time any advance is made. To the fullest extent permitted by law, the lien of this instrument shall be valid as to all such amounts, including all future advances, from the time this instrument is recorded. Notwithstanding anything in this instrument to the contrary, although the amount of the financing secured by this instrument may increase or decrease from time to time, the maximum principal amount of the financing secured by this instrument at any one time shall not exceed Five Million Five Hundred Thousand Dollars ($5,500,000) , which amount shall be payable as set forth in the Lease, plus all costs of enforcement and collection of this instrument, the Lease and the other Lease Documents, plus the total amount of any advances made pursuant thereto to protect the collateral and the security interest and lien created hereby, together with interest and other sums accruing on all of the foregoing as provided in the Lease Documents.

     IN WITNESS WHEREOF, the undersigned Trustor has caused this Deed of Trust to be duly executed by an officer thereunto duly authorized as of the date and year first above written.


                                   NOVELLUS SYSTEMS, INC.,
                                   a California corporation
                                   as the Trustor



                                   By:__________________________
                                      Name:__________________
                                      Title:_________________

                          Exhibit "A" to Deed of Trust

                                LEGAL DESCRIPTION

          All of Parcel 4, as shown upon that Parcel Map which was filed for record on the Office of the Recorder of the County of Santa Clara, State of California, on July 13, 1984, in Book 531 of Maps, at pages 41 and 42.

STATE OF ______________  )
                         )  ss.
COUNTY OF _____________  )


          On ________________, 19__, before me, a notary public, personally appeared _______________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that ___he executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.                (seal)



_________________________________
Notary public

                                                                       EXHIBIT Q
                                                                        TO LEASE
                                                              FORM OF ASSIGNMENT
                                                                OF REAL PROPERTY
                                                     PURCHASE AND SALE AGREEMENT


                                   ASSIGNMENT
                                       OF
                                OF REAL PROPERTY
                           PURCHASE AND SALE AGREEMENT


          THIS ASSIGNMENT is made as of _________________, 1996, by and between NOVELLUS SYSTEMS, INC., a California corporation ("Assignor"), and SUMITOMO BANK LEASING AND FINANCE, INC., as agent for the Lessors ("Assignee").

     A. Assignor (as lessee) and Assignee (as lessor) have concurrently herewith entered into the Purchase and Master Lease Agreement (the "Lease").

     B. Assignor has agreed to assign Assignor's rights under the Purchase Agreement to Assignee, and Assignee has agreed to accept the assignment of Assignee's entire interest in the Purchase Agreement.

     C. The undersigned Seller has consented to the assignment of the Purchase Agreement to Assignee, and acknowledges that Assignee shall have all of the rights of Assignor under the Purchase Agreement.

          IN CONSIDERATION OF the mutual covenants and conditions set forth hereinbelow, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee (together, the "Parties" and each sometimes a "Party") do hereby act and agree as follows:

          1. ASSIGNMENT OF PURCHASE AGREEMENT. Assignor hereby sells, assigns, sets over and transfers to Assignee, all of Assignor's right, title and interest as the Purchaser under, in and to the Real Property Purchase and Sale Agreement dated June 7, 1996, as amended, between Zuken-Redac, Inc., a California corporation ("Seller"), and Assignor (the "Purchase Agreement").

          2. WARRANTIES AND REPRESENTATIONS. Assignor hereby warrants and represents to Assignee that:

               (a) Assignor has made no other assignment, pledge, hypothecation or other transfer of any of its rights, title and interest as the Purchaser under the Purchase Agreement.

               (b) Assignor is fully empowered and duly authorized to make the assignment set forth herein and such assignment does not breach or conflict with any of the articles of incorporation, bylaws, resolutions, agreements, indentures, judgments, orders or decrees to which Assignor is a party or otherwise subject.

               (c) Assignor is not in default of any of its obligations under the Purchase Agreement and no event or condition exists which, by notice or passage of time, will become such a default.

          3. INDEMNIFICATION. Assignor shall hold harmless, indemnify and defend Assignee against any claim, liability, loss or damages, and all expenses related thereto, which such Assignee incurs by reason of any of Assignor's warranties and representations herein proving to be untrue in any material respect.

          4. ASSIGNMENT OF DEPOSIT. Assignor represents and warrants to Assignee that (a) pursuant to paragraph 4.1 of the Purchase Agreement, Assignor has deposited $50,000 (together, with interest earned in escrow, the "Deposit") with First American Title Company, a California corporation, as escrow holder; and (b) the Deposit is to be applied to payment of the purchase price under the Purchase Agreement at the Closing (as defined in the Purchase Agreement) or, if the Purchaser in breach of its obligations under the Purchase Agreement fails to close, the Deposit is due to the Seller as liquidated damages for such default. Assignor hereby assigns to Assignee all of its rights to and interest in the Deposit.

          5. DEFINITIONS. Terms defined in any other part of this Assignment shall have the defined meanings wherever capitalized herein. Capitalized terms not otherwise defined in this Assignment shall have the meaning ascribed to them in the Lease. As used in this Assignment, the terms "herein," "hereof" and "hereunder" refer to this Assignment in its entirety and are not limited to any specific sections; and the term "person" means any natural person, other legal entity or combination of natural persons and/or other legal entities. Wherever appropriate in this Assignment, the singular shall be deemed to refer to the plural and the plural to the singular, and pronouns of certain genders shall be deemed to comprehend either or both of the other genders.

          6. CAPTIONS. Paragraph headings used herein are for convenience of reference only and shall not affect the construction of any provision of this Assignment.

          7. COUNTERPARTS. This Assignment, and any amendment hereto, may be executed in any number of counterparts and by each Party on separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

          8. GOVERNING LAW. This Assignment shall be deemed to be an agreement made under the laws of the State of California and for all purposes shall be governed by and construed in accordance with such laws.

          9. NOTICE OF ASSIGNMENT. A copy of this Assignment shall be sufficient notice to all persons of the assignments contained herein and may be relied upon by any third party.

          IN WITNESS WHEREOF, the Parties have each caused this Assignment to be duly executed and delivered, by their representative(s) authorized thereunto, as of the date first above-written.



ASSIGNOR:

NOVELLUS SYSTEMS, INC.,
a California corporation


By:___________________________
Title:________________________


ASSIGNEE:


SUMITOMO BANK LEASING AND FINANCE, INC.


By:___________________________
Title:________________________


THE UNDERSIGNED SELLER CONSENTS AND AGREES TO THE FOREGOING.

                         Zuken-Redac, Inc., a California corporation


                         By:___________________________
                         Name:_________________________
                         Title:________________________

                                                                       EXHIBIT R
                                                                        TO LEASE
                                                             HAZARDOUS MATERIALS
                                                             PERMITTED BY LESSOR

                                [To be completed]

                                                                       EXHIBIT S
                                                                        TO LEASE
                                                         RENT PURCHASE AGREEMENT


                            [RENT PURCHASE AGREEMENT]

                             RENT PURCHASE AGREEMENT

          Rent Purchase Agreement, dated as of October 24, 1996 (the "Agreement") between SUMITOMO BANK LEASING AND FINANCE, INC. (the "Seller") and THE SUMITOMO BANK, LIMITED, SAN FRANCISCO BRANCH (the "Purchaser").

          WHEREAS, Seller as "Lessor" has entered into a Purchase and Master Lease Agreement, dated as of October 24, 1996 (the "Lease"), with Novellus Systems, Inc. (the "Lessee");

          WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Lease;

          WHEREAS, pursuant to the Lease (i) Seller has agreed to purchase one or more parcels of Land and one or more Improvements on the Land and to lease such Land and such Improvements to Lessee and (ii) Lessee has agreed to lease such Land and such Improvements from Seller; and

          WHEREAS, the Seller desires to sell certain interests in the rents and certain other proceeds received under the Lease, and the Purchaser is willing to purchase such interests under the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, the parties hereto agree as follows:

                             SECTION 1.  DEFINITIONS

          For purposes of this Agreement, the following terms shall have the meanings set forth in this Section 1:

          "Acquisition Price" for a Funding with respect to the Property shall mean an amount equal to the Acquisition Percentage of the Property Cost of the Property being purchased on the related Closing Date.

          "Applicable Percentage" with respect to the Property shall have the meaning set forth in the Supplement hereto for such Property.

          "Acquisition Percentage" with respect to the Property shall have the meaning set forth in the Supplement hereto for such Property.

          "Base Rent Interest" with respect to the Property means the Seller's right to receive, in the order of priority set forth in Section 3 hereof, the sum of (A) so much of (x) each installment of Base Rent with respect to such Property payable by the Lessee under the Lease that does not exceed (1) the Acquisition Price paid by Purchaser with respect to such Property, times (2) the LIBOR Rate plus the number of basis points set forth in the related Supplement (or, to the extent Section 7(a)(y)(I) of the Lease is applicable, the Base Rate) times (3) a fraction, the numerator of which is the number of days elapsed in the period for which such Base Rent was paid and the denominator of which is 360 plus (y) the same portion of each payment of interest paid by Lessee at the Overdue Rate on Base Rent with respect to such Property plus (B) so much of (x) each installment of Additional Base
Rent with respect to such Property payable by Lessee under the Lease that does not exceed the Applicable Percentage thereof plus (y) the same portion of each payment of interest paid by Lessee at the Overdue Rate on Additional Base Rent with respect to such Property.

          "Default Amounts" with respect to the Property shall mean all amounts received by Seller in respect of such Property as a result of the exercise of remedies under Section 21 of the Lease or otherwise during the continuance of an Event of Default under the Lease.

          "Interests" with respect to the Property means the Base Rent Interest, the Purchase Price Interest and the Termination Option Interest with respect to such Property.

          "Other Base Rent Interests" with respect to the Property means the rights to receive amounts with respect to such Property, comparable to the Base Rent Interest, which have been sold by the Seller pursuant to Other Rent Purchase Agreements.

          "Other Interests" with respect to the Property means the Other Base Rent Interests, the Other Purchase Price Interests and the Other Termination Option Interests.

          "Other Purchase Price Interests" with respect to the Property, or an item thereof, means the rights to receive amounts with respect to such Property, or item, comparable to the Purchase Price Interest, which have been sold by the Seller pursuant to Other Rent Purchase Agreements.

          "Other Rent Purchase Agreements" shall mean one or more Master Rent Purchase Agreements substantially in the form of this Agreement, providing for the sale of interests (other than the Interests) in the payments due under the Lease as provided for herein.

          "Other Termination Option Interests" with respect to the Property means the rights to receive amounts with respect to such Property comparable to the Termination Option Interest, which have been sold by the Seller pursuant to Other Rent Purchase Agreements.

          "Property" means the parcel of Land and/or one the Improvements, plus related Fixtures and Personal Property, described in a single Lease Supplement or, if the context indicates otherwise, described in all Lease Supplements.

          "Purchase Price Interest" with respect to the Property (or, in the case of a payment pursuant to Section 17(c) of the Lease, an item of Property) means the Seller's right to receive, in the order of priority set forth in Section 3 hereof, so much of (x) the Lease Investment Balance with respect to such Property (or item) payable by the Lessee to Landlord pursuant to an election under Section 14(a) of the Lease, or pursuant to Section 17(c) of the Lease, that does not exceed the Purchaser's Applicable Percentage of the Guaranteed Residual Value with respect to such Property (or item) plus (y) the same portion of each payment of interest paid by Lessee at the Overdue Rate on the amounts described in the preceding clause (x).

          "Retained Base Rent Interest" means all rights to receive and retain, in the order of priority set forth in Section 3 hereof, so much of the Base Rent and interest due thereon at the Overdue Rate payable by the Lessee under the Lease that exceeds the Base Rent Interest and the Other Base Rent Interests.

          "Retained Interests" means the Retained Base Rent Interest, the Retained Purchase Price Interest, the Seller's rights to receive and retain the Risk Amount (and interest due thereon at the Overdue Rate payable by the Lessee under the Lease) and the Retained Termination Option Interest.

          "Retained Purchase Price Interest" means all rights to receive and retain, in the order of priority set forth in Section 3 hereof, so much of the Lease Investment Balance payable by the Lessee under the Section 14(a) or 17(c) of the Lease that exceeds the Purchase Price Interest and the Other Purchase Price Interests.

          "Retained Residual Interests" means all of the Seller's rights, title and interest in and to the Lease that are not included in the Interests, the Other Interests or the Retained Interests, including, without limitation, the rights of Seller under Section 12 and 13 of the Lease and all costs and expenses (including counsel fees) incurred by Seller in connection with an Event of Default.

          "Retained Termination Option Interest" means all rights to receive and retain, in the order of priority set forth in Section 3 hereof, so much of the Termination Amount that exceeds the Termination Option Interest and the Other Termination Option Interests.

          "Security" means the Collateral and the "Collateral" as defined in the Security Agreement.

          "Termination Amount" with respect to the Property means the amount payable by Lessee under the Lease upon exercise of the Termination Option, being either the Proceeds with respect to such Property or amounts paid by the Lessee under the Lease pursuant to Sections 14(c)(iii)(y)(A) and 14(c)(iii)(z), or
Section 14(d), of the Lease with respect to such Property.

          "Termination Option Interest" with respect to the Property means the Seller's right to receive with respect to such Property, in the order of priority set forth in Section 3 hereof, so much of (x) the Termination Amount that does not exceed the Applicable Percentage of the

Guaranteed Residual Value for such Property plus (y) the same portion of each payment of interest paid by Lessee at the Overdue Rate on the Termination Amount with respect to such Property.


                   SECTION 2.  PURCHASE AND SALE OF INTERESTS

          2.1. AGREEMENT TO PURCHASE AND SELL

          Subject to the satisfaction or waiver by the Purchaser of the conditions set forth in Section 2.2, the Purchaser agrees hereby to purchase the Interests with respect to the Property by paying the Acquisition Price for each Funding for such Property on the terms and conditions set forth herein; PROVIDED, HOWEVER, that in no event shall the Acquisition Price exceed $5,199,094.31.

          Subject to the payment of the Acquisition Price, Seller does hereby ABSOLUTELY SELL, ASSIGN, TRANSFER and CONVEY unto the Purchaser all Seller's right, title and interest in and to the Interests with respect to the Property; provided that this sale is without recourse to Seller (except to the extent of the representations expressly set forth herein).

          The sale of the Interests herein is a presently effective, absolute and unconditional assignment and transfer of the Interests.

          As a further inducement to the Purchaser, Seller covenants and agrees not to assert any claim or cause of action against the Purchaser or seek to recover the Interests on the grounds that this Agreement is a collateral assignment or is given as security for indebtedness rather than as an absolute present assignment.

          2.2.  CONDITIONS PRECEDENT TO SALE

          The obligations of the Purchaser to purchase the Interests with respect to the Property on a Closing Date and the Seller to sell the Interests with respect to such Property on such Closing Date are subject to the prior fulfillment to the satisfaction of, or the waiver by, the Seller and the Purchaser, of the following conditions precedent:

          (i) this Agreement and the Lease Documents with respect to such Property shall have been duly authorized, executed and delivered by the respective party or parties thereto, and executed counterparts or certified copies thereof shall have been delivered to the Purchaser.

          (ii) The Purchaser shall have received from the Seller copies of the following, in each case in form and substance satisfactory to it:

                (1) a copy of the charter documents and by-laws of Lessee and of resolutions of the board of directors of Lessee (or other evidence of authorization), certified by the Secretary or an Assistant Secretary of Lessee, duly authorizing the lease by Lessee of such Property under the Lease and the execution, delivery and performance by Lessee of the Lease Documents; and

                (2) an incumbency certificate of Lessee regarding the persons who executed the Lease Documents with respect to such Property on behalf of Lessee.

          (iii) No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transactions contemplated hereby.

          (iv) The Purchaser shall have received the notice referred to in
Section 2.3 hereof with respect to such Property and Closing Date.

          (v) Each representation and warranty of Lessee contained in the Lease or in any other Lease Document shall be true and correct as of such Closing Date.

          (vi) No change shall have occurred after the Business Day immediately prior to the date of execution of this Agreement in any applicable laws or regulations that, in the opinion of the Purchaser, the Seller or their respective counsel, would make it illegal for the Purchaser or Seller to participate in the transactions contemplated by this Agreement with respect to such Property.

          (vii) The Purchaser shall have received a copy of the appraisal obtained by the Seller with respect to such Property.

          2.3.  PROCEDURES FOR PURCHASE AND SALE

          The Seller agrees to give the Purchaser three Business Days' notice of each proposed Closing Date. Any such notice shall specify (i) the Property to be financed on such date, (ii) the Closing Date and (iii) the Acquisition Price for the related Funding.

          On the Closing Date, the Purchaser shall make a payment in respect of its purchase of the Interests being funded on such Closing Date by making the Acquisition Price for such Closing available to the Seller prior to 12:00 noon New York time by wire transfer in immediately available funds at the account of the Seller at The Sumitomo Bank, Limited, New York Branch, or at such other account that Seller shall notify Purchaser in writing. In the event that Purchaser shall fail to make available to the Seller the full amount of such Acquisition Price by 12:00 noon New York time, the Seller may, but shall have no obligation to, fund such

Acquisition Price, and the amount of the Acquisition Price so funded shall be for the account of the Purchaser. In the event that the Seller shall advance any such amount, the Purchaser shall pay to the Seller on demand the amount of such advance with interest thereon at a rate equal to the average federal funds rate for the period from the Closing Date to the date on which the Purchaser makes such advance available to the Seller in immediately available funds at the account referenced above. If the Purchaser does not make such advance available to the Seller within three Business Days after the Closing Date, the Seller shall be entitled to recover such advance with interest thereon at the Overdue Rate, on demand, from the Purchaser.

          2.4.  UCC FILING

          Upon request of Purchaser, Seller agrees that it will cause a Uniform Commercial Code financing statement or statements covering all the Interests sold pursuant to this Agreement to be executed and delivered by the Seller, as debtor, and by the Purchaser, as secured party, and such financing statement or statements will be duly filed in all places necessary to perfect the sale of the Interests pursuant to this Agreement, and any additional Uniform Commercial Code financing statements deemed advisable by the Purchaser, and all filing and recordation fees payable in connection therewith will be paid by Purchaser.
Such financing statements shall state that they are being filed to perfect a sale of the Interests, and that no inference that a security interest has been granted to the Purchaser shall be made as a result of such filing.


                            SECTION 3.  DISTRIBUTIONS

          3.1  GENERAL

          The Seller shall promptly upon the receipt in collected funds of any amount constituting a part of the Interests, the Other Interests or the Retained Interests distribute the same in the order of priority set forth in this Section
3. Distributions to the Purchaser shall be made by wire transfer in immediately available funds to the Purchaser's account at Sumitomo Bank of California, ABA No. 121002042, or such other account in the United States as the Purchaser shall notify the Seller in writing at least five Business Days before the date of such distribution. The Seller shall in no event be held accountable for any amount in excess of the amounts actually collected by the Seller under the Lease and the Lease Documents.

          If the Seller receives any amount to be distributed pursuant to this
Section 3 prior to 11:00 a.m. New York time, it shall distribute any amount distributable to the Purchaser by 2:00 p.m. New York time. If the Seller receives any such amount after 11:00 a.m. New York time it shall distribute such amount to the Purchaser on the next Business day. In the event that the Seller shall fail to make any such distribution by the time specified, the Seller shall pay to Purchaser on demand the amount of such distribution with interest thereon at a rate equal to the average federal funds rate for the period from the required date of distribution to the date on which the Seller makes such distribution available to the Purchaser in immediately available funds at the account referenced above. If the Seller does not make such distribution available to the Purchaser within three Business Days after the required date of distribution, the Purchaser shall be entitled to recover such distribution with interest thereon at the Overdue Rate, on demand, from the Seller.

          3.2.  PRIORITY

                3.2.1.  RETAINED RESIDUAL INTERESTS

                All amounts received by the Seller constituting a part of the Interests, the Other Interests or the Retained Interests shall be distributed FIRST, to the Seller for application by the Seller to any unpaid amounts due to the Seller in respect of the Retained Residual Interests, and SECOND, as provided in Sections 3.2.2 to 3.2.5 below; PROVIDED, that if the Seller shall receive from the Lessee at any time after the Seller shall have made a distribution in respect of clause FIRST of this Section 3.2.1 an amount (a "Reimbursed Amount") in respect of the amount so distributed, the Seller shall distribute such Reimbursed Amount as provided in clause SECOND of this Section 3.2.1.

                3.2.2. BASE RENT

                So much of the amount of any payment of Base Rent with respect to the Property or interest on any overdue installment of such Base Rent remaining after application of clause FIRST of Section 3.2.1 shall be distributed by the Seller pro rata among the Purchaser, the Other Purchasers, if any, and the Seller, in proportion to their respective Base Rent Interest, Retained Base Rent Interest and Other Base Rent Interests with respect to such Property.

                3.2.3. PURCHASE PRICE

                So much of the amount of any payment of Purchase Price with respect to the Property remaining after the application of clause FIRST of
Section 3.2.1 shall be distributed by the Seller in the following order of priority:

                       FIRST:    so much of such amount remaining that does not
     exceed the Risk Amount with respect to such Property shall be paid to the Seller;

                       SECOND:   so much of such amount remaining after
     application pursuant to clause FIRST, that does not exceed the Guaranteed Residual Value, shall be paid pro rata to the Seller, the Purchaser and the Other Purchasers in proportion to their respective Retained Purchase Price Interest, Purchase Price Interest and Other Purchase Price Interests; and

                       THIRD:    the balance, if any, shall be retained by
     the Seller.

          3.2   TERMINATION OPTION

          So much of the Termination Amount payable by the Lessee with respect to the Property remaining after application of clause FIRST of Section 3.2.1 shall be distributed by the Seller in the following order of priority:

                       FIRST:    so much of such amount remaining that does
     not exceed the Guaranteed Residual Value for such Property shall be paid pro rata to the Seller, the Purchaser and the Other Purchasers in proportion to their respective Retained Termination Option Interest, Termination Option Interest and Other Termination Option Interests; and

                       SECOND:   the balance, if any, shall be retained by the
     Seller.

          3.2.5 DEFAULT

          So much of the amount of any payment of Default Amounts with respect to the Property remaining after application of clause FIRST of Section 3.2.1 shall be distributed by the Seller in the following order of priority in the case of Default Amounts arising from the exercise by Seller of remedies against the Collateral:

                      FIRST:     so much of such amount remaining that does
     not exceed an amount equal to the Risk Amount for such Property shall be paid to the Seller;

                      SECOND:    so much of such amount remaining after
     application of clause FIRST that does not exceed the amount of accrued and unpaid Base Rent for such Property and interest on any overdue Base Rent for such Property shall be distributed as provided in Section 3.2.2;

                      THIRD:     so much of such amount remaining after
     application pursuant to clause SECOND, that does not exceed the Guaranteed Residual Value for such Property shall be paid pro rata to the Seller, the Purchaser and the Other Purchasers in proportion to their respective Retained Purchase Price Interest, Purchase Price Interest and Other Purchase Price Interests; and

                      FOURTH:    the balance, if any, shall be retained by
     the Seller.

          In the event more than one Property is sold as a unit as a result of the exercise of remedies under the Lease, the portion of the proceeds from such sale allocable to each Property shall be finally determined by mutual agreement of the Seller and the Purchaser and, failing such agreement within 10 days after either requests agreement of the other, by an independent appraiser selected by Seller and reasonably acceptable to Purchaser.

          So much of the amount of any payment of Default Amounts with respect to the Property remaining after application of clause FIRST of Section 3.2.1 shall be distributed by the Seller in the following order of priority in the case of Default Amounts arising from the collection by Seller of amounts from the Lessee or from the Collateral (as defined in the Security Agreement):

                      FIRST:     so much of such amount remaining that does
     not exceed the Guaranteed Residual Value for such Property shall be paid pro rata to the Seller, the Purchaser and the Other Purchasers in proportion to their respective Retained Purchase Price Interest, Purchase Price Interest and Other Purchase Price Interests; and

                      SECOND:    so much of such amount remaining after
     application of clause FIRST that does not exceed the amount of accrued and unpaid Base Rent for such Property and interest on any overdue Base Rent for such Property shall be distributed to the Purchaser and the Other Purchasers in proportion to the Base Rent Interest and the Other Base Rent Interests;

                      THIRD:     the balance, if any, shall be retained by
     the Seller.


              SECTION 4.  REPRESENTATIONS, WARRANTIES AND COVENANTS

          4.1.  REPRESENTATIONS AND WARRANTIES OF SELLER

          The Seller represents and warrants to the Purchaser on the date hereof and on each Closing Date as follows:

          (i) the Seller is organized and validly existing in good standing under the laws of its jurisdiction of incorporation, and has the corporate power and authority to enter into and perform its obligations under this Agreement;

          (ii) this Agreement has been duly authorized by all necessary corporate action on the part of the Seller and the execution, delivery and performance hereof by the Seller do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any Federal, state or foreign governmental authority or agency by Seller, except as contemplated by Section 2.4 and such as have been duly obtained and are in full force and effect and do not require any approval of stockholders of the Seller or any approval or consent of any trustee or holders of any indebtedness or obligations of the Seller, and has been duly executed and delivered by the Seller, and neither the execution and delivery hereof, nor the consummation of the transactions contemplated hereby, nor compliance by the Seller with any of the terms and provisions hereof will contravene any law of the country and state of incorporation of the Seller or any judgment, governmental rule, regulation or order applicable to or binding on the Seller or contravene or result in any breach of or constitute any default under, or result in the creation of any Lien upon any property of the Seller under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, charter, by-law or other agreement or instrument to which the Seller is a party or by which it or its properties may be bound or affected;

          (iii) this Agreement constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with the terms hereof; and

          (iv) there are no suits or proceedings pending, or, to the best knowledge of the Seller, threatened, against or affecting the Seller before any court, governmental agency or arbitrator, which in the good faith opinion of the Seller after consultation with counsel, would if adversely determined have a material adverse effect on the Interests or the financial condition of the Seller or which would purport to affect the legality, validity or enforceability of this Agreement; and

          (v)  Seller acknowledges receiving a copy of the Lease Documents.

          The Seller shall, by accepting each Acquisition Price as provided in this Agreement on any Closing Date, be deemed to have reaffirmed the representations and warranties made by it in this Agreement on such Closing Date.

          4.2.  REPRESENTATIONS AND WARRANTIES OF PURCHASER

          The Purchaser represents and warrants to the Seller on the date hereof and on each Closing Date as follows:

          (i) the Purchaser is organized and validly existing in good standing under the laws of the its jurisdiction of incorporation, and has the corporate power and authority to enter into and perform its obligations under this Agreement;

          (ii) this Agreement has been duly authorized by all necessary corporate action on the part of the Purchaser and the execution, delivery and performance hereof by the Purchaser do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any Federal, state or foreign governmental authority or agency by Purchaser, except such as have been duly obtained and are in full force and effect and do not require any approval of stockholders of the Purchaser or any approval or consent of any trustee or holders of any indebtedness or obligations of the Purchaser, and has been duly executed and delivered by the Purchaser, and neither the execution and delivery hereof, nor the consummation of the transactions contemplated hereby, nor compliance by the Purchaser with any of the terms and provisions hereof will contravene any law of the country and state of incorporation of the Purchaser or any judgment, governmental rule, regulation or order applicable to or binding on the Purchaser or contravene or result in any breach of or constitute any default under, or result in the creation of any Lien upon any property of the Purchaser under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, charter, by-law or other agreement or instrument to which the Purchaser is a party or by which it or its properties may be bound or affected;

          (iii) this Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with the terms hereof; and

          (iv) there are no suits or proceedings pending, or, to the best knowledge of the Purchaser, threatened, against or affecting the Purchaser before any court, governmental agency or arbitrator, which in the good faith opinion of the Purchaser after consultation with counsel, would if adversely determined have a material adverse effect on or the financial condition of the Purchaser or which would purport to affect the legality, validity or enforceability of this Agreement.

          The Purchaser shall, by making the Acquisition Price available as provided in this Agreement on any Closing Date, be deemed to have reaffirmed the representations and warranties made by it in this Agreement on such Closing Date.

          4.3.  COVENANTS

               4.3.1  PERFORMANCE OF LESSOR'S OBLIGATIONS

               Purchaser is not hereby obligated to perform or discharge any obligation or duty of the Seller or the Agent under the Lease, and this Agreement shall not be deemed to impose upon Purchaser or Seller any liability or responsibility of any nature for, or pertaining to, the control, maintenance, management, or repair of any Property.

               4.3.2. EXERCISE OF RIGHTS UNDER LEASE

               The Purchaser acknowledges and agrees that (i) all rights of the Seller to exercise any remedy (including remedies against the Security), election or option, or make any decision or determination, or give any notice, consent, waiver or approval under or in respect of, the Lease or any other Lease Document, (ii) all rights of the Seller to receive and to enforce the payment of the full amount of any damages (whether or not an Event of Default under the Lease has occurred), each installment of Base Rent, Additional Base Rent and all other amounts payable under the Lease and any other Lease Documents, all amounts payable on account of any actual or constructive loss or damage to any Property or any part thereof, all payments of or on account of Termination Amount or purchase price and all insurance proceeds, condemnation or requisition payments or other payments of any kind for or with respect to any Property or any part thereof have been expressly retained by the Seller as part of the Retained Residual Interests and that the Seller may exercise such rights in its sole discretion. Notwithstanding the foregoing, the Seller agrees that, so long as no Event of Default under the Lease exists, it will not amend or modify the Lease Documents or grant any waiver or exercise any election or option, if the effect thereof would be to change the amount or timing of payment of any amount comprising a part of the Interests (other than Default Amounts) or to discharge Agent's Lien on the Security.

          Without limiting the foregoing, the Purchaser agrees that, if an Event of Default under the Lease occurs and is continuing, the Seller shall have the sole right to enforce the payment of all amounts (including amounts comprising the Interests) due under the Lease Documents and that in enforcing such payment (including by realizing against the Security), the Seller may enter into any compromise or settlement with the Lessee or may exercise any remedy available to the Seller under the Lease Documents and as a result of such compromise, settlement or exercise of remedies, the Lessee's obligation to pay any amount comprising a part of the Interests may be satisfied or waived. The Seller may enter into any compromise or settlement (whether or not by satisfaction and accord) or exercise any remedy in its sole discretion, without regard to any consequences to the Purchaser and the Seller shall have no duty (fiduciary or other) to consider such consequences in dealing with the Lessee.

          Seller can take any of the actions described in the preceding two paragraphs directly, or indirectly through the Agent.

          For avoidance of doubt and without limiting the foregoing, the Seller may exercise any of its rights with respect to the sale or reletting of any Property in its own self interest without regard to the interests of the Purchaser and the Seller shall have no obligation to seek any amount in excess of the amounts distributable to Seller pursuant to Section 3.2.5 hereof or to increase or maximize such excess by any means whatsoever.

          4.3.3. SALE OF OTHER INTERESTS

          The Purchaser acknowledges that the Seller has sold or may sell a part, but not all, of the Retained Interests to Other Purchasers pursuant to Other Rent Purchase Agreements. The Purchaser agrees that the rights of such Other Purchasers in each element comprising the Other Interests shall rank PARI PASSU with the rights of the Purchaser in the corresponding elements of the Interests. In the event that the Purchaser shall receive any amount pursuant to a distribution under Section 3 hereof that is greater than its pro rata share (based on the relative percentage interests comprising the Interests and the Other Interests with respect to a particular Property) of such amount, the Purchaser shall pay over to the Other Purchasers of which it has received notice so much of such distribution as is necessary to make the distribution (after such payment) pro rata. The Seller agrees that it will not enter into an Other Rent Purchase Agreement unless such Other Rent Purchase Agreement contains a provision identical of this Section 4.3.3.

          4.3.4. RETURN OF DISTRIBUTION

          In the event that the Seller shall be required, as the result of any bankruptcy or insolvency proceeding of the Lessee or otherwise, to return to the Lessee or pay over to any court or other entity an amount (a "Returned Amount") that was distributed pursuant to Section 3 hereof, the Purchaser shall on demand from the Seller pay to the Seller so much of the Returned Amount that was distributed to the Purchaser. On such payment, the Purchaser's right to receive such payment shall be reinstated as if no distribution of the Returned Amount has been made.

          4.3.5. THIRD PARTY BENEFICIARY

          Seller acknowledges that Purchaser is a third party beneficiary of certain of Lessee's obligations as provided in the last sentence of Section 23(a) of the Lease and that Purchaser may enforce directly against Lessee (but not the Security) any obligations of Lessee to Purchaser under Sections 8, 12 or 13 of the Lease.

                            SECTION 5.  MISCELLANEOUS

          5.1    COUNTERPARTS

          This Agreement may be executed by the parties hereto in multiple counterparts and each counterpart, when so executed, shall be deemed an original, but all of which shall be considered as one agreement. Further, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

          5.2    SURVIVAL

          The representations, warranties, indemnities and agreements of the Seller and Purchaser provided for in this Agreement, shall survive the purchase of the Interests by the Purchaser.

          5.3    MODIFICATION, BINDING EFFECT, ETC.

          Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified, except by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought. The terms of this Agreement shall be binding upon, and inure to the benefit of, the Purchaser and its successors and permitted assigns and the Seller and its successors and the permitted assigns. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, validity and performance.

          5.4.   ASSIGNMENT

          Purchaser may not assign any of its rights or obligations hereto (by participation or otherwise) without the prior written consent of Seller. Seller may assign its rights and obligations hereunder to any successor "Lessor" under the Lease without consent from Purchaser.

          5.5.   LIABILITY

          Neither the Seller nor any of its Affiliates, directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (a) any statement, warranty or representation made in connection with the Lease Documents; (b) the performance or observance of any of the covenants or agreements of Lessee; (c) the satisfaction of any condition specified in Section 3 of the Lease; or (d) the validity, effectiveness or genuineness of any of the Lease Documents or any other instrument or writing furnished in connection herewith or therewith.

          Purchaser acknowledges that it has, independently and without reliance upon the Seller, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Purchaser also acknowledges that it will, independently and without reliance upon the Seller, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

          5.6.   AGENT

          The parties agree that Seller is not a party hereto in its capacity as Agent under the Lease and Seller is not assigning, and Purchaser is not obtaining, any of the rights or obligations whatsoever of Agent under the Lease Documents.

          5.7.   NOTICES

          Any notice hereunder shall be in writing. Notices given by telegram, telecopier or personal delivery shall be deemed to have been given and received when sent and notices given by mail shall be deemed to have been given and received four Business Days after the date when sent by registered or certified mail, postage prepaid, and addressed to Seller or Purchaser at its address shown below its signature hereto, or at such other address as Seller or Purchaser may, by written notice received by the other, have designated as its address for such purpose.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                             SUMITOMO BANK LEASING AND FINANCE, INC.
                             277 Park Avenue
                             New York, New York  10172
                             Attention:  Chief Credit Officer



                             By:_______________________________
                               Name:
                               Title:


                             THE SUMITOMO BANK, LIMITED, San Francisco Branch 555 California Street
                             Suite 3350
                             San Francisco, California  94104



                             By:_______________________________
                               Name:
                               Title:

                                                                       EXHIBIT A


                  Supplement No. 1 to Rent Purchase Agreement


          1. The parties hereto agree that this is Supplement No. 1 to Rent Purchase Agreement, dated as of October ____, 1996, between the parties hereto.

          2.  The Supplement relates to the following Property:
all of the Property referenced in the Purchase and Master Lease Agreement, dated as of October ____, 1996 between Novellus Systems, Inc. and Sumitomo Bank Leasing and Finance, Inc.

          3.  The Acquisition Percentage is ______________.

          4. The number of basis points applicable to the definition of Base Rent is ____ basis points.

          5.  The Applicable Percentage is  ____%.

          IN WITNESS WHEREOF the parties have caused this Supplement to be duly executed and delivered this _____ day of October, 1996.


                                             SUMITOMO BANK LEASING
                                              AND FINANCE, INC.


                                             By:_______________________________
                                              Title:



                                             THE SUMITOMO BANK, LIMITED, San
                                              Francisco Branch


                                             By:_______________________________
                                              Title:

                               SECURITY AGREEMENT


          THIS SECURITY AGREEMENT, dated as of October 24, 1996, from Novellus Systems, Inc., a California corporation ("Lessee"), to Sumitomo Bank Leasing and Finance, Inc., as Agent under the Lease referenced below ("Secured Party"), recites and provides as follows:

                              W I T N E S S E T H:


          WHEREAS, Lessee and Secured Party have entered into a Purchase and Master Lease Agreement dated as of October 24, 1996 (the "Lease"), pursuant to which Lessee has leased from Secured Party certain Property;

          WHEREAS, as a material inducement for Secured Party to enter into the Lease and the Lease Documents, Lessee has agreed to execute and deliver this Agreement for the purpose of securing the Secured Obligations and for the purpose of subjecting the Collateral to the Lien of this Agreement as security for the payment and performance of the Secured Obligations.

          IT IS HEREBY COVENANTED AND DECLARED by and between the parties hereto and their respective successors and assigns that the terms upon which the Collateral shall be held and used are as follows:

                                    ARTICLE 1

                           DEFINITIONS; INTERPRETATION

          Section 1.1 CERTAIN DEFINITIONS. In this Agreement the following capitalized terms have the respective following meanings:

          "COLLATERAL" means the Receiving Account, the U.S. Government Obligations, any proceeds thereof and any cash or other property now or hereafter standing to the credit of the Receiving Account.

          "CUSTODIAN" shall mean Hambrecht & Quist LLC, a limited liability company, and any successor custodian selected by Lessee and acceptable to the Secured Party in its sole discretion.

          "CUSTODIAN ACCOUNT AGREEMENT" means the letter agreement dated as of October ____, 1996, among the Lessee, the Custodian and the Secured Party, in the form of EXHIBIT A hereto.

          "DEPOSIT DATE" means each date on which Lessee is required to provide to Secured Party Government Securities pursuant to Section 4(g) of the Lease.

          "DEPOSITARY INSTITUTION" means a financial institution that has a book-entry account in its name at the Fed and that regularly accepts in the course of its business U.S. Government obligations as a custodial service for customers and maintains accounts in the names of such customers reflecting ownership of or an interest in such securities.

          "DESIGNATED DEPOSITARY INSTITUTION" means a Depositary Institution selected by the Custodian and satisfactory to the Secured Party.

          "ELIGIBLE U.S. GOVERNMENT OBLIGATIONS" means direct obligations of the Treasury Department of the United States of America, fully guaranteed by the full faith and credit of the United States of America, in book-entry form, with maturities of three years or less.

          "FED" means the Federal Reserve Bank of New York.

          "NOTICE" means notice to the Custodian of the Secured Party's security interest in U.S. Government Obligations recorded on the books of such Custodian, substantially in the form of the letter of notification attached hereto as EXHIBIT B and all schedules and annexes thereto.

          "RECEIVING ACCOUNT" means the account established by the Lessee with the Custodian having the account information set forth on EXHIBIT B hereto.

          "SECURED OBLIGATIONS" means, collectively (i) the obligation of the Lessee to perform when due any obligation, or pay when due any amount, under the Lease Documents and (ii) the obligations of the Lessee now or hereafter existing under this Agreement.

          "U.S. GOVERNMENT OBLIGATIONS" means Eligible U.S. Government Obligations subjected to the Lien of this Agreement pursuant to Section 2.1(A)(i) or 3.4 hereof.

          Section 1.2 DEFINITIONS NOT DEFINED HEREIN. Capitalized terms used herein and not otherwise defined herein shall have the meanings specified in the Lease.

                                    ARTICLE 2

                         PURCHASE, PLEDGE AND ASSIGNMENT

          2.1 PURCHASE, PLEDGE AND ASSIGNMENT

          (A) On the Closing and each Deposit Date, Lessee shall instruct Custodian to:

          (i) purchase Eligible U.S. Government Obligations with a value at least equal to 102% of the Guaranteed Residual Value of the related Property;

          (ii) hold such Eligible U.S. Government Obligations in and pay, or cause to be paid, all proceeds of such Eligible U.S. Government Obligations at maturity or otherwise to the Receiving Account, subject to this Agreement and the Custodian Account Agreement;

          (iii) ensure that the Designated Depositary Institution causes the Fed to record by book entry the transfer of such Eligible U.S. Government Obligations to the Designated Depositary Institution;

          (iv) ensure that the Designated Depositary Institution identifies, by book entry, such Eligible U.S. Government Obligations as belonging to the Custodian and provides written confirmation thereof to the Custodian each in accordance with Section 8313(1)(d) of the California Uniform Commercial Code; and

          (v) identify, by book entry, such Eligible U.S. Government Obligations as belonging to the Lessee and provide written confirmation thereof to the Lessee, each in accordance with
                    Section 8313(1)(d) of the California Uniform Commercial
                    Code.

          (B) As security for the prompt payment and performance when due of all the Secured Obligations, Lessee hereby pledges to Secured Party and grants a first priority security interest in, and a Lien upon and right of set-off against, the Collateral.

          (C) To effect the pledge and perfect the security interest granted by Lessee hereunder, on the Closing and each Deposit Date, Lessee shall give Notice to the Custodian of the Secured Party's security interest in the Collateral, and at such time instruct the Custodian to (i) identify by book entry the U.S. Government Obligations of Lessee that are being held in the Receiving Account as being subject to the security interest created hereunder in favor of the Secured Party, and (ii) execute and deliver a confirmation substantially in the form annexed to the Notice, in the case of (i) and (ii) above each in accordance with
Section 8313(1)(d) of the California Uniform Commercial Code.

          (D) Lessee agrees not to withdraw, liquidate, sell, convey, endorse, negotiate, or in any way dispose of, or create, incur or permit to exist any Lien whatsoever, or cause any of the foregoing to occur in or with respect to, any of the Collateral without the prior written consent of Secured Party, other than pursuant to Section 3.4 hereof.

          (E) Lessee agrees, at no expense to Secured Party, to defend Secured Party's security interest in and to the Collateral against the claims of any Person (other than claims arising as a result of an act or omission of the Secured Party) and to ensure that Secured Party has at all times pursuant to this Agreement a valid and perfected first priority perfected Lien on and security interest in the Collateral, subject to no prior or equal Lien or security interest whatsoever (other than claims arising as a result of an act or omission of the Secured Party).

          (F) All rights of the Secured Party hereunder, and all obligations of Lessee hereunder, shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of this Agreement or any Lease Document; (ii) any change in the time, manner or place of payment of, or any other term of, all or any of the Secured Obligations, or any amendment or waiver of or any consent to any departure from this Agreement or the Lease Documents; (iii) any taking, exchange, release or non-perfection of any other collateral or any taking, release or amendment or waiver of or consent to departure from any guaranty or indemnity for all or any of the Secured Obligations; (iv) any manner of application of collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or disposition of any collateral for all or any of the Secured Obligations or any other assets of Lessee; and (v) any change, restructuring or termination of the corporate existence of the Lessee.


                                    ARTICLE 3

                               COVENANTS OF LESSEE

          3.1 WAIVER OF DILIGENCE, PROTEST, ETC. Lessee hereby expressly waives (i) any requirement that any right or power be exhausted or any action be taken against Lessee, or any other Person with respect to the Secured Obligations, (ii) except as otherwise set forth in the Lease, all notices (whether of non-payment or non-performance by any Person, dishonor, protest or otherwise) with respect to any of the Secured Obligations and (iii) notice of acceptance of this Agreement by the Secured Party or any other Persons.

          3.2  NO SET-OFF.

          (A) Lessee and Secured Party acknowledge that the Custodian may from time to time have other banking relationships with the Lessee or Secured Party that are not related to the transactions contemplated by the Lease.

          (B) No set-off, counterclaim, reduction or diminution of any obligation, or any defense of any kind or nature (other than complete performance by Lessee of its obligations hereunder) which Lessee may have or assert against Secured Party or any other Lessor, shall be available hereunder to, or shall be asserted by, Lessee in any action arising out of the transactions contemplated hereby or out of any of the documents or instruments referred to herein or otherwise.

          3.3  MAINTAINING THE RECEIVING ACCOUNT.

          (A) So long as the Lease remains in full force and effect or any of the Secured Obligations remain outstanding, Lessee shall maintain the Receiving Account with the Custodian subject at all times to this Agreement and the Custodian Account Agreement.

          (B) Except as set forth in Section 3.5, it shall be a term and condition of the Custodian Account Agreement that, notwithstanding any term or condition to the contrary in any other agreement relating to the Receiving Account, no U.S. Government Obligation held in the Receiving Account and no proceeds thereof whether through liquidation, maturity or otherwise, shall be transferred or delivered to any Person (other than the Secured Party) from the Receiving Account without the prior written consent of the Secured Party.

          3.4 SUBSTITUTION. At any time Lessee (or its designee, which designee has been approved by Secured Party) may instruct the Custodian to sell a U.S. Government Obligation and immediately use the proceeds of sale to purchase other Eligible U.S. Government Obligation(s) which the Custodian shall immediately treat as a U.S. Government Obligation, including without limitation for purposes of Section 2.1(A)(ii)-(v). Lessee shall not request such sale, however, unless after the related purchase Lessee remains in compliance with
Section 2.1(A)(i).

          3.5 RELEASE OF CERTAIN ACCRUED INTEREST. Subject to and in accordance with Section 4(g)(vi) of the Lease, Secured Party shall cause the Custodian to release to Lessee certain Government Securities, cash and interest that accrues with respect to the Government Securities that is held by or in the control of Custodian.


                                    ARTICLE 4

                                    REMEDIES

          Section 4.1 REPOSSESSION. Lessee agrees that (a) Secured Party shall have all of the rights and remedies with respect to the Collateral of a secured party under the California Uniform Commercial Code (whether or not in effect in the jurisdiction where the rights and remedies are asserted) and all of the rights and powers provided in this Agreement and (b) upon the occurrence of an Event of Default, and during the continuation thereof, Secured Party, by agent or representative, shall have the right and power to take possession of all or any part of the Collateral, and to exclude Lessee and all Persons claiming under Lessee wholly or partly therefrom, and thereafter to hold, use, manage and control the same (it being understood and agreed that Secured Party may instruct the Designated Depositary Institution in writing to take any of the actions expressed as being permitted to be taken by Secured Party under this
Article 4), including, without limitation, applying the Collateral to payment of the Secured Obligations.

          4.2 POWER OF SALE, SUITS FOR ENFORCEMENT. Subject to the limitations of Section 4.3, if there exists an Event of Default, Secured Party, personally or by agents, with or without possession of the Collateral, may take any one or more of the following actions.

          (a) (i) Secured Party may, without being required to give any notice except as hereinafter provided, apply the cash or other property in the Receiving Account to the payment of any Secured Obligations then due and, if there shall be no such cash or other property or the cash or other property so applied shall be insufficient to pay in full all such Secured Obligations, sell or cause to be sold an amount of the U.S. Government Obligations sufficient to discharge any Secured Obligations then due at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, and in the case of a public sale to the highest bidder and in the case of a private sale, or at any broker's board or on any securities exchange, in a commercially reasonable manner in accordance with Applicable Law of the United Sates of America and the State of California.

          (ii) Secured Party is authorized, at any such sale, if it deems it advisable so to do, to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing for their own account, for investment, and not with a view to the distribution or sale of any of the U.S. Government Obligations;

          (iii) upon any such sale Secured Party shall have the right to deliver, assign and transfer to the purchaser thereof the U.S. Government Obligations so sold. Each purchaser (including Secured Party and any other holder of any of the U.S. Government Obligations) at any such sale shall hold the property sold absolutely, free from any claim or right of whatsoever kind, including any equity or rights of redemption, of Lessee, who hereby specifically waives as against any such purchaser all rights of redemption, stay or appraisal which it has or may have under any rule of law or statute now existing or hereafter adopted;

          (iv) any such public sale shall be held at such time or times within the ordinary business hours and at such place or places in the City of San Francisco, or elsewhere, as Secured Party may fix in the notice of such sale. At any such sale the U.S. Government Obligations, or that portion thereof so being sold, may be sold in one lot as an entirety or in separate portions, as Secured Party may determine.

          (v) Secured Party shall not be obligated to make any sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned;

          (vi) in case of any sale of all or any part of the U.S. Government Obligations on credit or for future delivery, the U.S. Government Obligations so sold must be retained by Secured Party until the selling price is paid by the purchaser thereof, but Secured Party shall not incur any liability in case of the failure of such purchaser to take up and pay for the U.S. Government Obligations so sold and, in case of any such failure, such U.S. Government Obligations may again be sold upon like notice; or

          (b) proceed to protect and enforce the rights of Secured Party under this Agreement by suit, whether for specific performance of any covenant herein contained, or in aid of the execution of any power herein granted, or for the foreclosure of this Agreement and the sale of the Collateral under the judgment or decree of a court of competent jurisdiction, or for the enforcement of any other right, as Secured Party shall determine, and Secured Party shall be entitled, as a matter of right, to the appointment of a receiver of all or any part of the Collateral.

          4.3 NOTICE OF SALE. Secured Party shall give Lessee written notice of any sale under this Article 4 (except that notice shall not be required as to a Person if such action is then stayed by operation of law), which notice shall state the time when and the place where the same is to be made, and shall contain a brief description of the property to be sold, and shall be sufficiently given if mailed to Lessee by registered mail, postage prepaid, at least ten (10) days prior to the sale, and shall otherwise comply with all Applicable Law of the United States of America and the State of California and with any order of a court, if any, having jurisdiction over such sale.

          Every such sale shall operate to divest all right, title, claim and demand whatsoever of Lessee of, in and to the Collateral so sold, and shall be a perpetual bar, both at law and in equity, against Lessee, all persons claiming the Collateral sold, or any part thereof, through Lessee and its successors or assigns.

          Lessee hereby waives any claims against Secured Party arising by reason of the fact that the price at which any of the U.S. Government Obligations may have been sold at a private sale in accordance with this Agreement was less than the price which might have been obtained at a private sale or was less than the aggregate amount of the Secured Obligations.

          4.4 APPLICATION OF PROCEEDS. The proceeds of any sale of the Collateral, or any part thereof, under this Article 4, together with any other sums then held by Secured Party, as part of the Collateral, shall be applied as follows:

          FIRST. To the payment of the costs and expenses of obtaining possession or control of the Collateral and of such sale, and a reasonable compensation to Secured Party's agents, attorneys and counsel, and to all other charges, expenses, liabilities and advances incurred or made by Secured Party;

          SECOND.  To the payment or satisfaction of the Secured Obligations;

          THIRD. The surplus, if any, shall be paid to the Lessee, its successors or assigns, or to whoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

          As used in this Agreement, "proceeds" of the U.S. Government Obligations shall mean cash, securities and other property realized in respect of, and distributions in kind of, the U.S. Government Obligations, including any thereof received under any adjustment of debt of the United States of America or any agency or corporate instrumentality thereof.

          Section 4.5    SECURED PARTY MAY PURCHASE.  At any sale under this
Article 4, to the extent permitted by Applicable Law of the United States of America and the State of California, Secured Party may bid for and purchase the property offered for sale, and, upon compliance with the terms of sale, may hold, retain and dispose of such property without further accountability thereof.

          Section 4.6 REMEDIES CUMULATIVE. No remedy herein is intended to be exclusive of any other remedy, but every such remedy shall be cumulative and shall be in addition to every other remedy herein conferred or now or hereafter existing at law or in equity or by statute. No delay or omission of Secured Party to exercise any right or remedy arising hereunder shall impair any right or remedy or shall be construed to be a waiver of the Secured Obligations or any acquiescence in the failure or omission to pay or perform the Secured Obligations; and every right and remedy given by this Agreement to Secured Party may be exercised from time to time and as often as may be deemed expedient by Secured Party.

          Section 4.7 WAIVER OF APPRAISEMENT AND SIMILAR LAWS. Lessee agrees, to the full extent that it may lawfully so agree, that neither it nor any Person claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force, in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of the Collateral or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchaser thereof; and Lessee, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws, and any and all right to have any of the properties or assets comprising the Collateral marshalled upon any such sale, and agrees that Secured Party or any court having jurisdiction to foreclose the Lien hereof may sell the Collateral as an entirety or in such portions as Secured Party may determine.

          Section 4.8 POWER OF ATTORNEY. Lessee hereby irrevocably appoints Secured Party the true and lawful attorney of Lessee (with full power of substitution) in the name, place and stead of, and at the expense of, Lessee solely in connection with the enforcement of the rights and remedies provided for in this Section 4: (a) to give any necessary receipts or acquittances for amounts collected or received thereunder, (b) to make all necessary transfers of any of the Collateral in connection with any sale or other disposition made pursuant hereto, (c) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments and agreements in connection with any such sale or other disposition, Lessee hereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto and (d) to sign any agreements, orders or other documents in connection with or pursuant to this Agreement (to the extent the same relate to the Collateral). Nevertheless, if so requested by Secured Party or a purchaser, Lessee shall ratify and confirm, to the extent it has the power to do so, any such sale or other disposition by executing and delivering to Secured Party or such purchaser all proper bills of sale, assignments, releases and other instruments as may be designated in any such request.


                                    ARTICLE 5

                                    RELEASES

          If all of the Secured Obligations shall have been paid or satisfied in full, then, upon the written request of Lessee, Secured Party shall execute such releases as may be necessary to discharge the Lien and security interest of this Agreement and this Agreement shall terminate.

                                    ARTICLE 6

                                  THIRD PARTIES

          No person dealing with the Secured Party shall be concerned to inquire whether an Event of Default shall have occurred or whether the power that Secured Party is purporting to exercise has become exercisable or whether any Secured Obligations remain unpaid or unperformed or otherwise as to the propriety or regularity of any sale or other dealing by Secured Party with any Collateral and all the protections to purchasers conferred by Applicable Law shall apply to such Persons dealing with Secured Party. The receipt by Secured Party of the purchase moneys shall effectively discharge the purchaser who shall not be concerned with the manner of application thereof.


                                    ARTICLE 7

                                  MISCELLANEOUS

          Section 7.1 NOTICES. Notices and other communications required or permitted to be given or made under the terms of this Agreement shall be given in the manner set forth in Section 26 of the Lease.

          Section 7.2 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          Section 7.3 CONTINUING SECURITY. Except as provided in Article 5, the security constituted by this Agreement shall not be considered as satisfied by payment or satisfaction of any part of the Secured Obligations but shall be a continuing security and extend to cover any and all sums of money or other obligations which shall for the time being constitute Secured Obligations and shall not be discharged or prejudiced or affected in any way by time being given to Lessee or any other Person or by any other indulgence or concession to Lessee or any other Person granted by Secured Party, by the taking, holding, varying, nonenforcement or release by Secured Party of any other security for all or any of the Secured Obligations, by any other thing done or omitted or neglected to be done by Secured Party or by any other dealing or thing including any variation of or amendment to any of the Lease Documents and any circumstances whatsoever that but for this provision might operate to discharge any of the Secured Obligations or to exonerate or discharge Lessee from its obligations hereunder or otherwise affect the security hereby constituted.

          Section 7.4 AMENDMENTS. This Agreement may be amended only by a consent in writing signed by Secured Party and Lessee specifically identified as an amendment hereto.

          Section 7.5 SEVERABILITY. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating, prohibiting the observance of or rendering unenforceable the remaining provisions hereof, and any such invalidity, illegality or unenforceability in any jurisdiction shall not invalidate, prohibit the observance of or render unenforceable such provision in any other jurisdiction.

          Section 7.6    GOVERNING LAW.

          THE TERMS OF THIS AGREEMENT AND ALL RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS EXECUTED DELIVERED, AND TO BE FULLY PERFORMED, IN THE STATE OF CALIFORNIA, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAW.

                        [Signatures Appear on Next Page]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                   NOVELLUS SYSTEMS, INC.


                                   By:_________________________
                                      Name:
                                      Title:


                                   SUMITOMO BANK LEASING AND
                                    FINANCE, INC., as Agent


                                   By:_________________________
                                      Name:
                                      Title:

                                                                       EXHIBIT B

                       [NOVELLUS SYSTEMS, INC. LETTERHEAD]
                              ______________, 1996

To:  Hambrecht & Quist LLC
     One Bush Street
     San Francisco, California 94104
     Attn: ______________________

     Re: Account No. ________ (the "Receiving Account") of Novellus Systems, Inc. (the "Lessee") pledged to Sumitomo Bank Leasing and Finance, Inc., as agent ("Secured Party") pursuant to Security Agreement, dated as of October___, 1996 BETWEEN LESSEE AND SECURED PARTY
          (THE "AGREEMENT")



          PLEASE BE ADVISED THAT the securities set forth on Schedule I annexed hereto (the "U.S. GOVERNMENT OBLIGATIONS") to be held and maintained in or credited to the Receiving Account, the proceeds thereof and any other property held and maintained in or credited to the Receiving Account, are pledged to Secured Party pursuant to the Agreement to secure all obligations of the Lessee to the Secured Party under the Purchase and Master Lease Agreement dated as of ____________, 1996, between Lessee and the Secured Party, and certain other agreements. You should reflect the pledge and security interest (and its first priority status) described in this Notice on your books and records accordingly.

          Upon receipt of this Notice, and upon each receipt by you of the U.S. Government Obligations, please acknowledge and confirm that such pledge is reflected on your books and records by delivering a confirmation substantially in the form annexed hereto, with a copy to our attention.

          You are hereby further instructed to, upon maturity of the U.S. Government Obligations, transfer the proceeds thereof to the Receiving Account subject in all respects to the letter agreement, dated as of ____________, 1996, among you, the Lessee and the Secured Party.

          Thank you for your kind cooperation.

                                   Very truly yours,

                                   NOVELLUS SYSTEMS, INC.


                                   By:___________________________
                                      Name:
                                      Title:

                     Schedule 1 to Security Agreement Notice



                     Schedule of U.S. Government Obligations
              Pledged to Secured Party under the Security Agreement




Designation by Name, Series, Maturity Date and CUSIP Number


Owned by Lessee as follows:


                                       CUSIP       AMOUNT       MATURITY
     NAME                 NUMBER    (AT MATURITY)    DATE

                                  CONFIRMATION



To:  Sumitomo Bank Leasing and Finance, Inc., as Agent
     Novellus Systems, Inc.


          The undersigned hereby confirms that it has received the securities described on Schedule I annexed hereto and, in accordance with Section 8313(1)(d) of the California Uniform Commercial Code, the undersigned confirms that our books and records reflect the pledge of such securities in favor of Sumitomo Bank Leasing and Finance, Inc., as Agent (and no other security interest or pledge).




                                   HAMBRECHT & QUIST LLC


                                   By:__________________________
                                      Title:

October ____, 1996


Hambrecht & Quist LLC
One Bush Street
San Francisco, California 94104
Attn: Mr. Steven N. Machtinger

Re:  ACCOUNT NO.

Gentlemen:

In consideration of Sumitomo Bank Leasing and Finance, Inc. ("Secured Party") entering into the Purchase and Master Lease Agreement dated as of October 24, 1996 (the "Lease") with Novellus Systems, Inc. (the "Lessee"), the Lessee has executed a Security Agreement ("Security Agreement"), dated October 24, 1996, with Secured Party, and Lessee has, in addition to other collateral, thereby granted to Secured Party a security interest in various securities and proceeds therefrom to be held by you on Secured Party's behalf and for Secured Party's sole and exclusive benefit in account no. _________________ maintained with you and known as "Novellus Systems, Inc., in favor of Sumitomo Bank Leasing and Finance, Inc., as pledgee for the benefit of certain Lessors" ("Receiving Account") and in all property of every kind now or hereafter held in or held for the credit of the Receiving Account (collectively the "Collateral"), to secure Lessee's indebtedness to Secured Party, whether now existing or hereafter incurred. A copy of the Security Agreement is attached as EXHIBIT A.

The purpose of this letter is to obtain the agreement of you and the Lessee as to certain matters necessary to protect our interests in the Collateral and the Receiving Account. By signing and returning the enclosed copy of this letter you hereby acknowledge and confirm that, unless Secured Party otherwise agrees in writing:

          1. The Collateral will be held in the above-entitled Receiving Account. As long as the Collateral is pledged to Secured Party, you will not invade the account to cover margin debits or calls in any other accounts of Lessee, or to satisfy any other obligations owed by Lessee or any of its affiliates to you or any of your affiliates.

          2. You shall transfer or sell the Collateral from the Receiving Account only upon receipt of prior written instructions from Secured Party, provided, however, that so long as (i) no Default Notice described by paragraph 6 hereof has been delivered to you which notice has not been rescinded, (ii) all proceeds are reinvested in Collateral, (iii) all investments are "Eligible U.S. Government Securities" as defined in the Security Agreement, and (iv) after such reinvestment the Lessee will remain in compliance with the requirement of the second sentence of paragraph 3 hereof, you are authorized to sell or transfer any portion of the Collateral on deposit in the Receiving Account upon the written instruction received from Lessee and reinvest the proceeds in Eligible U.S. Government Securities on deposit in the Receiving Account. Such instructions may instead be provided to you by a third party designated by Lessee and approved by Secured Party. Notwithstanding anything contained herein, you shall not release any Collateral from the Receiving Account to Lessee except pursuant to, and then only to the extent of, the specific written instruction of Secured Party. You acknowledge that we may instruct you to disburse to the Lessee from time to time interest that shall have accrued with respect to the Government Securities; provided, however, no such disbursement shall be made without the prior written instruction from us. Secured Party and Lessee acknowledge that Custodian is empowered to act pursuant to this Custodian Agreement upon unilateral notice from Secured Party and may disregard any instructions hereafter given by Lessee to Custodian which conflict in any manner with any such notice from Secured Party.

          3. You agree to provide to us a monthly statement of assets together with a copy to the Lessee (or to any other person authorized to receive statements) with respect to the Receiving Account. You further agree to provide us daily with a statement of the fair market value of the Collateral. If we do not receive such daily statement, we will advise Lessee by telephone. It is understood and agreed that nothing contained herein or in any other document given in connection herewith imposes any responsibility or liability on Custodian for maintaining any specified net asset value for the Receiving Account or for any diminution in the value of the Receiving Account, except for willful misconduct and bad faith on the part of Custodian.

          4. You have marked, and agree in the future to mark, your records to indicate that the Receiving Account and all Collateral now or hereafter held by you in or for the credit of the Receiving Account are or will be held in our name as collateral pledgee as described in the first paragraph hereof.

          5. You acknowledge that except for this Agreement, you have not received from any other party notice that any party claims a security interest or other interest in the Receiving Account or the Collateral.

          6. You agree to transfer to us the Collateral in the Receiving Account immediately upon your receipt of written notice from us in the form of the letter attached hereto as EXHIBIT B that an Event of Default as defined in the Lease has occurred ("Default Notice"). Until your receipt of a Default Notice, Lessee shall be entitled to control the trading in securities and the right to exercise voting power over securities held in the Receiving Account, subject to the terms and limitations of this Agreement.

          7. All notices, consents, requests, instructions, approvals or other communications ("notices") shall be addressed to the person and address shown below, or to such other person or address as may be specified in writing. Such notices shall be deemed to have been received as of the date hand delivered or telecopied, or if sent by private overnight courier on the day following the day sent, or if by mail on the day five days from and including the day sent.

     To Secured Party:

          Sumitomo Bank Leasing and Finance, Inc.
          277 Park Avenue
          New York, New York  10172
          Attn: Mr. Carl Morales
          Fax: (212) 224-5222
            or (212) 224-5221

     To Lessee:

          Novellus Systems, Inc.
          3950 North First Street
          San Jose, California 95125
          Attn: Mr. John Root
          Fax: (408) 943-3422

     To Custodian:

          Hambrecht & Quist LLC
          One Bush Street
          San Francisco, California 94104
          Attn: Mr. Steven N. Machtinger
          Fax: (415) 576-3638

     We agree to provide prompt written notice to each other if there should be a change in the designated person or address.

          8. The Secured Party shall have the right to require Lessee to appoint a successor custodian to serve as Custodian under this Agreement at any time that Custodian shall become in breach of its obligations hereunder. In addition, Custodian may resign upon 21 days prior written notice to the Secured Party and Lessee, with such resignation to become effective upon the earlier of (a) appointment of a successor custodian in accordance with this Section 8 or (b) the 21st day after receipt of such resignation notice from Custodian. If Custodian or any successor custodian is replaced or has resigned, the Secured Party and the Lessee will cooperate to effect a transfer of the Collateral to the successor custodian and cause such successor custodian to take the actions required to be taken by Custodian under Section 2 of the Security Agreement to continue the effectiveness of the pledge to and the perfection of the security interest of the Secured Party in the Collateral.

          9. Lessee agrees to pay you the following fees for your services hereunder:

          10. This agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together constitute one and the same Agreement.

          11. Lessee agrees to indemnify and hold harmless Custodian (and its officers, directors, employees and affiliates) from all losses, claims, damages or liabilities to which it may be come subject and to reimburse it for any legal or other expenses incurred in connection with defending against any such loss, claim, damage or liability or in connection with any investigation or inquiry of Custodian arising out of, and covenants not to sue Custodian in connection with, the performance of its duties hereunder, or in connection with the Security Agreement or the Receiving Account, except for willful misconduct and bad faith on the part of Custodian, including without limitation any action taken or omitted in good faith relating to the duties and responsibilities of Custodian under this Custodian Agreement or any action taken or omitted in reliance upon any instrument, or notices from Secured Party provided for herein, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein.

          12. This letter agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the provisions thereof relating to conflict of laws.

          13. This Agreement may only be modified by a written agreement executed by Custodian, Secured Party and Lessee.

Very truly yours,

SUMITOMO BANK LEASING AND FINANCE, INC.


By:_____________________________________
   Its:_________________________________

Accepted and Agreed to the
______ day of October, 1996


HAMBRECHT & QUIST LLC


By:_____________________________
   Title:_______________________



NOVELLUS SYSTEMS, INC.


By:_____________________________
   Title:_______________________

                                    EXHIBIT A


                               SECURITY AGREEMENT

                                    EXHIBIT B


                                 DEFAULT NOTICE

[DATE]

Hambrecht & Quist LLC
One Bush Street
San Francisco, California 94104
Attn: Mr. Steven N. Machtinger

Re: Security Agreement dated October ____, 1996 (the "Security Agreement") between Novellus Systems, Inc. ("Lessee"), and Sumitomo Bank Leasing and Finance, Inc. ("Secured Party")


Ladies and Gentlemen:

The undersigned, as Secured Party under the Security Agreement, hereby gives you notice that an Event of Default as defined in the Lease (as defined in the Security Agreement) has occurred, and pursuant to Section 6 of the Letter Agreement among Lessee, Secured Party and you dated October _____, 1996, the Secured Party directs you to deliver the Collateral and other property listed on SCHEDULE A affixed hereto to the following address:

     [The undersigned must provide good delivery instructions to Custodian in appropriate detail.]

The undersigned certifies that the Collateral and other property are withdrawn from the Receiving Account in accordance with the terms and conditions of the Security Agreement to pay obligations due by the Lessee in connection with the Security Agreement.

Very truly yours,

SUMITOMO BANK LEASING AND FINANCE, INC.


By:_____________________________________
   Title:_______________________________

                                                                       EXHIBIT T
                                                                        TO LEASE
                                                              SECURITY AGREEMENT

                              [SECURITY AGREEMENT]

                                                                       EXHIBIT U
                                                                        TO LEASE
                                                                         LIST OF
                                                                REPORTS RECEIVED



6. ALTA Survey dated July 24, 1996, prepared by Kier & Wright Civil Engineers and Surveyors

7. Phase I Environmental Site Assessment Report dated July 23, 1996, prepared by SECOR International Incorporated

8. Phase II Site Investigation Report dated August 22, 1996, prepared by SECOR International Incorporated